   As filed with the Securities and Exchange Commission on September 10, 2002.


                                                      Registration No. 333-90666
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                 Amendment No. 2


                                       to

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              DIOMED HOLDINGS, INC.
                         (Name of small business issuer)

            Delaware                          3845                      84-140636
(State or Other Jurisdiction of   Primary Standard Industrial       (I.R.S. Employer
 Incorporation or Organization)   Classification Code Number)      Identification No.)


                                 One Dundee Park
                                Andover, MA 01810
                                 (978) 475-7771
          (Address and Telephone Number of Principal Executive Offices)

                                 ---------------
                                   Peter Klein
                      President and Chief Executive Officer
                                 One Dundee Park
                                Andover, MA 01810
                                 (978) 475-7771
            (Name, Address and Telephone Number of Agent for Service)

                                 ---------------
                                    Copy to:

                             William A. Newman, Esq.
                                McGuireWoods LLP
                               9 West 57th Street
                                   Suite 1620
                            New York, New York 10019
                                 (212) 548-2100

-------------------

     Approximate date of commencement of proposed sale to the public: From time to time as the selling stockholders may decide.

     If any of the securities being registered on this form are to be offered on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [_]

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 2002


                              DIOMED HOLDINGS, INC.

                                20,919,470 Shares
                                  Common Stock
                               ($0.001 par value)

                               ------------------

      All of the shares of the Company's common stock being offered by this prospectus, are being registered for resale by the selling stockholders. Those shares of Common Stock include: (i) 5,000,000 shares of Common Stock, (ii) 15,461,749 shares of Common Stock underlying the Company's Class A Convertible Preferred Stock, (iii) 121,924 shares of Common Stock underlying Warrants and
(iv) 335,797 shares of Common Stock underlying Options.

      We will not receive any of the proceeds from the sale of the shares by the selling stockholders. However, we may receive proceeds from the exercise of any outstanding Warrants and Options. We will pay all expenses of registration incurred in connection with this offering, but the selling stockholders will pay all of their selling commissions, brokerage fees and related expenses. We will indemnify the selling stockholders against some liabilities, including liabilities under the Securities Act.

      We believe that the selling stockholders will sell the shares from time to time in the open market, on the American Stock Exchange, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under "Plan of Distribution."


      Our Common Stock is traded on the American Stock Exchange under the symbol "DIO." On September 3, 2002, the closing price of the Common Stock was $0.69 per share.


                               ------------------

        Before making any investment in our securities, you should read and carefully consider risks described in the Risk Factors beginning on page 4 of this prospectus.

                               ------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                               September 10, 2002

                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----
SUMMARY ................................................................     1
RISK FACTORS ...........................................................     4
SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS ...........    14
RECENT DEVELOPMENTS ....................................................    14
USE OF PROCEEDS ........................................................    15
CAPITALIZATION .........................................................    16
DIVIDEND POLICY ........................................................    16
BUSINESS ...............................................................    16
DESCRIPTION OF PROPERTY ................................................    46
CERTAIN MARKET INFORMATION .............................................    47
DESCRIPTION OF SECURITIES ..............................................    48
MANAGEMENT .............................................................    52
EXECUTIVE COMPENSATION .................................................    54
RELATED TRANSACTIONS ...................................................    57
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .........    59
SELLING SECURITY HOLDERS ...............................................    61
PLAN OF DISTRIBUTION ...................................................    72
TRANSFER AGENT .........................................................    72
LEGAL MATTERS ..........................................................    72
EXPERTS ................................................................    72
WHERE YOU CAN FIND MORE INFORMATION ....................................    73
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS .............................   F-1

                                     SUMMARY

                                   The Company

      We specialize in developing and commercializing minimal and micro-invasive medical procedures that use our laser technologies and disposable products. Minimal and micro-invasive medical procedures typically result in reduced pain and scarring, shorter recovery periods and increased effectiveness compared to traditional surgical procedures. Most of the pain associated with traditional surgical procedures results from the slicing of the layers of skin and muscle tissue, which also takes time to heal. Doctors can reduce this problem by using minimal and micro-invasive procedures instead of traditional surgical treatments. We therefore believe that there will be increased interest and growth in minimal and micro-invasive procedures. Our objective is to participate in this growth by providing clinical applications using our lasers and disposable products that would allow physicians, clinics and hospitals to expand the use of minimal and micro-invasive techniques to treat their patients' medical conditions.

      In developing and marketing our products, we aim to obtain strong commercial advantages over our competitors by using proprietary technology, by gaining governmental approvals for our products' clinical applications in advance of our competitors and by negotiating exclusive commercial arrangements. To optimize our revenues, we focus on medical procedures that require the health care provider to own our equipment and also purchase our disposable products, such as optical fibers. Disposables are important to our business because they enable us to generate recurring revenue. We sell our products to hospital and office-based physicians, including specialists in vascular surgery, oncology, interventional-radiology, phlebology, gynecology and dermatology.

      We currently focus on two distinct product lines: photodynamic therapy (our PDT product line) for use in treating cancer and other diseases, and endovenous laser treatment (our EVLT(TM) product line) for use in treating varicose veins.

      Our principal executive offices are located at One Dundee Park, Andover, MA 01810, and our telephone number is (978) 475-7771.

                                  The Offering

       Common Stock offered by selling stockholders:
             Shares of Common Stock that are currently outstanding .....................   5,000,000 shares
             Common Stock issuable upon conversion of the Company's
                Convertible Preferred Stock that is currently outstanding ..............  15,461,749 shares
             Common Stock issuable upon conversion of the Company's
                Convertible Preferred Stock issuable upon the exercise of
                Warrants ...............................................................     121,924 shares
             Common stock issuable upon conversion of the Company's
                Convertible Preferred Stock issuable upon exercise of
                Options ................................................................     335,797 shares

       Total ...........................................................................  20,919,470 shares
       Common Stock to be outstanding after this offering ..............................  30,119,470 shares

Selling Stockholders ............... The selling stockholders are the holders of securities representing up to 20,919,470 shares of Common Stock which we are now registering for resale. The selling stockholders are the holders of the following securities:

                                     5,000,000 shares of Common Stock we sold in a private placement in February 2002.

                                     The 15,461,749 shares of Convertible
                                     Preferred Stock that convert into
                                     15,461,749 shares of our Common Stock on a one-for-one basis.

                                     Warrants to purchase up to 121,924 shares of Convertible Preferred Stock. These shares in turn convert into shares of our common stock on a one-for-one basis. 80,000 of these Warrants have an exercise price of $2.00 per share and the remaining 41,924 have an exercise price of $3.50 per share.

                                     Options to purchase up to 335,797 shares of Convertible Preferred Stock for an average exercise price of $5.09. These shares in turn convert into shares of our Common Stock on a one-for-one basis.

Restrictions on Conversion and
   Exercise ........................ The conversion of the Company's Convertible
                                     Preferred Stock, whether currently
                                     outstanding or issuable in the future upon exercise of Warrants and Options is subject to restrictions. Under these restrictions, the Convertible Preferred Stock converts into shares of our Common Stock over the two-year period ending on February 14, 2004, as described under "Description of Securities--Preferred Stock".

                                     The Warrants are currently exercisable.

                                     Of the Options, 150,000 become exercisable on a pro rata basis over the two-year period ending on April 16, 2004. The remaining 185,797 Options currently are exercisable.


Exclusion of Additional Options .... 30,119,470 shares of Common Stock will be outstanding after this offering, assuming the exercise of the above referred Options and Warrants. This number excludes 1,554,511 shares of Common Stock that underly options held by directors, employees and consultants, which are in addition to the 335,797 shares underlying Options that we are now registering.


American Stock Exchange Symbol ..... DIO

                             Summary Financial Data


     The following table summarizes the financial data for our business and includes our audited consolidated financial data for the years ended December 31, 2000 and 2001, and unaudited consolidated financial data for the six months ended June 30, 2001 and 2002. You should read the following information in conjunction with the consolidated financial statements and the related financial statement notes appearing elsewhere in this prospectus.



                                                                    Years ended            Six months ended
                                                                    December 31,                June 30,
                                                                    ------------                --------
                                                                 2000        2001          2001          2002
                                                                 ----        ----          ----          ----
                                                                     (audited)                 (unaudited)
                                                                     (in thousands, except per share data)
Statements of operations data
Revenues ..................................................... $  9,425   $  7,731       $  5,113       $  2,125
Cost of revenues .............................................    7,415      6,140          3,667          2,194
                                                               --------   --------       --------       --------
            Gross profit (loss) ..............................    2,010      1,591          1,446            (69)
                                                               --------   --------       --------       --------
Operating expenses:
      Research and development ...............................    1,271      1,216            765            383
      Selling and marketing ..................................    1,647      2,520          1,171          1,077
      General and administrative .............................    2,229      2,616          1,347          1,768
                                                               --------   --------       --------       --------
            Total operating expenses .........................    5,147      6,352          3,283          3,228
                                                               --------   --------       --------       --------
Loss from operations .........................................   (3,137)    (4,761)        (1,837)        (3,297)
Interest expense, net ........................................     (339)    (2,893)(1)     (2,831)(1)       (288)
                                                               --------   --------       --------       --------
Net loss .....................................................   (3,476)    (7,654)        (4,668)        (3,585)
Value ascribed to call option ................................       --       (423)(1)         --             --
                                                               --------   --------       --------       --------
Net loss applicable to common shareholders ................... $ (3,476)  $ (8,077)      $ (4,668)      $ (3,585)
                                                               ========   ========       ========       ========
Basic and diluted loss per share:(2) ......................... $  (0.82)  $  (0.96)      $  (0.61)      $  (0.28)
                                                               ========   ========       ========       ========
Basic and diluted weighted average number of common
shares outstanding used in per share calculations:(2) ........    4,246      8,407          7,645         12,992
                                                               ========   ========       ========       ========

                                                                                                    June 30, 2002
                                                                                                       Actual
                                                                                                       ------
                                                                                                   (in thousands)

Balance sheet data (unaudited)
Cash and cash equivalents ............................................................................. $  2,831
Working capital .......................................................................................    2,880
Total assets ..........................................................................................    8,448
Non-current liabilities ...............................................................................      954
Accumulated deficit ...................................................................................  (35,037)
Total stockholders' equity ............................................................................    4,066


------------

1) In March 2001, we completed a recapitalization of certain of our outstanding debt securities. As a result, we recognized $2,700,000 in noncash interest expense related to beneficial conversion features associated with the conversion of our 9% convertible loan notes into common stock. Also, as a result of the recapitalization, we recognized an additional beneficial conversion feature of $423,180 associated with a call option granted to certain investors in the issuance of Diomed's Series A preferred stock, originally issued in March 2001.

2) See footnote 3, "Net Loss per Share," in our Consolidated Financial Statements included in this prospectus.

                                  RISK FACTORS

     We are an emerging growth business that develops, manufactures and sells laser-based medical devices and related disposables in the United States and elsewhere in the world. We describe below certain risk factors that are associated with the nature of our business, our focus and our mission. If any of the following risks actually occur, they may adversely affect our business, the results of our operations, our cash flows or our ability to achieve our business objectives.

Our business has not been profitable in the past. We may need additional funds to continue our operations in the future. If we do not create internal cash flow or obtain additional funding, we could be forced to reduce or cease operations.

     We will need additional resources to fund the growth, acquisitions and working capital that our business plan envisions. The timing and amount of our future capital requirements will depend on many factors, including:

     .    the scope and results of preclinical studies and clinical trials;

     .    the time and costs involved in obtaining regulatory approvals;

     . the costs involved in preparing, filing, prosecuting, maintaining and enforcing our patents;

     .    the costs involved in any potential litigation;

     .    competing technological and market developments;

     .    our ability to establish additional collaborations;

     .    changes in existing collaborations;

     .    our dependence on others for development of our potential products;

     .    the cost of manufacturing, marketing and distribution; and

     .    the effectiveness of our activities.


     We anticipate that we will have sufficient cash or access to additional funding sources to fund operations through December 2002, primarily in reliance on the proceeds of the February 2002 private placement financing related to the merger of a wholly-owned subsidiary of the Company with Diomed, referred to in this prospectus as the "Diomed Merger," and depending on the Company's ability to achieve its business plans pertaining to the commercial success of EVLT(TM) now that we have obtained FDA clearance. In addition, we anticipate seeking an international banking relationship to support the anticipated commercial success of EVLT(TM). If we are unable to achieve our business plans, we may need to continue to rely on external sources of financing to meet our cash needs for future acquisitions and internal expansion. Additional financing, through subsequent public offerings or private offerings of equity or debt financings, may not, however, be available on acceptable terms or at all. Our inability to obtain additional financing would cause us to reduce or cease operations because we would not be able to fund the development of our applications so that they may be commercialized and, thus, become profitable.


We have a history of significant operating losses. We may not ever achieve or maintain profitability.


     We have incurred significant operating losses since our inception, and as of June 30, 2002, we have accumulated operating losses of approximately $35.0 million. We may continue to incur significant operating losses over the next few years, depending largely upon the commercial success of EVLT(TM). We will need to earn revenues in excess of our losses to become profitable and we may be unable to do so. If we do not become profitable, the value of our Common Stock may decline.


     Our operating losses may increase as we continue to incur increasing costs for research and development, regulatory, sales and marketing, manufacturing and general corporate activities. Our ability to achieve profitability depends upon our ability, alone or with others, to successfully complete the development of our proposed applications, obtain required regulatory clearances and sell our products at profitable prices.

We may need to expand our existing manufacturing and marketing capabilities.

     Our marketing, distribution and sales capabilities, or our current or future arrangements with third parties for these activities, may not be adequate for the successful commercialization of our products.

     To be successful, we must manufacture our products in commercial quantities and at acceptable costs as per the requirements of current Good Manufacturing Practices, known as "GMPs," of the FDA, and the applicable standards of other regulators. We currently have the capacity to manufacture products at certain commercial levels within existing GMPs. Future regulatory clearances by the FDA and other regulatory agencies could result in the need to expand manufacturing operations. If we expand our manufacturing capabilities, we would need to spend substantial funds, hire and retain significant additional personnel and comply with extensive regulations. If we are not able to expand our manufacturing capabilities, or are unable to continue to comply with GMPs, our ability to grow and to maintain our competitiveness may be significantly hindered.

We rely on our agreements with our suppliers. If we fail to maintain or establish these agreements, we may not be able to obtain materials that are necessary to develop our products and their applications.

     We depend on outside suppliers for certain raw materials and other components for our products. During 2001, our principal supplier of diodes which we use to manufacture our laser products was HPD, and our principal suppliers of materials we use to manufacture fibers were Pioneer, Inc. and Laser Peripherals. During 2002, we replaced HPD with Laser Diodes, Inc., which now serves our diode supply needs. Raw materials or components that we need may not always be available at our standards or on acceptable terms, if at all, and we may be unable to get alternative suppliers or produce needed materials or components on our own. If we cannot obtain these raw materials and/or components, we may be unable to produce our products in sufficient quantities to meet our customers' needs. We may also be unable to develop new products and applications and conduct clinical trials. This will, in turn, hinder our ability to obtain regulatory approval of these applications, thereby impairing our ability to expand our markets or create products for new treatments.

There are substantial concerns regarding safety and health in the U.S. medical products industry. We may not have adequate protection against product liability or recall, and we may have to pay a significant amount of money on liability claims or recalls.

     Testing, manufacturing, and selling medical products and applications entails significant inherent, industry-wide risks of allegations of product liability. The use of our products in clinical trials and the sale of our products may expose us to liability claims of patients or others who use our products in connection with clinical trials or sales of treatments offered by our customers. We currently carry insurance against these risks in an amount we believe to be adequate.

     A successful product liability claim could materially adversely affect our cash flows and our ability to meet the costs of developing our products and their clinical applications. Defense of these claims could also entail significant expense and divert the attention of our management and personnel from other activities.

If we are unable to protect our intellectual property and proprietary rights, our business could be adversely affected.

     We rely on a combination of patents, licenses, trade secrets and know-how to establish and protect our proprietary rights to our technologies and products. As of June 7, 2002, we held 21 patents in the U.S. and foreign countries. We currently have patents for the following inventions we use in our laser devices and systems:

     .   solid state laser diode light source;
     .   high power light source;
     .   peltier-cooled apparatus;
     .   methods for dermatological treatment; and
     .   medical spacing guide.

     These patents expire at various times from 2011 to 2018.

     In the second quarter of 2002 we determined that one historical invention was no longer necessary in our business and that certain country-specific patent registrations were no longer necessary in our business. As a result we abandoned patent registrations relating to these inventions in the United States and abroad resulting in an aggregate reduction of 22 patents.

     We cannot guarantee that the steps we have taken or will take to protect our proprietary rights will be adequate to deter misappropriation of our intellectual property. In addition to seeking formal patent protection whenever possible, we attempt to protect our proprietary rights and trade secrets by entering into confidentiality and non-compete agreements with employees, consultants and third parties with which we do business. However, these agreements can be breached and if they are, there may not be an adequate remedy available to us and we may be unable to prevent the unauthorized disclosure or use of our technical knowledge, practices or procedures. If our trade secrets become known, we may lose our competitive advantage.

     In addition, we may not be able to detect unauthorized use of our intellectual property and take appropriate steps to enforce our rights. If third parties infringe or misappropriate our patents or other proprietary rights, our business could be seriously harmed. We may be required to spend significant resources to monitor our intellectual property rights, we may not be able to detect infringement of these rights and may lose our competitive advantages associated with our intellectual property rights before we do so. In addition, competitors may design around our technology or develop competing technologies that do not infringe on our proprietary rights.

We may be subject to intellectual property claims, which could be costly and time consuming and could divert our management and key personnel from our business operations.

     While we do not believe that any of our products infringe the intellectual property of third parties, we may be unaware of intellectual property rights of others that may be used in our technology and products. Third parties may claim that we are infringing their intellectual property rights. Third parties may also claim that our patents have been improperly granted and may seek to invalidate our existing or future patents. Although we do not believe that any of our active patents should be subject to invalidation, if any claim for invalidation prevailed, the result could be greatly expanded opportunities for third parties to manufacture and sell products which compete with our products. Litigation or other challenges regarding our patents or other intellectual property could be costly and time consuming and could divert our management and key personnel from our business operations. Claims of intellectual property infringement might also require us to enter into costly royalty or license agreements. However, we may not be able to obtain these agreements on terms acceptable to us, or at all. We also may be subject to significant damages or injunctions against development and sale of our products. Infringement claims, even if not substantiated and unsuccessful, could result in significant legal and other costs and may be a distraction to management.

We license some of the technology we use from third parties, and we may lose our rights to use some or all of this technology.

     The termination of licenses we now have for some of the technology we use could enable competitors to offer products similar to ours, which would reduce our competitive advantage. We currently have two technology licenses that are material to our business. The first is a non-exclusive license for patented process technology that physicians use when performing EVLT(TM) procedures. This license is royalty free and perpetual for the term of the patent governing this technology. The licensor has agreed not to license this process technology to third parties if we do not breach our obligations under the license. The second is a sublicense for patented technology we currently use in our OPTIGUIDE(R) fiber optic diffuser. Our sublicense for this technology is non-exclusive, but the licensor is subject to a non-competition agreement that prohibits the license of the technology to any third party for a period of three years. The term of this sublicense is for the term of the primary exclusive license from the patent owner to our licensor, which is perpetual for the term of the patent. See "Business - Patents, Trademarks and Proprietary Technology" for more information regarding these licenses.

     These two licenses and others that we hold may be terminated or restricted by the licensors if we fail to perform or comply with material terms of the license agreement, such as failing to make royalty payments, or in the case of the sublicense, meet minimum sales quotas. The termination of these licenses could have a material adverse effect on our business because we may not have access to items we need to sell our products. If that occurs, we may need to find alternative sources for the licensed technology, and we may be unable to do so on reasonable terms, if at all. Additionally, after termination of a license, or if restrictions on licensing to third parties lapse, the licensor could grant licenses to our competitors to use the licensed technology.

We may not be able to attract and retain key personnel and consultants. If we fail to do so, we may not be able to develop our applications.

     Our success depends in large part on our ability to attract and retain highly qualified management and other personnel. We depend upon the principal members of our management team, key employees, staff and consultants that we engage from time to time. Competition for this talent is intense, and we may not be able to continue to attract and retain this talent. The success of our business will depend in part on the skill of our managers and other professional personnel. If we are unable to attract and retain skilled personnel, our business will suffer. The flow of our operations may also be disrupted by personnel changes and hiring and training new personnel will entail costs and divert our resources and attention from revenue-generating efforts. Furthermore, our consultants may be affiliated with or employed by other parties, and some have consulting or other advisory arrangements with other entities that may conflict or compete with their obligations to us. Inventions or processes discovered by these persons will not necessarily become our property. If we are unable to find alternative talent, we will not be in a position to avoid or negotiate against these conditions.

We may suffer losses or encounter other problems as a result of future business combinations and alliances.

     . We may expand our operations and market presence by entering into business combinations, joint ventures, co-branding or other strategic alliances with other companies. These transactions create risks, such as:

     . difficulty in assimilating the operations, technology and personnel of the combined companies;

     . the disruption or our ongoing business, including loss of management focus on existing businesses and other market developments;

     .    problems retaining key technical and managerial personnel;

     . expenses associated with the amortization of goodwill and other purchased intangible assets;

     .    additional operating losses and expenses of acquired businesses; and

     . impairment of relationships with existing employees, customers and business partners; and, additional losses from any equity investments we might make or the assumption of liabilities from third parties that we combine with.

     We may not succeed in addressing these risks, and we may not be able to make business combinations and strategic investments on terms that are acceptable to us. In addition, any business we may acquire may incur operating losses.

We are subject to uncertainties regarding health care reimbursement and reform. If our products and their applications are not routinely covered by medical insurance, then we may be unable to achieve market acceptance or generate revenues.

     Various health care providers and third party payors may refuse to cover our products and/or their particular medical applications. If the patients who use our treatments do not obtain coverage, patient demand for our applications may decrease and as a result physicians may not purchase our products. Our ability to commercialize our products successfully depends, in part, on the extent to which third parties make reimbursement available for these products and related treatments. These third parties include collaborative partners, government health administration authorities, private health insurers, managed care entities and other organizations. Increasingly, these payors are challenging the price of medical products and services and establishing protocols and formularies, which effectively limit physicians' ability to select products and procedures. Uncertainty exists as to the reimbursement status of health care products, especially innovative technologies. Additionally, reimbursement coverage, if available, may not be adequate for us to achieve market acceptance of our products or to maintain price levels sufficient for us to realize an appropriate return on our products.

     We believe that, if the treating physician is knowledgeable about the reimbursement system and obtains preapproval, then typically health insurance payors will reimburse patients for PDT and EVLT(TM) procedures. However, we have formed this view based on a limited amount of experience, in particular with respect to EVLT(TM) which received FDA clearance only in January 2002. Payors may also decide not to continue covering our products or the applications of our products. Payors may also impose more onerous reimbursement procedures that have the effect of reducing the rates of reimbursement, the amount reimbursed or both.

     Further, our strategy depends on our collaborative partners, for example, a drug company that uses our lasers in connection with its drug for a PDT application. As a result, our ability to commercialize our products may be hindered if cost control initiatives such as reducing reimbursement rates or amounts adversely affect our collaborators or the clinical applications they market or are seeking to develop.

Failure to obtain product approvals or comply with ongoing governmental regulations could adversely affect our ability to market and sell our clinical applications and could result in negative cash flows.

     We have been successful in receiving the clearances for the products listed below along with their indications for use:

                    Product                      Indication for Use
                    -------                      ------------------

          EVLT(TM) kit and D15 plus       Closure of the greater saphenous
                                          vein with reflux of the thigh

          Diomed 15 plus and 30 plus      Open and endoscopic surgical
                                          procedures in fields such as
                                          urology, gastroenterology,
                                          gynecology and neurosurgery;
                                          applications include treatment
                                          of vascular lesions and
                                          pigmented lesions

          Diomed 630 PDT                  Combination PMA for Photofirn
                                          used in palliation of esophageal
                                          cancer and endobronchial
                                          non-small cell lung cancer

     The production and marketing of our products and our ongoing research and development, preclinical studies and clinical trial activities are subject to extensive regulation and review by numerous governmental authorities in the United States, including the FDA, and in other countries. Before we can market them, most medical devices that we develop, and all of the drugs we use in conjunction with those devices, must undergo rigorous preclinical studies and clinical trials and clear an extensive regulatory approval process administered by the FDA and comparable foreign authorities. These processes involve substantial costs and can often take many years. As a result of the required up front costs for regulatory approval and relatively long time between developing a product and being able to sell it and generate revenue, we may incur negative cash flows. Regulations provide that failure to comply with the applicable requirements can, among other things, result in non-approval, suspensions of regulatory approvals, fines, product seizures and recalls, operating restrictions, injunctions and criminal prosecution. We have limited experience in performing regulatory activities, we have limited resources available for handling regulatory matters, and we rely on our collaborative partners and outside consultants to assist us with our regulatory needs.

     We assemble and submit to the FDA new indications of use as we determine new clinical applications for our products. To date, the FDA has granted to us conditional approval for an Investigational Device Exemption to expand EVLT(TM) uses, our portion of a PMA Supplement for a new PDT use and expansion of the surgical diode laser's indication for use. However, we or our collaborative partners may be unable to satisfy the conditions imposed by the FDA.


     Our most recent FDA clearance relates to the EVLT(TM) procedure, which the FDA granted in January 2002. Currently a combination preliminary market application for a new PDT treatment is pending before the FDA. Our collaborator, Axcan Pharma, filed the application. The application is under review for a new indication for use of our existing PDT product. The FDA recently advised us that the premarket approval application is sufficiently complete to permit a substantive review and therefore accepted for filing. As this is a new indication, we expect that we will not need to modify our laser or our delivery system. In addition, we continue to review the components of our disposable kits and lasers to obtain the lowest cost and improved performance. We require regulatory approval when a change may affect the safety or efficacy of a product. We believe that we have not reached this threshold in our program and are not now required to submit an application to the FDA for any changes we have made to our previously reviewed products. In the future, however, we may decide to alter certain disposables or lasers in a manner such that the FDA or other applicable regulator outside the U.S. will review and approve the change.

     We are also subject to the Radiation Control for Health and Safety Act with laser radiation safety regulations administered by the Center for Devices and Radiological Health of the FDA. We may be subject to fines or other penalties for failure to comply with these regulations. See the "Business" section under the heading "Government Approval."


     We may not be able to keep up with rapid changes in the medical devices industry. As a result, some or all of our products could become obsolete. Competing products and technologies may also make some or all of our programs or potential products noncompetitive or obsolete.

     Our industry is subject to rapid, unpredictable and significant technological change. Competition is intense. Well-known pharmaceutical and medical device companies are marketing well-established therapies for the treatment of cancer and other diseases. Doctors may prefer familiar methods that they are comfortable using rather than try our products. Therefore, we may be unable to meet our sales goals. Many companies are also seeking to develop new products and technologies for medical conditions for which we and our collaborative partners are developing treatments. Our competitors may succeed in developing products that are safer or more effective than ours and in obtaining regulatory approval for future products before we do. As a result, we may not be able to recoup our costs in developing these products. We anticipate that we will face increased competition as new companies enter our markets and as the scientific development of the treatments we focus on evolves.

Since technology in our industry is constantly changing, we face technological uncertainty and are at a competitive disadvantage.

     We are a relatively new enterprise and are engaged in the development of novel therapeutic technologies, such as PDT and EVLT(TM). As a result, our resources are limited and we may experience technical challenges inherent in such novel technologies. Many of our competitors have substantially greater financial, technical and human resources than we do, and may also have substantially greater experience in developing products, conducting preclinical studies or clinical trials, obtaining regulatory approvals and manufacturing and marketing. Further, our competitive position could be materially adversely affected if our competitors or other third parties establish patent protection, because we may have to pursue alternate means of developing our products. Existing competitors or other companies may succeed in developing technologies and products that are safer, more effective or more affordable than those that we develop.

Since the majority of our revenues to date have come from international sales, events affecting international commerce may adversely affect our future international sales, future revenues and our products' future profitability.

     International revenues accounted for approximately 67% of our total revenues in 2000 and 51% of our total revenues in 2001. Our key international markets are the European Union, Japan, Australia, Korea and Canada. Outside of the European Union, we must obtain country-by-country approval to import our products. Fluctuations in currency exchange rates may negatively affect our ability to compete in terms of price against products denominated in local currencies. Our international sales are made through international distributors and their wholly-owned subsidiaries with payments to us typically denominated in the local currencies of the United Kingdom and Europe and in U.S. dollars in the rest of the world.

Business interruptions could keep us from developing our products' clinical applications and increasing our revenues.

     Natural or man-made disasters, such as fires, earthquakes, power losses, telecommunications failures, terrorist attacks, military operations and other events beyond our control may interrupt our operations. We do not have a detailed disaster recovery plan. In addition, we may not carry sufficient business interruption insurance to compensate us for losses that may occur and any losses or damages we incur could have a material adverse effect on our cash flows and success as an overall business.

Risks arising from federal prosecution of Arthur Andersen LLP, our former independent accountants.

     In June 2002, our former independent accountants, Arthur Andersen LLP, were found guilty of certain federal obstruction of justice charges arising from the government's investigation of Enron Corp. This conviction could adversely affect us in that the ruling against Arthur Andersen is likely to impair its ability to satisfy any claims arising from the provision of auditing services to us and also may impede our access to the capital markets after completion of this offering.


     Arthur Andersen audited our financial statements included in this prospectus for the years ended December 31, 2000 and 2001. The Securities and Exchange Commission, or "SEC," stated that it will continue accepting financial statements audited by Arthur Andersen so long as Arthur Andersen is able to make specified representations to its clients in connection with these financial statements It is possible that events arising out of the prosecution of Arthur Andersen may adversely affect its ability to satisfy any claims arising from its provision of auditing services to us, including claims that may arise out of Arthur Andersen's audit of our financial statements included in this prospectus.

     Should we seek to access the public capital markets after we complete this offering, SEC rules will require us to include or incorporate by reference in any prospectus two years of audited financial statements. The SEC's current rules would require us to present audited financial statements for one or more fiscal years audited by Arthur Andersen and obtain their consent and representations until our audited financial statements for the fiscal year ending December 31, 2003 become available in the first quarter of 2004. If prior to that time the SEC ceases accepting financial statements audited by Arthur Andersen or if Arthur Andersen becomes unable to provide its consent or make the representations to us required by the SEC, it is possible that our available audited financial statements for the years ended December 31, 2000 and 2001 audited by Arthur Andersen might not satisfy the SEC's requirements. While the SEC currently permits companies to include audited financial statements prepared by Arthur Andersen without including Arthur Andersen's consent if the company is unable to obtain such consent despite making reasonable efforts, there can be no assurances that the SEC will continue this policy. In that case, we would be unable to access the public capital markets unless another independent accounting firm is able to audit the financial statements originally audited by Arthur Andersen. Any delay or inability to access the public capital markets caused by these circumstances could increase our financing costs or cause us to miss attractive market opportunities.


     In connection with the filing of the registration statement of which this prospectus is a part, we used reasonable efforts to obtain the current consent of Arthur Andersen to the inclusion of our available audited financial statements for the years ended December 31, 2000 and 2001. We were informed by Arthur Andersen that it was unable to provide such consent. As a result, we have filed such financial statements in the manner provided for under current SEC guidelines. Accordingly, you will not be able to sue Arthur Andersen pursuant to
Section 11(a)(4) of the Securities Act, and therefore your right of recovery under that section may be limited as a result of the lack of consent.


                                       ***

     The following risks relate principally to our commercialization of our current and future products and their clinical applications:

Some of our products, such as EVLT(TM), may never be successfully commercialized, and, therefore, these product lines may never become profitable or allow us to recoup expenses incurred in their development.

      We must be able to effectively develop, market and sell our products in order to make a profit. Commercialization depends upon:

      . successfully completing development efforts or those of our collaborative partners, including finding new clinical applications for our existing products;

      .    obtaining the required regulatory approvals;

      . manufacturing our products at an acceptable cost and with appropriate quality;

      .    favorable acceptance of any products marketed; and

      . successful marketing and sales efforts by our partner(s) and ourselves.

      We may not successfully achieve some or all of these goals, and if so, our business and our financial condition would be adversely affected because our revenue and profitability would be. The time frame necessary to achieve these goals for any individual clinical application is uncertain. Most applications will require clinical studies and clinical trials and all will require regulatory approval prior to commercialization. The likelihood of our success must be considered in light of these and other problems, expenses, difficulties, complications and delays that may arise.

PDT applications may not successfully complete the clinical trials process, and we may not be able to prove that the methods of treatment are safe and effective.

      Although some PDT applications are currently approved and utilized, we will rely on approval of additional PDT applications for a portion of our future growth. Some of the PDT drugs, optical fiber and laser devices that we and our collaborative partners are currently developing require extensive preclinical studies and clinical trials prior to regulatory approval. Many methods of treatment using PDT have not completed testing for efficacy or safety in humans. We may be unable to obtain regulatory approval for these applications.

      The failure to adequately demonstrate the safety and efficacy of a particular PDT product or application could delay or prevent regulatory clearance of the potential product and would materially harm our business in that our ability to market and sell our products for these applications will be postponed or prevented.

Our applications may induce adverse side effects that prevent their widespread adoption or that necessitate withdrawal from the market.

      Photodynamic therapy drugs, fibers and laser devices may induce undesirable and unintended side effects that may prevent or limit their commercial adoption and use. One such side effect may be a period of photosensitivity to bright light for a certain period of time after receiving PDT treatment. This period of photosensitivity typically declines over time. Currently, this photosensitivity is being explored and evaluated in clinical trials. Even after the FDA and other regulatory authorities grant us their approvals, our products may later induce unanticipated adverse side effects that prevent widespread use or necessitate withdrawal from the market. The manifestation of such side effects could cause our business to suffer because we may not be able to recover the costs we have incurred in developing these applications, and additionally, could create products liability issues for us.

Market acceptance of our products or their uses is uncertain. Failure to achieve market acceptance will harm our business' overall chances for profitability.

      Even if regulators approve our products for marketing, our products may not achieve market acceptance. Our revenues would suffer as a result. The degree of market acceptance will depend upon a number of factors, including:

      . the establishment and demonstration in the medical community of the safety and efficacy of our clinical applications and their potential advantages over existing applications;

      . the pricing and reimbursement policies of government and third-party payors, such as insurance companies, health maintenance organizations and other plan administrators; and

      . the general willingness of physicians, patients, payors or the medical community to accept, utilize or recommend any of our applications.

      In particular, since most PDT treatments still are in clinical trials, there is no long-term safety or efficacy data available. The medical profession may, therefore, prefer to prescribe conventional therapies, such as surgery, chemotherapy and radiation.

      If our products and clinical applications are not accepted due to these or other factors, our business will not develop as planned and may be harmed.


If we are unable to successfully maintain our relationships with photodynamic therapy drug companies and establish collaborative and licensing arrangements, we may be unable to develop our products and applications. Because our products' applications are dependent on our collaborative partners' obtaining FDA clearance, the applications may never become marketable, our revenues may be adversely affected.

      We enter into collaborative relationships with PDT drug companies for research and development, preclinical studies and clinical trials, manufacturing, sales and distribution of our products and applications. Currently we have collaborative arrangements with Axcan Pharma, DUSA, Pharmacyclics, Photocure and QLT. Each of these arrangements is strategic to us because our applications and related submissions to the FDA for PDT procedures requires the involvement of one of these collaborators due to the combination of our and their technology for PDT procedures. Our collaborative partners use our technology to activate the drug for which they are seeking FDA clearance for the drug/laser/fiber combination. As we are not in a position to influence the outcome of the medical trials involved in obtaining FDA clearance, we are wholly dependent upon our collaborative partners success in these medical trials and in completing the FDA clearance process. See "Business Strategy - 3. Strategic partnerships to enhance customer reach" for more information. Our current and future collaborations are important to us because they allow us access to research, development or testing resources that we would otherwise not have. We intend to continue to rely on these kinds of arrangements.


      Some of the risks and uncertainties related to our reliance on collaborations are:

      . we may not be able to negotiate acceptable collaborative arrangements, including those based upon existing agreements;

      . our future or existing collaborative arrangements may not result in products that we can market and sell;

      .   our collaborative relationships may restrict us;

      . our collaborative partners may be free to pursue alternative technologies or products either on their own or with others, including our competitors, for the medical problems that our applications and products target;

      . our collaborative partners may fail to fulfill their contractual obligations to us or terminate their relationships o with us, in which event we may be required to seek other collaborative partners, or expend substantial resources to pursue these activities independently, and these efforts may not be successful; and

      . we may not be able to manage, interact and coordinate our timelines and objectives with our collaborative partners successfully.

                                       ***

      The following risks relate principally to our Common Stock and its market value:

Our Common Stock could be subject to substantial price and volume fluctuations due to a number of factors, many of which will be beyond our control, and those fluctuations may prevent our stockholders from reselling our Common Stock at a profit.


      The securities markets have experienced extreme price and volume fluctuations recently and the market prices of the securities of emerging companies and technology-oriented companies have been especially volatile. For instance, the market price of our Common Stock fluctuated from a high of $9.00 to a low of $0.55 during the period from February 19 to September 3, 2002, and our trading volume fluctuated from 734,500 to 1,500 during this period. See "Certain Market Information" for additional historical information. This market volatility, as well as general economic or political conditions, could reduce the market price of our Common Stock regardless of our operating performance. In addition, our operating results could be below the expectations of investment analysts and investors and, in response, the market price of our Common Stock may decrease significantly. In the past, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. If we were the subject of securities class action litigation, it could result in substantial costs, liabilities and a diversion of management's attention and resources.


Our Common Stock has only been publicly traded for a short time, and we expect that the price of our Common Stock could fluctuate substantially.

      Until shortly after the Diomed Merger, there was not any significant public market for our Common Stock. On February 22, 2002, shares of our Common Stock became listed for trading on the American Stock Exchange. Nevertheless, we may be unable to maintain an active public trading market for our Common Stock. We cannot be certain that the AMEX will maintain our listing if we fall below its listing qualifications. If our shares are not listed on the AMEX, our shares are likely to be quoted on the Over-the-Counter Bulletin Board of the National Association of Securities Dealers, where they have previously been quoted, but where there may be less trading of our shares.

      The market price for our Common Stock will be affected by a number of factors, including:

      . our announcements of new products or new clinical applications for our products;

      . our competitors' announcements of new products or new clinical applications;

      .   quarterly variations in our or our competitors' results of operations;

      . changes in earnings estimates, recommendations by securities analysts or our failure to achieve analysts' earning estimates;

      .   developments in our industry;

      . the number of shares of our Common Stock that are available for trading in the markets at any given time; and

      . general market conditions and other factors, including factors unrelated to our or our competitors' operating performance.

      In addition, the stock prices of many companies in both the medical device and medical services industries have experienced wide fluctuations, often unrelated to the operating performance of those companies. These factors and industry price fluctuations may materially and adversely affect the market price of our Common Stock.

Sales of our stock by stockholders prior to the Diomed Merger may have a potential impact on us.

      Prior to the Diomed Merger, there was both public and private trading in the shares of Natexco Corporation, which became Diomed Holdings in the merger that we completed in February 2002. Although no buyers or sellers in those transactions have asserted any claims against us, we cannot be certain that those buyers or sellers will not assert claims arising out of their purchases and sales of shares, and we cannot predict whether those claims will involve us. To the extent that we are involved, this may entail expense and diversion of management's attention, and if we are found to be have done something improper, then we may have financial liability, or we may be required to issue additional shares of stock or take other corrective action.

Our directors, executive officers and principal stockholders have significant voting power.

      Our officers, directors, and principal stockholders holding more than 5% of our Common Stock, together control approximately 29% of our voting stock. As a result, if they act together, these stockholders, may be able to control the management and affairs of our company. These stockholders' interests may vary from yours. This concentration of ownership may also delay or prevent a change in control and might adversely affect the market price of our Common Stock. Therefore, concentration of ownership may not be in the best interest of our other stockholders.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our stock.

      We have never paid cash dividends on our stock and do not anticipate paying cash dividends on our stock in the foreseeable future. The payment of dividends on our stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent that our stock price appreciates, and if the price of our stock does not appreciate, then there will be a negative return on investment.

A sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

      If our stockholders sell substantial amounts of our Common Stock in the public market, including shares issued upon the exercise of outstanding Options or Warrants, the market price of our Common Stock could fall. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

      All of the shares of Convertible Preferred Stock which are convertible into the shares of our Common Stock that are covered by this prospectus convert automatically over a period of time, without any action by the holder or the Company, at the times and amounts described under "Description of Securities - Preferred Stock." In addition, our board of directors has discretion to vary the conversion schedule as described under "Description of Securities - Preferred Stock."


      Certain of the members of our board of directors beneficially own shares of Convertible Preferred Stock. Those members are Sam Belzberg, James Arkoosh, Peter Norris, Peter Klein, Geoffrey Jenkins and A. Kim Campbell who, as of September 3, 2002, beneficially own 1,031,249, 156,750, 82,766, 151,579, 25,000 and 12,500 shares of Convertible Preferred Shares, respectively. Additionally, as of September 3, 2002, Mr. Ajmal Khan, through his ownership of Verus Investments Holdings, Inc. and Verus International Group Limited, beneficially owns 4,417,826 shares of Convertible Preferred Stock or 14.7% of the Company; and until June 30, 2002, our chairman, James Arkoosh, was the chief operating officer and chief financial officer of Verus International Group Limited and its affiliate, Verus Support Services Inc. Mark Belzberg, through his ownership of Winton Capital Holdings, Ltd., beneficially owns 2,785,000 shares of Convertible Preferred Stock or 9.3% of the Company. See "Security Ownership of Certain Beneficial Owners and Management." Mark Belzberg, the owner of Winton Capital, is the son of Sam Belzberg, one of our directors. Due to these ownership positions and relationships potential conflicts of interest issues may arise in connection with the board's determination to take actions with respect to the Convertible Preferred Stock. It is expected that any member of the board that has an actual conflict of interest will recuse his or herself from participating in any discussions relating to or voting on any such action relating to the Convertible Preferred Stock.


      In addition to the registration of shares of Common Stock for resale hereunder, the Company has agreed to file, 45 days after the effectiveness of the registration statement, of which this prospectus is a part, a second registration statement that will cover the 1,789,370 shares of its Common Stock issuable upon conversion of all shares of Convertible Preferred Stock that are issuable upon the exercise of Diomed options that the Company assumed as part of the Diomed Merger and assumed as part of the migratory merger under Nevada and Delaware law of the Company with and into Diomed Holdings (Delaware), Inc., a wholly-owned subsidiary of the Company incorporated in Delaware, referred to in this prospectus as the "Migratory Merger." If the registration statement of which this prospectus is a part does not become effective, the SEC's Rule 144 will govern resale of the shares issued by the Company and, in general, stockholders will be able to sell their shares subject to the volume and manner of sale limitations of Rule 144, beginning one year after the stockholders have acquired the Company's shares.

Potential dilution caused by currently outstanding stock options, and Warrants may reduce the market price of our Common Stock.

      As we issue more shares of Common Stock, the proportion of our equity that each share represents will decrease. As a result, the economic value of each share of our Common Stock may decrease, and the market price of our Common Stock may also decrease, unless the marketplace has already taken the issuance of these additional shares into account. As of the date of this prospectus, the following securities are outstanding:


      . Options which may be exercised for approximately 1,795,000 shares of Common Stock (including 335,797 shares of Common Stock we are registering under the registration statement of which this prospectus is a part); and


      .   Warrants to purchase approximately 122,000 shares of Common Stock.


These securities represent approximately 1.9 million shares of Common Stock, which is approximately 7% of our currently-outstanding capital stock. To the extent that we issue Common Stock due to the exercise of the Options and Warrants these additional shares will dilute our currently outstanding Common Stock.


      Moreover, we may in the future issue additional shares of Common Stock or securities that are convertible into or exercisable or exchangeable for Common Stock. For example, we may issue these securities under our incentive stock option plans, to raise capital, to satisfy indebtedness or for other reasons. Issuance of additional securities will have a further dilutive effect, and may cause lower trading prices for our Common Stock.

Our charter and bylaws contain provisions that may prevent transactions that could be beneficial to stockholders.

      Our charter and bylaws restrict certain actions by our stockholders and require greater than majority votes for certain actions. For example:

      . Only our board of directors or the chairman of the board can call special meetings of stockholders.

      . Stockholders must give advance notice to the secretary of any nominations for director or other business to be brought by stockholders at any stockholders' meeting.

      . Our board of directors has the authority to issue up to 2,000,000 additional shares of preferred stock, in addition to the 18,000,000 shares of Convertible Preferred Stock currently authorized. Our board of directors can fix the price, rights, preferences and privileges of the preferred stock without any further vote or action by our stockholders. These rights, preferences and privileges may be senior to those of the holders of our Common Stock.

      These and other provisions of our charter, the certificate of designation setting forth the terms of our Convertible Preferred Stock and our bylaws, as well as certain provisions of Delaware law, could prevent changes in our management and discourage, delay or prevent a merger, tender offer or proxy contest, even if the events could be beneficial to our stockholders. These provisions could also limit the price that investors might be willing to pay for our stock because these provisions may limit their rights and, thus, make an investment in our stock appear less attractive.

          SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

      Some statements in this prospectus under the caption "Risk Factors," and elsewhere may constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations are discussed in "Risk Factors" and in our filings with the SEC.

      When used in our documents or presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements. We qualify any such forward-looking statements entirely by these cautionary factors.

                               RECENT DEVELOPMENTS

Migratory Merger

      In April 2002, the board of directors of the Company determined that it was in the best interests of the Company and its stockholders for the Company to change its state of incorporation from Nevada to Delaware. On May 13, 2002, we completed the reincorporation by way of a migratory merger under Nevada and Delaware law of the Company with and into a wholly-owned subsidiary of the Company incorporated in Delaware that we created for purposes of achieving the reincorporation. In the migratory merger we converted each share of Common Stock of the Nevada corporation into one share of the Delaware corporation, and we converted each share of Class A Convertible Preferred Stock into four shares of Diomed Holdings' Convertible Preferred Stock, and reduced the number of votes to which each holder of each of these shares of Class A Convertible Preferred Stock was entitled to exercise from four to one. As a result, shares of our Common Stock and our Convertible Preferred Stock now each have one vote. The surviving Delaware corporation also assumed the obligations of the former Nevada corporation with respect to outstanding Options and Warrants.


Arthur Andersen

      In June 2002, our former independent accountants, Arthur Andersen, were found guilty of certain federal obstruction of justice charges arising from the government's investigation of Enron Corp. This conviction could adversely affect us in that the ruling against Arthur Andersen is likely to impair its ability to satisfy any claims arising from the provision of auditing services to us and also may impede our access to the capital markets for future offerings.

      While the SEC currently permits companies to include audited financial statements prepared by Arthur Andersen without including Arthur Andersen's consent if the company is unable to obtain such consent despite making reasonable efforts, there can be no assurances that the SEC will continue this policy. In that case, we would be unable to access the public capital markets unless another independent accounting firm is able to audit the financial statements originally audited by Arthur Andersen. Any delay or inability to access the public capital markets caused by these circumstances could increase our financing costs or cause us to miss attractive market opportunities.

      On August 5, 2002, our Board of Directors resolved to change the Corporation's independent accountants. Accordingly, on that date we dismissed Arthur Andersen LLP and appointed BDO Seidman LLP to serve as our independent public accountants for the fiscal year ending December 31, 2002. Having completed its standard client acceptance procedures with respect to its engagement by us, BDO Seidman, LLP accepted its appointment as of August 5, 2002.

      The Company filed a Current Report on Form 8-K on August 6, 2002 in connection with its change in auditors from Arthur Andersen, LLP to BDO Seidman, LLP.


QLT, Inc.

      Effective August 5, 2002, we settled a potential dispute with QLT, Inc. and converted indebtedness of $835,664 plus accrued interest of $72,691 into shares of Convertible Preferred Stock. The potential dispute arose from our conversion in January 2002 of convertible debt we had issued to QLT in 2000. We issued this convertible debt to QLT when we acquired certain assets, primarily manufacturing rights and inventory related to our OPTIGUIDE(R) optical fibers product. The total purchase price was $1.2 million. We paid QLT $25,000 in cash and issued to QLT $1,175,000 of convertible debt in the form of two promissory notes. The principal amounts of the promissory notes were $339,336 and $835,664, payable within two years from issuance, and Diomed had the option of paying them in cash or in stock.

      In January, 2002, Diomed issued 135,735 shares of its common stock in payment of the first of these notes (in the principal amount of $339,336), based on a conversion price of $2.50 per share. In February 2002, QLT informed Diomed that it disagreed with the per share conversion price Diomed had used in calculating the number of shares issued to QLT. From that time, we engaged in discussions with QLT to resolve the dispute amicably, and we entered into an agreement with QLT as of August 5, 2002 whereby in effect we re-valued the conversion price of the first promissory note to $1.50 per share, and converted the second promissory note into Convertible Preferred Stock at the conversion price of $1.50 per share. In so doing, the Company (i) issued 90,489 additional shares of Convertible Preferred Stock in respect of the first promissory note, and (ii) issued 605,570 shares of Convertible Preferred Stock in satisfaction of the second promissory note. In consideration for our issuance of these shares, QLT released us from any claims under both of these promissory notes, as well as a related registration rights agreement and relevant portions of the 2000 OPTIGUIDE(R) asset purchase agreement.


Chairman of the Board

      Mr. James Arkoosh, the Company's Chairman of the Board, has informed the Company of his intention to retire at the end of this year, and has tendered his resignation as our chairman and a director, effective December 31, 2002.

EVLT(TM) Patent

      On June 4, 2002, the United States Patent and Trademark Office issued Patent No. 6,398,777 captioned "Endovascular laser device and the treatment of varicose veins." This method patent essentially covers the EVLT(TM) procedure that Diomed has developed. In 2001, the Company had obtained a license to use and sub-license the process that the patent covers from Robert J. Min, one of the named co-inventors.

PDT and Barrett's Esophagus

      In a letter dated July 15, 2002, the Food and Drug Administration notified Diomed that its premarket approval application (PMA) supplement covering its 630nm diode laser and OPTIGUIDE(R) were sufficiently complete to permit a substantive review and therefore accepted for filing. Diomed's 630nm diode laser and OPTIGUIDE(R) fiber optic diffuser are (in conjunction with Axcan Pharma Inc's Photfrin drug) under review for the treatment of Barrett's Esophagus. The letter reflects only the current progress of the FDA's review of the Company's application. The FDA's decision to file the PMA does not imply that the agency had performed an in-depth evaluation of the safety and effectiveness of the laser and fiber optic diffuser or that the agency had made any decision regarding the approvability of the PMA.


                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the shares offered by the selling stockholders. However, we may receive proceeds from the exercise of the Warrants and Options. Those proceeds, if any, will be used for general corporate purposes.

General corporate purposes may include expenses for research and development associated with the development and enhancement of our technology and products, expenses for sales and marketing and general administrative expenses associated with salaries and other expenses. General corporate purposes may also include acquisitions or other capital expenditures. We may invest the net proceeds temporarily until we use them for their stated purpose.


                                 CAPITALIZATION


     The following table sets forth our capitalization as of June 30, 2002 on an actual basis. You should read this table in conjunction with our financial statements and the accompanying notes to our financial statements, "Selected Financial Information" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" included elsewhere in this prospectus.



                                                                                        June 30, 2002
                                                                                           Actual
                                                                                           ------
                                                                                         (unaudited)
                                                                                       (in thousands)
          Total long-term debt .......................................................    $    954
          Stockholders' equity:
               Common stock, $0.001 par value ........................................          14
               Convertible Preferred stock, $0.001 par value .........................          15
               Additional paid-in capital ............................................      39,227
               Accumulated other comprehensive loss ..................................        (153)
               Accumulated deficit ...................................................     (35,037)
                    Total stockholders' equity .......................................       4,066
                    Total Capitalization .............................................       5,020

                                 DIVIDEND POLICY

     It is our present policy not to pay cash dividends and to retain future earnings to support our growth. We do not anticipate paying any cash dividends in the foreseeable future.

                                    BUSINESS

Overview of Diomed's Business

     We carry on our business primarily through our wholly-owned subsidiary, Diomed, Inc.

     Diomed specializes in developing and commercializing minimal and micro-invasive medical procedures that use its laser technologies and disposable products. Minimal and micro-invasive medical procedures typically result in reduced pain and scarring, shorter recovery periods and increased effectiveness compared to traditional surgical procedures. Most of the pain associated with traditional surgical procedures results from the slicing of the layers of skin and muscle tissue, which also takes time to heal. This can be diminished by using minimal and micro-invasive procedures instead of traditional surgical treatments. In developing and marketing our clinical solutions, we use proprietary technology and we aim to secure strong commercial advantages over our competitors by gaining governmental approvals in advance of others and through exclusive commercial arrangements. To participate in the rapidly growing minimal and micro-invasive medical procedure industry, we seek to develop medical applications for our laser technology, to incorporate disposable products into these applications and to sell our products to physicians who perform medical procedures using our products and the techniques that we develop. To optimize our revenues, we focus on clinical procedures that require the health care provider to own our equipment and also purchase our disposable products, such as optical fibers. We sell our products to hospital and office-based physicians, including specialists in vascular surgery, oncology, interventional-radiology, phlebology, gynecology and dermatology.

     Utilizing our proprietary technology in certain methods of synchronizing diode light sources and in certain optical fibers, we currently focus on photodynamic therapy (our PDT product line) for use in cancer treatments, and endovenous laser treatment (our EVLT(TM) product line), for use in varicose vein treatments and other clinical applications. Using high power semiconductor diodes as their energy source, our diode lasers combine clinical efficacy, operational efficiency and cost effectiveness in a versatile, compact, lightweight, easy-to-use and easy-to-maintain system.

     During 2001, we generated 76% of our revenues from sales of laser devices and systems and 24% of our revenues from disposable items, such as fibers, and other accessories. Viewed from the perspective of our product lines for photodynamic therapy and endovenous laser treatment applications, in 2001, approximately 39% of our revenues were from PDT, approximately 14% from EVLT(TM) and the balance from other surgical applications of our products. Historically, the majority of our revenues are the result of sales outside the United States (mostly in the United Kingdom and elsewhere in Europe, as well as in the Asia-Pacific region). For example, in 2001, approximately 51% of our revenues were generated overseas. In 2001, Diomed developed endovenous laser treatment (EVLT(TM)), an innovative minimally invasive laser procedure for the treatment of varicose veins caused by greater saphenous vein reflux. On January 22, 2002, was the first company to receive FDA clearance with respect to marketing EVLT(TM) in the U.S. Diomed believes that its percentage of sales generated domestically should increase as it grows the EVLT(TM) market in the U.S.

     Diomed was incorporated on December 24, 1997 in the State of Delaware. On June 23, 1998, Diomed succeeded to the business of Diomed, Ltd., a company formed under the laws of the United Kingdom in 1991. It did so by offering to issue shares of Diomed on a one-to-one exchange basis to the holders of the shares of Diomed Ltd. As a result of the exchange, Diomed became the owner of 100% of the outstanding shares of Diomed Ltd., and Diomed Ltd. became a wholly-owned subsidiary of Diomed. Diomed Ltd. continues to operate in the United Kingdom. Its chief activities are manufacturing, research and development, and international sales and marketing. Also, on June 23, 1998, we acquired the business of Laserlite LLC, a U.S.-based distributor of aesthetic laser systems, by issuing Diomed shares in exchange for the outstanding membership interests of Laserlite.


     Since its inception in 1991 in Cambridge, England, Diomed has focused on the development of medical diode lasers. Our patented technology is capable of bending light from many diodes simultaneously and concentrating them into a very small opening, such as a small optic fiber. Our proprietary diode laser technology has made it possible to simplify and minimize certain medical procedures. Utilizing its core competency in diode light sources and optical fibers, Diomed pioneered the development of diode lasers for medical applications. Our existing EVLT(TM) procedure generates results that are superior to conventional treatments for varicose veins.

     Diomed's management team focuses on developing and marketing solutions that address serious medical problems that have significant markets. This determination is based upon the number of procedures that may be conducted in a market during this three-to-five year time period, the revenue the Company projects it would receive for this type of procedure and an appropriate discount factor. Currently, EVLT(TM) applications fall within this guideline, and we believe that PDT has the potential to do so as well.

     In November 2000, to enter the disposable market segment of its laser business, Diomed acquired the medical fiber business of QLT, Inc., a company based in Vancouver, British Columbia. Diomed acquired QLT's rights to manufacture and market OPTIGUIDE(R) fibers that were developed for use in photodynamic therapy cancer treatments and the distribution rights to customers of Laserscope and Coherent, Inc., two manufacturers of medical laser devices. In the fourth quarter of 2000, we also created FibersDirect.com. FibersDirect.com is a U.S. business unit that acts as a direct marketing conduit by providing on-line information for available products and an e-mail link to our sales staff. FibersDirect.com enables distribution of fibers directly from the manufacturer to the end-user. The resulting savings in distribution costs can significantly contribute to both lower prices for end-users, and increased profitability and margins for us.


Overview of Diomed Holdings, Inc.'s Historical Business

     Diomed is now a subsidiary of Diomed Holdings, Inc., a corporation formed under the laws of the State of Nevada, which we refer to as the "Diomed Holdings Nevada," on March 3, 1998 under the name Natexco Corporation, known as "Natexco." On February 11, 2002, Natexco changed its name to Diomed Holdings, Inc. On February 14, 2002, Diomed Holdings acquired Diomed pursuant to the terms of an Agreement and Plan of Merger, (which we refer to as the "Diomed Merger Agreement.") As a result of the Diomed Merger, Diomed became a wholly-owned subsidiary of Diomed Holdings, and the future business of Diomed Holdings now is principally the business of Diomed. Accordingly, except for this section of this prospectus, the discussion of our business relates to Diomed's business.

     The principal purpose of the Diomed Merger was to enhance our ability to raise capital for our business by creating a public trading market for shares of our Common Stock and help us when we negotiate future acquisitions. To facilitate this process, we originally entered into the Diomed Merger Agreement with Pashleth Investment Ltd., a Delaware corporation and granted Pashleth the right, subject to our consent, to assign its rights to a merger partner that would be suitable to our need to raise capital. When Pashleth selected Natecxo, Pashleth assigned all of its rights and obligations under the Diomed Merger Agreement to Natexco. As a result, Pashleth had no continuing relationship with the Diomed Merger, other than as escrow agent for the proceeds of the contemporaneous private placement. The fact that Natexco was a public company that had ceased its previous business operations provided us with a better opportunity to access capital and negotiate future acquisitions due to the liquidity afforded by a public trading market.


     The Company is also the successor by merger of Diomed Holdings Nevada with Diomed Holdings (Delaware), Inc., a Delaware corporation. Prior to the Migratory Merger, Diomed Holdings (Delaware), Inc. did not conduct any business other than the consummation of the Migratory Merger. Upon consummation of the Migratory Merger the Company changed its name to Diomed Holdings, Inc.

     For financial statement purposes, the Diomed Merger will be treated as a recapitalization of Diomed. For tax purposes, we believe the Diomed Merger was structured to qualify as a tax-free exchange of equity securities. We have not, however, requested any ruling from the Internal Revenue Service in respect of our treatment of the Diomed Merger.


     Natexco's initial business plan was to provide promotional advertising and public relations services in the United States to Canadian companies lacking the personnel and facilities to conduct these activities outside Canada. This business plan was, however, unsuccessful. On July 30, 2000, Natexco acquired all of the issued and outstanding shares of common stock of Security Software Systems, Inc., known as "Security Software," a Florida corporation incorporated on October 17, 1996. As a result of the acquisition of Security Software, Natexco was in the sole business of developing, manufacturing, marketing and selling security computer software designed for access control for use by guarded communities, office buildings, high rise condominiums, private estates, country clubs and other secure facilities. Our sole business activity until the Diomed Merger was the operation of Security Software. We are not pursuing the business of Security Software now that the Diomed Merger has occurred.


Diomed Merger

     On February 14, 2002, pursuant to the Diomed Merger Agreement, Diomed Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Diomed Holdings Nevada, merged with and into Diomed.

     Pursuant to the Diomed Merger Agreement, Diomed Holdings Nevada issued:

     . 2,328,922.50 shares of its Old Class A Stock to the former holders of Diomed common stock in exchange for 9,315,690 shares of common stock of Diomed issued and outstanding as of the effective time of the Diomed Merger, which 2,328,922.50 shares were convertible into 9,315,690 shares of Diomed Holdings Nevada common stock, and

     . 1,362,500 of its Old Class A Stock to the former holders of 2,725,000 shares of Diomed Series A Preferred Stock issued and outstanding as of the effective time of the Diomed Merger, which 1,362,500 shares were convertible into 5,450,000 shares of the Company's common stock.

     Immediately prior to the Diomed Merger, we consummated a private placement transaction, wherein Diomed issued 5,000,000 shares of common stock, at a purchase price of $2.00 per share, and received aggregate gross proceeds of $10,000,000. As a result of the Diomed Merger, these shares were exchanged for an equal number of shares of common stock of Diomed Holdings Nevada. The proceeds of the private placement were used to pay $700,000 of bridge loans that we had obtained to fund our operations prior to the merger, to pay merger-related fees and expenses and to provide funds for our ongoing corporate needs.


     In connection with the Diomed Merger, Diomed Holdings Nevada assumed the obligations of Diomed with respect to Diomed's outstanding stock options and warrants. Through December 31, 2001, Diomed had issued options representing 1,854,384 shares of common stock, although of these, 24,144 were cancelled because they were held by former employees who failed to exercise their options within the required post-employment exercise period, and an additional 56,500 were cancelled because they were held by former employees who departed from Diomed's employ prior to vesting. Accordingly, as of December 31, 2001, options representing 1,773,740 were outstanding. Between January 1, 2002 and the effective time of the Diomed Merger, Diomed issued an additional 15,630 options (15,000 to an employee and a total of 630 to two consultants). Accordingly, immediately prior to the Diomed Merger, options representing 1,789,370 shares of common stock were outstanding.

     Between the effective time of the Diomed Merger and March 31, 2002, Diomed Holdings Nevada issued options representing 146,500 shares of its common stock (100,000 to Kim Campbell, a newly-appointed director, and a total of 46,500 to existing and new employees and two consultants). Accordingly, as of March 31, 2002, options representing 1,804,772 shares of common stock were outstanding. As of December 31, 2001, Diomed had issued warrants representing 111,924 shares of its common stock. On January 1, 2002, Diomed issued warrants representing a total of 10,000 shares of its common stock to two affiliated investors, Winton Capital Holdings Ltd. and Verus International Group Limited, that provided $700,000 of bridge financing to Diomed in October, 2001. See Note (15) of the Notes to Consolidated Financial Statements for a description of the terms of this bridge financing. Winton Capital Holdings Ltd. and Verus International Group Limited are substantial stockholders of the Company. See "Security Ownership of Certain Beneficial Owners and Management." Mark Belzberg, the owner of

Winton Capital, is the son of Sam Belzberg, one of our directors. Until June 30, 2002, our chairman, James Arkoosh, was the chief operating officer and chief financial officer of Verus International Group Limited and its affiliate, Verus Support Services Inc. Neither Diomed nor Diomed Holdings Nevada issued any additional warrants between the effective time of the Diomed Merger and March 31, 2002. Accordingly, as of March 31, 2002, Diomed Holdings Nevada warrants representing 121,924 shares of its common stock were outstanding./1/

     Between April 1, 2002 and June 30, 2002, we issued options representing 150,330 shares of its common stock (150,000 to the Investor Relations Group, and a total of 330 to two consultants). Accordingly, as of June 30, 2002, options representing 1,890,308 shares of common stock were outstanding. Between April 1, 2002 and June 30, 2002, neither Diomed nor Diomed Holdings Nevada issued any additional warrants. Accordingly, as of June 30, 2002, Diomed Holdings warrants representing 121,924 shares of its common stock were outstanding.

     In April 2002, we entered into an agreement, referred to as the IRG Agreement, with The Investor Relations Group, Inc., referred to as IRG, for investor relations and public relations services. In connection therewith, we granted to IRG 150,000 options, referred to as the Awarded Options, to purchase shares of Old Class A Stock, (which, in connection with the Migratory Merger, became options to purchase the Company's Convertible Preferred Stock), priced at $5.35 per share. The Awarded Options were not granted under the 2001 Plan, but are subject to the terms and conditions of the 2001 Plan as if granted thereunder. The Awarded Options shall vest and become exercisable ratably at the end of each month beginning May, 2002, over 24 months from the date of the IRG Agreement (1/24 per month) so long as the IRG Agreement remains in effect, and the Awarded Options shall expire on the earlier of 48 months from the date of the IRG Agreement or 24 months after the termination of the IRG Agreement. The Awarded Options may be exercised only to the extent vested, and any unvested options shall terminate upon the termination of the IRG Agreement (and options may be exercised only to the extent vested).


     The shares issued to the former Diomed stockholders in the Diomed Merger represent approximately 51% of the Company's issued and outstanding voting securities, before giving effect to options and warrants. Assuming that the holders of the options and warrants fully exercise their rights, the shares issued to the former Diomed stockholders in the Diomed Merger would represent approximately 47.8% of the Company's issued and outstanding voting securities following the Diomed Merger, the shares issued to the option holders would represent approximately 5.8% of the Company's issued and outstanding voting securities following the Diomed Merger and the shares issued to the warrant holders would represent approximately 0.4% of the Company's issued and outstanding voting securities following the Diomed Merger.

     Before the Diomed Merger, the directors of the Company appointed Peter Norris as a director of the Company to fill a vacancy on the Board of Directors, and to serve in such capacity until the next annual meeting of stockholders of the Company or until his earlier resignation or removal. The directors also appointed Peter Klein, the chief executive officer and president of Diomed as chief executive officer and president of the Company. After the Diomed Merger, except for Mr. Norris, the pre-Diomed Merger directors of the Company resigned, Mr. Norris appointed the remaining Diomed directors as directors of the Company, and additionally, in consultation with the remaining Diomed directors, appointed Kim Campbell as a director of Diomed Holdings Nevada.

     We believe that each stockholder of Diomed that was a U.S. resident at the time of the merger was an accredited investor, as the term is defined in Regulation D, and that the offering by means of the merger was exempt from registration under Section 4(2) of the Securities Act. The shares that we issued to those persons are subject to restrictions on transfer. Each other stockholder of Diomed, Inc. was not a U.S. resident at the time of the merger and, as to those stockholders, the merger was structured to comply with Regulation S under the Securities Act. The shares issued to non-U.S. residents also are subject to restrictions on transfer. Accordingly, the issue of shares to non-U.S. residents did not require registration under the Securities Act.

Migratory Merger


---------------------------------

/1/The foregoing options and warrants were exercisable for Old Class A Stock, which in turn were convertible into shares of Diomed Holdings Nevada Common Stock. The Old Class A Stock, except for voting rights and certain corporate transaction approval rights which have lapsed, had the same rights as the Convertible Preferred Stock. See "Description of Securities - Preferred Stock." These options and warrants became exercisable for Convertible Preferred Stock by virtue of the Migratory Merger on a one-for-four basis. The number of shares of Company Common Stock into which the Convertible Preferred Stock represented by these options and warrants is convertible is the same as the number of shares of Diomed Holdings Nevada Common Stock into which the Old Class A Stock represented by the former options and warrants were convertible. All references herein to the number of options and warrants are on an as-converted basis, unless stated otherwise or unless the context clearly indicates otherwise.

     In April 2002, the board of directors of the Company determined that it was in the best interests of the Company and its stockholders for the Company to change its state of incorporation from Nevada to Delaware. On May 13, 2002, the reincorporation was effected by the Migratory Merger. As a result of the Migratory Merger, each share of common stock of Diomed Holdings Nevada outstanding as of the date of the consummation of the Migratory Merger was converted into one share of Common Stock and each share of Old Class A Stock was converted into four shares of Convertible Preferred Stock. The rights and privileges of the Common Stock and the Convertible Preferred Stock are virtually identical to the common stock of Diomed Holdings Nevada and the Old Class A Stock, other than the one for four exchange of shares of Old Class A Stock for shares of Convertible Preferred Stock, and a reduction in the number of votes from four votes per share for Old Class A to one vote per share for Convertible Preferred Stock.

     In connection with the Migratory Merger, the Company assumed the obligations of Diomed Holdings Nevada with respect to Diomed Holdings Nevada's outstanding stock options and warrants (formerly the Diomed stock options and warrants described above).

     As a result of the Migratory Merger, the directors and officers of Diomed Holdings Nevada became the directors and officers of the Company.


     In addition to the registration of shares of common stock for resale hereunder, the Company has agreed to file, 45 days after the effectiveness of the registration statement, of which this prospectus is a part, a second registration statement that will cover the 1,554,511 shares of its common stock issuable upon conversion of all shares of Convertible Preferred Stock that are issuable upon the exercise of Diomed options that the Company assumed as part of the Diomed Merger and the Migratory Merger. If the registration statement, of which this prospectus is a part, does not become effective, the SEC's Rule 144 will govern resale of the shares issued by the Company and, in general, stockholders will be able to sell their shares subject to the volume and manner of sale limitations of Rule 144, beginning one year after the stockholders have acquired the Company's shares.


Business Strategy

     Our business strategy is based on developing and selling our medical devices and associated disposable items, and has four key components:

  1. Research and development, with a focus on clinical applications

     We focus on the development of clinical applications for our laser products, such as PDT and EVLT(TM), to create and maintain a pipeline of new clinical uses. We believe that new applications will generate demand for laser and fiber technologies. Our assumption is that the ongoing launch of new clinical solutions will drive revenue and income streams.

     We emphasize the identification and the development of useful, effective clinical procedures. Our internal structure addresses the need for focus in this area by means of a dedicated department with an emphasis on new procedures. The expenditures for the Company's research and development program were approximately $1.27 million, or, 13% of sales, for the year ended December 31, 2000, and $1.22 million, or, 16% of sales, for the year ended December 31, 2001.

  2. Key acquisitions to enhance profitability

     We survey future acquisition targets, including fiber and diode manufacturers, to create a one-stop laser and fiber business, with a focus on increasing profit margins. In furtherance of this strategy, in November 2000 we acquired QLT's manufacturing rights for the OPTIGUIDE(R) fiber.

  3. Strategic partnerships to enhance customer reach

     We work with the world's leading photodynamic therapy drug companies, including Axcan Pharma, Inc., QLT, Inc., Pharmacyclics, Inc. and DUSA Pharmaceuticals, Inc., to bring new treatments to market. In addition, we maintain original equipment manufacture, or OEM, relationships with Olympus ProMarketing, Inc. and Dentek Lasersystems Vertriebs GmbH. We plan to create other long-term and exclusive working relationships that increase laser applications and revenue potential. For example, in November, 2000 we entered into a five-year exclusive agreement with Axcan Pharma, Inc. to supply PDT 630nm lasers and OPTIGUIDE(R) optical fibers for use in association with Axcan Pharma, Inc.'s product, Photofrin, which Axcan Pharma, Inc. developed for treatment of late stage lung cancer and esophageal cancer. In pursuit of this strategy, we will continue to work with photodynamic therapy drug companies beginning at an early stage to jointly develop additional new treatments, develop the market and obtain regulatory clearance in relevant countries.

  4. Improvement of results utilizing next generation laser project

     We anticipate developing the "next generation" laser to increase market demand, further stimulating the demand for optical fibers used in clinical procedures. These lasers will be designed to have control mechanisms that will be adjustable to conform to the type of procedure for which they are being used on a standard basis, such as EVLT(TM), instead of requiring the technician to set the separate control mechanisms and other features such as wattage and pulse for each different procedure. As a result, our laser systems will be easier to use and will be more precisely calibrated for desired medical procedures. This is an effort to maintain a "state of the art" product line and avoid obsolescence. We are currently focusing our research and development capacity to address this objective.

Diode Laser Technology

     Semiconductor laser diodes are used in optical disc drives, optical fiber telecommunications, printers and bar code scanners. No larger than a grain of salt, the diode chip converts electricity into laser light with such efficiency that power consumption and heat generation are reduced. They are related to the LEDs that are used as indicator lights in most electrical devices. While LEDs produce light measured in milliwatts, high power laser diodes each produce several watts of laser light. Because they are semiconductor components, the products they support have no moving parts, are reliable and can be run from a wall socket power supply with only limited requirements to cool the components. The outcome of this miniaturization of laser technology is a portable, lightweight, reliable and easy to use laser. Like electronic semiconductors, management believes that semiconductor lasers will increasingly replace most other laser technologies.

     To achieve power levels beyond that of a single laser diode, the light needs to be coupled from multiple diodes. One option is to attach an optical fiber to the end of each diode and "bundle" the fibers together. This entails a number of optical fiber joints inside the laser system to guide and couple the light. Each optical joint reduces the amount of light that passes through the system and each joint also has a finite lifetime that is usually less than the life of the diode. As one optical joint fails so the others come under greater stress and an increased likelihood of cascade failure. The result is an inefficient optical transfer where the power delivered to the working end of the fiber is a small percentage of the power put out by the diode and a system of optical joints with an excessive failure rate.

     The core technology that gives us a competitive advantage uses an optical arrangement to manipulate and combine the laser light in "free space," which focuses the beams from all the laser diodes into the final optical fiber. The ability to combine the power from a large number of laser diodes results in a much higher efficiency of power delivered to the working site and in higher reliability because there are no optical joints to burn out. The focusing ability of this system also enables a more concentrated delivery of power as the light is focused to a smaller spot size. This increased power density enables a wider variety of medical, and other applications.

     The most widely used medical diode laser emits laser energy at 810nm, producing light in the near infra-red portion of the spectrum. At powers of up to 60W and used in conjunction with a flexible optical delivery fiber, this wavelength can be used in various surgical applications to cut, close or vaporizes soft tissue.

     Semiconductor diode chips, including wavelengths of 630nm, 635nm, 652nm, 690nm and 730nm, are available, thereby permitting the development of practical, portable laser systems for photodynamic therapy in the treatment of certain types of cancer.

     Practical and versatile, the diode laser can be used in the operating theatre, outpatient clinic and the doctor's office as well as permitting shared use between hospital departments. With healthcare providers under increasing pressure to cut costs yet maintain a high standard of treatment, diode laser technology can assist in achieving these targets.

Products, Competencies and Market Opportunities

     Our focus on the development and commercialization of minimal and micro invasive medical procedures employing our laser technology and disposable products has led to an array of applications, which are described below. Minimal and micro-invasive medical procedures in general are a growing market, as they reduce the need for general anesthesia, expensive hospital stays and long and painful recovery periods. The medical procedures that we address with our products are those which we believe are capable of producing a recurring revenue stream through the sale of a disposable, such as a fiber, as well as the laser itself. With the procedures described below, we have demonstrated our skill and ability to be first to market in the United States with innovative treatment options, thereby providing meaningful new treatment options and the foundation for a profitable growing business.

  1. Cancer Treatments Utilizing Photodynamic Therapy

      We are the first diode laser manufacturer to receive FDA clearance for use of its lasers and optical fibers in photodynamic therapy cancer treatments. Photodynamic therapy is an effective treatment for late-stage lung and esophageal cancers and is

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

under study for treatment of various other cancers throughout the body. Photodynamic therapy is based on the discovery that certain chemicals can kill one-celled organisms in the presence of light. Recent interest in photosensitizing agents stems from research showing that some of these substances have a tendency to collect in cancer cells. The photosensitizing agent injected into the body is absorbed by all cells. The agent remains in or around tumor cells for a longer time than it does in normal tissue. When treated cancer cells are exposed to red light from a laser, the light is absorbed by the photosensitizing agent. This light absorption causes a chemical reaction that destroys the tumor cells. Light exposure is carefully timed to coincide with the period when most of the agent has left healthy cells but still remains in cancer cells. There are several promising features of photodynamic therapy in treating cancer: (1) cancer cells can be selectively destroyed while most normal cells are spared, (2) the damaging effect of the photosensitizing agent occurs only when the substance is exposed to light, and (3) the side effects are relatively mild. The laser light used in photodynamic therapy is directed through an optical fiber (a very thin glass strand). The optical fiber is placed close to the cancer to deliver the proper amount of light. For example, the fiberoptic can be directed through a bronchoscope into the lungs for the treatment of lung cancer or through an endoscope into the esophagus for the treatment of esophageal cancer.

     Our PDT product line of photodynamic therapy solutions uses our own proprietary technology. When used in combination with a photosensitizing drug, PDT provides the cancer therapy. As indicated, internal application of photodynamic therapy requires three-interacting elements: (1) a photosensitive drug that is absorbed by cancerous and abnormal cells, (2) a light source (laser) of a specific wavelength that activates the drug, and (3) a delivery system, including a thin optical-fiber to guide the light source to the target area. Our PDT line is a delivery system of laser technology, services and fiber disposables to the global photodynamic therapy industry.

     Photodynamic therapy technology for internal applications is only effective when these three components are working in concert. We work jointly and early on with photodynamic therapy drug companies in their clinical development process in order to design a laser that optimizes the most effective wavelength in combination with their PDT drugs. We have long-term agreements or business relationships with some of the world's other leading photodynamic therapy drug companies, including Axcan Pharma, Inc., DUSA Pharmaceuticals, Inc., QLT, and Pharmacyclics Inc., and have sold each of them lasers to be used in clinical trials for photodynamic therapy applications.


     In the U.S., regulatory approval by the FDA is given for each specific treatment in response to a specific pre-market approval application, or "PMA." Each PMA is generally addressed to a use for the device that the PMA specifies. The FDA considers PDT a modality that requires a combination PMA approval, where the PDT drug company, laser manufacturer and fiber manufacturer work together to obtain regulatory approval for the complete medical procedure. The lengthy regulatory approval process and FDA modality factor create significant obstacles to potential competition. In addition, we forged collaborative relationships with the most significant players in PDT drug development, thus limiting the Company's risk should one of the PDT companies fail to receive regulatory approval or perform poorly in the marketplace.


     In August 2000, Axcan Pharma, Inc. and Diomed together received regulatory approval for Diomed's 630nm laser and OPTIGUIDE(R) fiber, and Axcan Pharma, Inc.'s Photofrin drug used in the cancer treatment for late stage lung and esophageal cancers. In November 2000, Diomed entered into a 5-year exclusive supply contract with Axcan Pharma, Inc. for lasers.

     Axcan Pharma, Inc. is developing other clinical applications using Photofrin, including treatment for Barrett's Esophagus, a pre-cursor to cancer of the esophagus. Axcan Pharma, Inc. is pursuing an application for FDA clearance for Photofrin and our lasers and fibers for use in the treatment of Barrett's Esophagus.


     In a letter dated July 15, 2002, the Food and Drug Administration notified Diomed that its premarket approval application (PMA) supplement covering its 630nm diode laser and OPTIGUIDE(R) fiber optic diffuser was sufficiently complete to permit a substantive review and therefore accepted for filing. Diomed's 630nm diode laser and OPTIGUIDE(R) fiber optic diffuser are (in conjunction with Axcan Pharma Inc's Photfrin drug) under review for the treatment of Barrett's Esophagus. The letter reflects only the current progress of the FDA's review of the Company's application. The FDA's decision to file the PMA does not imply that the agency had performed an in-depth evaluation of the safety and effectiveness of the laser and fiber optic diffuser or that the agency had made any decision regarding the approvability of the PMA.


     Notwithstanding these market opportunities for PDT, our understanding is derived from a variety of sources, and represents our best estimate of the overall market sizes presented in certain disease areas. The actual market size and our market share, depend upon a number of factors, including:

     . competitive treatments, either existing or those that may arise in the future;

     .    our products' performance and subsequent labeling claims; and

     .    actual patient population at and beyond product launch.

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


     Diomed's sales of its PDT product line are dependent to an extent upon the clinical development process and the commercialization of PDT drugs by PDT drug companies. As a result, our sales may fluctuate in relation to the timing of PDT drug companies achieving their strategic initiatives. Certain additional factors may slow the growth of a market for PDT procedures. Like any new clinical solution, PDT has to show long term results in order to gain acceptance. The cancers that PDT is being developed to treat are slow to develop and acceptance of the procedure requires long term follow up. As a result, there is currently a lack of long term clinical data for PDT. Furthermore, the diversity of different cancers requires us to obtain data based on each type of cancer studied. Also, PDT may cause a photosensitivity side effect in certain patients such that they are highly sensitive to sunlight for several days. In some patients this side effect may cause skin burns if the patient is exposed to sunlight.


  2. Endovenous Laser Treatment


     On January 22, 2002, we became the first diode laser manufacturer company to receive FDA clearance for its lasers and disposable fibers for its endovenous laser treatment, with respect to marketing EVLT(TM) in the United States. We developed an innovative minimally invasive laser procedure for the treatment of varicose veins caused by greater saphenous vein reflux. The causes of varicose veins are commonly genetic. People with past vein diseases, new mothers, overweight individuals, and people with jobs or hobbies that require extended standing also are at risk. According to a 1973 report by the University of Michigan under a comprehensive study of the health characteristics of the community of Tecumseh, Michigan, approximately 25% of women in the U.S. have varicose veins. In addition, varicose veins are more prevalent in older people. The Tecumseh study was a comprehensive longitudinal research study that tracked the health of a sample population of from 7,000 to nearly 9,000 people at three intervals over the course of a decade, from the late 1950s to the late 1960s. According to the Tecumseh study, at least 42% of Americans over age 60 have varicose veins and this number is increasing as the population continues to age and to live longer lives. The Tecumseh study also indicates that at least 72% of women over age 60 in the U.S. have varicose veins. According to the American Association of Retired Persons, approximately 76 million people in the U.S. are 50 or older, and approximately an additional 4 million people turn 50 each year.


     Diomed believes that worldwide more than one million people undergo vein-stripping operations each year, but there are many more who suffer the pain, discomfort and unattractive appearance of their legs in order to avoid having surgery to treat their condition. We believe that most patients who undergo vein-stripping procedures are candidates for endovenous laser treatment. Endovenous laser treatment has several competitive advantages over the current vein-stripping treatment. Endovenous laser treatment is a 45 to 60-minute procedure per leg that can be performed in a physician's office, under local anesthesia and with the procedure guided by ultrasound technology. Endovenous laser treatment also has a quick recovery period, reduced pain and minimal scarring. In an endovenous laser treatment, the area of the leg affected is anesthetized locally and a thin laser fiber is inserted into the abnormal vein to deliver the laser energy in short pulses. At the end of the procedure, the fiber is withdrawn and a compression bandage is applied and worn up to three days. In addition, a compression stocking is worn for seven days. Patients can resume their normal routine, barring vigorous physical activities, directly after receiving the laser treatment. Vein stripping is a surgical procedure that requires an overnight hospital stay, a painful recovery period of several weeks, and possibly post-op scarring from incisions and post-op infections. During clinical studies, 97% of first-time endovenous laser treatment treatments in clinical trials have been successful. A second endovenous laser treatment has successfully resolved the remaining cases.

     We developed our EVLT(TM) product line as a complete clinical solution and marketing model, including a laser, disposable kit, and a training and a marketing plan, to assist physicians, clinics and hospitals in responding to the demand for treatment of varicose veins in a minimally invasive manner. EVLT(TM) is attractive to physicians because it's a rapid treatment for patients, reduces costs by up to 50%, is an efficient use of resources, reduces the rate of complications and we believe that patients will request this treatment. Also, EVLT(TM) for treatment of greater saphenous reflex is considered a non-cosmetic procedure that is reimbursable by health insurance providers if the treating physician is knowledgeable about the reimbursement system and obtains preapproval.


     Due to the relative newness of the EVLT(TM) procedure, currently available long term clinical data demonstrating the effectiveness of the EVLT(TM) procedure in maintaining closure of the greater saphenous vein is limited to two years. Our lack of longer term clinical data may affect the ability of patients undergoing this procedure to obtain reimbursement from their health insurance carriers.


     In September 2001, we were the first company to receive the CE mark of the European Economic Union for approval for endovenous laser treatment, with respect to marketing EVLT(TM) in Europe.


     On June 4, 2002, the United States Patent and Trademark Office issued Patent No. 6,398,777 captioned "Endovascular laser device and the treatment of varicose veins." This method patent essentially covers the EVLT(TM) procedure that Diomed has developed. In 2001, the Company had obtained a license to use and sub-license the process that the patent covers from Robert J. Min, one of the named co-inventors.


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


     Diomed expects that EVLT(TM) will be a primary source of revenue in 2002. Diomed believes that EVLT(TM) will result in a high-level of commercial acceptance due to its quick recovery period, an immediate return to one's normal routine barring vigorous physical activities, reduced pain and minimal scarring, and reduced costs as compared to vein stripping, the current prevalent clinical treatment for varicose veins. Also we developed our EVLT(TM) product line as a complete clinical solution and marketing model, including a laser, disposable kit, clinical training and a marketing plan, to assist physicians, clinics and hospitals in responding to the demand for treatment of varicose veins in a minimally invasive manner. In addition, Diomed has developed a website--www.evlt.com--to provide patients with education about treatment options and benefits of EVLT(TM). Diomed expects that as the volume of EVLT(TM) procedures performed increases so may its disposable sales. Diomed believes that the U.S. represents the single largest market for EVLT(TM). In May 2002, Diomed hired, trained and deployed eight direct sales representatives targeting strategic markets in the U.S. We intend to monitor EVLT(TM)'s sales activities and evaluate the benefits of expanding our sales force over time.


  3. Fibers and Disposable Items

     We also provide the health care industry with the optical fiber, which is the necessary system that delivers the laserlight during surgical, photodynamic therapy and endovenous laser treatment procedures. These sterile fibers, typically used only once, can generate a steady stream of revenue.

     The potential market for fibers and disposable items is driven by the adoption rate of the specific clinical procedure. We have and will continue to generate a disposable market by developing and promoting specific procedures, such as photodynamic therapy and endovenous laser treatments. As the volume of PDT procedures increases and as EVLT(TM) replaces the more expensive vein-stripping procedure, the volume of fibers used in these treatments is projected to increase. As a result, we believe that our revenue stream from fibers and disposable items is likely to increase.

  4. Other Clinical Applications

     Our technologies are also used in general surgical applications as well as in dental applications. While our focus is on the development of specific clinical applications, such as cancer treatment with PDT and varicose vein treatment with EVLT(TM), other medical applications can be, and are being, performed with our lasers. To date, for instance, the FDA has also cleared our diode laser technology for open and endoscopic surgical procedures, which are used to treat vascular and pigmented lesions. As our laser and fiber technology is sufficiently versatile, users may employ our technology for other surgical procedures. Potential clinical applications that we may address include:

     Nasal Polypectomy: Nasal polyps are usually benign growths in the nose, which are removed with the laser with minimal bleeding and quick recovery period.

     Turbinate Reduction: The turbinates are structures in the nose which can become enlarged due to conditions such as allergies and obstruct the airways. The laser can be used to reduce their size and clear the blockage. Other nasal procedures include: Ethmoidectomy, Meatal antrostomy, Maxillary endo-sinus surgery. These various procedures involve the removal of blockages, opening up of the various airways and gaining access to various structures within the nose.

     Dacryocystorhinostomy (DCR): Tear ducts take tears from the corner of the eye down into the nose. Blockage of the tear ducts results in watery eyes. The laser fiber can be used down the tear duct to reopen the channel into the nose and resolve the problem. This simple procedure can be performed under local anaesthetic, is less traumatic than conventional surgery and leaves no surgical scarring.

     Ontological Surgery: By carbonizing the end of the fiber, the trapped laser energy heats up the tip producing in effect a tiny `hot knife', which can be used, for cutting away tissue in a variety of conditions in the ear. The fine tip size makes it a very controllable tool. Applications include Stapedotomy and Stapedectomy (treatments involving the auditory bones in the ear to correct hearing problems), Myringotomy (incision in eardrum to relieve pressure from infection), Cholesteatoma and Acoustic neuroma (benign growths in the ear which are removed).

     Uvulopalatoplasty (LAUP): Reshaping of the soft palate and uvula at the back of the mouth is done in severe cases to reduce snoring and can be performed in one session using a fine sculpted tip fiber. The coagulated area surrounding the incision ensures virtually no blood loss, faster patient recovery and minimal post-operative nursing requirements.

     Vaporization of Tumors: Areas of abnormal tissue due to inflammation or infection can be destroyed or reduced in size with heat energy. The laser delivers this in a very controllable way with a known depth of effect, which avoids damage to surrounding structures.

     Gastro-Intestinal Cancer: Cancer in the gullet will grow and block the tube stopping the patient from swallowing. The cancer can be reduced in size and the tube reopened using the laser. This relieves the symptoms allowing the patient to eat fairly normally often returning home. It does not cure the cancer but produces a temporary improvement in quality of life.

     Vascular Lesions: Although seen as primarily a cosmetic problem, vascular and pigmented lesions can have a profound effect on lifestyle especially when they occur in young people. For many years lasers have been used to deal with such lesions with a high degree of success. Such treatments are simple to perform and the nature of the laser light allows for a high degree of precision while side effects are kept to a minimum. The laser can be used by shining it through the skin (transdermally) to reduce the lesions' appearance. Delivery of the laser energy is simplified by a range of specially designed hand pieces.

     There may be one or more common pathways for the development of products for these potential clinical applications. In general, however, each of them will require extensive preclinical studies, successful clinical trials and cleared PMA's or 510(k)'s before we can generate significant revenues from them. There are no pending regulatory applications or clinical studies. We may rely on third parties, including our collaborative partners, to design and conduct any required clinical trials. If, we are not able to find appropriate third parties to design and conduct clinical trials, and if we do not have the resources to administer clinical trials in-house, this process may become even more lengthy and expensive. Since we do work with third parties, those parties generally maintain certain rights to control aspects of the application development and clinical programs. Our business depends in part on our ability to obtain regulatory approval for expanding applications and uses of our products. Therefore, delays or other related problems may adversely affect our ability to generate future revenues.

     We may rely on third parties, including our collaborative partners, to design and conduct any required clinical trials. In the future, we may not be able to find appropriate third parties to design and conduct clinical trials or we may not have the resources to administer clinical trials in-house. Therefore, this process may become even more lengthy and expensive. Moreover, our collaborative partners have certain rights to control aspects of the application development and clinical programs. As a result, these programs might not be conducted in the manner we currently contemplate. Since our business' success is heavily dependent upon our ability to achieve regulatory approval for the applications and uses of our products, our revenues may be adversely affected by delays or other related problems.

     Data already obtained from preclinical studies and clinical trials of our products under development does not necessarily demonstrate that favorable results will be obtained from future preclinical studies and clinical trials. A number of companies in the medical devices industry, as in the pharmaceutical industry, have suffered setbacks in advanced clinical trials, even after promising results in earlier trials.

  5. Original Equipment Manufacturing

     Our technology and manufacturing capability has attracted OEM partners. In the typical OEM relationship, we produce the laser and other products to the OEM's specifications, which will then be marketed under the OEM's label. Our most prominent OEM relationship is with Olympus in Japan, which is using our technology for surgical and dental applications. In addition we have a long-term partnership with Dentek Lasersystems Vertriebs GmbH, which is using our laser module for dental applications.

Manufacturing

     We manufacture our products with components and subassemblies that our subcontractors supply. We assemble and test each of our products at our Cambridge, England facility. Ensuring adequate inventory, continuous cost reduction and superior product quality are top priorities of our manufacturing operations. To achieve our goals, we work closely with our research and development, and sales and marketing teams; and effectively manage a limited number of the most qualified suppliers.


     We use a variety of materials, including mechanical, electronic, optical components and subassemblies for the lasers, plus other materials that our customers purchase for direct consumption, such as fibers and kits. With the lasers constructed in the UK, local high-quality sources of supply are utilized for metalwork components and subassemblies. We procure standard off-the-shelf-electronic components from various UK suppliers. Because of their complexity, high quality requirements and relatively low volumes we choose to procure our optical components from a single source. We also use a number of different laser diodes for our various products. The diodes are also currently single-sourced, although we are currently exploring available opportunities for dual sourcing. Currently, the majority of these suppliers are located in Japan and Europe. In addition, we purchase the fibers contained in our clinical solution kits, and those fibers required to support our FibersDirect.com business, from suppliers in the U.S During 2001, our principal supplier of diodes which we used to manufacture lasers was HPD, and our principal suppliers of materials which we used to manufacture fibers were Pioneer, Inc. and Laser Peripherals. In 2002, we replaced HPD with Laser Diodes, Inc. for our diode requirements. Because most of our raw materials and components are available from various sources, we are currently developing qualified backup suppliers for each of these resources.


     Lead times for components and materials may vary significantly depending on the size of the order, specific supplier requirements and current market demand for the components. Inability of our suppliers to meet our requirements on a timely

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

basis, could interrupt our production until we obtain an alternative source of supply. To date, we have not experienced significant delays in obtaining any of our products.

     We are required to manufacture our products to comply with the international standard ISO 13485:2001 and the FDA's Quality System Regulations, or "QSR." The ISO 13485 and QSR cover the methods and documentation of the design, testing, control, labeling, packaging, storage and shipping of our products. Our manufacturing facility is subject to periodic audits by a notified body to maintain its ISO approval, and is also auditable by the FDA. Our failure to maintain compliance with the ISO 13485 and QSR requirements could result in the shut down of our manufacturing operations and the recall of our products. If one of our suppliers were not to maintain compliance with our quality requirements, we might have to qualify a new supplier and could experience manufacturing delays as a result.

     In November 1999, we became certified to manufacture in the United Kingdom and upgraded to ISO 13485 in 2001.

Sales and Marketing


     Diomed began selling its products in the U.S. in 1998, and as a result, the Company has limited sales and marketing experience in the U.S. market. We sell, market and distribute our products and services through independent sales representatives and direct sales representatives. Independent sales representatives are independent contractors and not employees, whereas direct sales representatives are employees. Our independent sales representatives commit to achieving certain minimum sales targets, and we compensate them on a commission only basis. If an independent sales representative fails to meet its minimum sales targets, then we have the right to terminate our relationship. We also sell our products to distributors. We relied primarily on independent sales representatives through early 2002, when the FDA approved our EVLT(TM) product. When EVLT(TM) was cleared for sale in the U.S. by the FDA in January 2002, we shifted our strategy to expand our sales force to include direct sales representatives to supplement our focus on key markets and customers. In May 2002, Diomed hired, trained and deployed eight direct sales representatives targeting strategic markets in the U.S. We intend to monitor EVLT(TM) sales activities and evaluate the benefits of expanding our sales force over time. Diomed will not, however, know the overall effectiveness of its sales force infrastructure until our independent sales representatives and direct sales representatives demonstrate whether they can meet or exceed the minimum sales targets for EVLT(TM), now that the FDA has cleared it.


     In November 2000, we formed FibersDirect.com, a U.S. business unit that acts as a direct marketing conduit by providing on-line information for available products and access to our sales staff by e-mail. FibersDirect.com enables distribution of fibers directly from the manufacturer to the end-user. The resulting savings in distribution costs can significantly contribute to both lower prices for end-users, and increased profitability and margins for us. Our OPTIGUIDE(R) fibers, used in PDT cancer treatments, are promoted via FibersDirect.com. When the FDA approved EVLT(TM) in January, 2002, FibersDirect.com also began to promote fibers used in EVLT(TM) procedures.

     Internationally, we sell, market and distribute our products and services through a network of distributors in Europe, the Middle East, South America, Central America and Asia. We typically commit our distributors to minimum product purchases and we may terminate our relationships with distributors who do not meet their minimum purchase levels. We have not given our distributors price protection or product return rights. We do not remotely monitor inventory levels of our products once we sell them to distributors, but may obtain that information as needed by our contact with the distributor. We also develop and maintain strategic marketing alliances for international sales and marketing. These alliances exist under agreements with companies including Olympus ProMarketing, Inc., Axcan Pharma, Inc., Dentek Lasersystems Veritriebs GmbH. Each of these agreements relates to certain products and market segments.

     We target our marketing efforts to physicians, clinics and hospitals through office visits, trade shows and trade journals, and to consumers through glossy brochures and the Company's websites, the intent being that consumer awareness will increase demand for the treatment methodologies we address and for our products. Our sales philosophy includes establishing strong collaborations with well-known people in the industry regarding our technology platforms, compiling substantive clinical data and supporting the publication of peer review articles. Currently, we are the only endovenous laser treatment manufacturer to have peer review articles published in scientific journals, such as The Journal of Vascular and International Radiology and Dermatologic Survey. With respect to EVLT(TM), we believe that we have collected more clinical data regarding our products and their application then any of our competitors in the endovenous laser treatment market.

     In fiscal years 2000 and 2001, approximately one-third of our revenues were dependent upon a few major customers. In fiscal years 2000 and 2001, Axcan Pharma and Olympus each accounted for more than 10% each of our revenues. In 2001, approximately 50% of our sales were generated domestically versus internationally. Going forward, we believe that our annual dependence on any individual customer or group of customers should decrease as more of our revenues may derive from sales of EVLT(TM) in the U.S. market directly to individual physician practices and less to large-scale distributors. In addition, Diomed believes that its percentage of sales generated domestically should increase as it grows the EVLT(TM) market in the U.S.

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

     Diomed envisions that by developing and marketing procedures to doctors that involve selling key components--namely lasers and their related disposables designed for a single use, including fibers and kits--it will have the potential to create recurring sales. Diomed's plan is that each future procedure will be accompanied with a disposable component.

     In fiscal 2002, Diomed expects to focus on the development and growth of EVLT(TM) sales worldwide, to support the development and approval of new applications for PDT products, and to continue the development of new minimally invasive medical procedures that offer long-term opportunities to the Company.

Competition

     The medical device industry is highly competitive and regulated, and is subject to rapid and substantial technological change. We compete primarily on the basis of performance, brand name, reputation and price. Developments by others, both public and private, may render our products under development or existing technologies noncompetitive or obsolete, or we may be unable to keep pace with technological developments and other market factors. Existing and potential competitors may develop products and clinical solutions that could prove to be more effective, safer or less costly than our products and clinical solutions. Many of these competitors have significantly greater financial and human resources than we do, and have established reputations as well as worldwide distribution channels that are more effective than ours. Such competition involves an intensive search for technological innovations and the ability to market these innovations effectively. The introduction of new products and clinical applications by competitors may result in price reductions, reduced margins, loss of market share and product replacements, even for products protected by patents. There can be no assurance that competitors, many of which may have made substantial investments in competing technologies, would not prevent, limit or interfere with our ability to make, use or sell our products either in the United States or in international markets. To compete effectively in the marketplace, we require the financial resources to effectively support our activities in the following key areas: research and development, regulatory compliance, quality control, sales and marketing, distribution and a technical-information and training services.

     In the cancer treatment market, our competitors include manufacturers and marketers of surgical and radiation therapy devices, and all the pharmaceutical companies that provide various drugs used in chemotherapy and immunotherapy. Within the specific photodynamic therapy market, Lumenis, Laserscope and Biolitec are our main competitors. However, we currently have the only approved diode laser in the U.S. for photodynamic therapy cancer applications, which is used in conjunction with Axcan Pharma, Inc.'s Photofrin drug for late stage lung and esophagus cancers.

     We also face competition from current widespread treatment practices, including surgery, chemotherapy and radiation. Since most PDT cancer treatments are still in clinical trials, no long-term safety or efficacy data is available. As a result, cancer patients may be more likely to choose proven traditional forms of treatment.

     We expect that our principal methods of competition with other photodynamic therapy support companies will be based upon such factors as:

    . the ease of administration of our partners' photodynamic therapy methodologies;

    .   the degree of generalized skin sensitivity to light;

    .   the number of required doses;

    .   the safety and efficacy profile;

    . the selectivity of photodynamic therapy drug for the target lesion or tissue of interest;

    .   the type and cost of our light systems; and

    .   the cost of our partners' drug.

     Increased competition could result in:

    .   price reductions;

    .   lower levels of third-party reimbursements;

    .   failure to achieve market acceptance for our PDT product line; and

    .   loss of market share.

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

     In the vein treatment market, our competitors include manufacturers and marketers of surgical and radiofrequency devices, and pharmaceutical companies that provide drugs used in sclerotherapy and other vascular diseases. Within the specific endovenous laser treatment market which our EVLT(TM) products serve, Lumenis, Biolitec A.G. and Dornier MedTech are potentially our main competitors for surgical diode lasers.

Patents, Trademarks and Proprietary Technology

     We hold U.S. and international patents for inventions in the following areas: solid state laser diode light source, high power light source, peltier-cooled apparatus and methods for dermatological treatment and medical spacing guide. These patents expire from 2011 to 2018.

     We also license some of the technology that we use in our business. Two of these licenses are material to our business. One relates to technology that we rely on in our EVLT(TM) products and the other relates to technology that we use in our OPTIGUIDE(R) product.


     We license technology for the EVLT(TM) process from one of its inventors, Dr. Robert Min. The patented technology is for the process of using lasers and fibers to perform endovenous laser treatment procedures. Our license is non-exclusive, although Dr. Min has agreed not to license the process technology to any third party if we do not breach our obligations under our agreement with him. The license continues until the licensed patent rights expire, unless the licensor terminates the license because we breach our obligations under the license agreement, such as failing to make required payments or providing periodic reports of our sales activity. Together with Dr. Min and his associate, Dr. Stephen Zimmet, we also invented fiber technology that we use with our EVLT(TM) products. Drs. Min and Zimmet assigned to us their rights to a patent application regarding this technology. On June 4, 2002, the United States Patent and Trademark Office issued Patent no. 6,398,777 captioned "Endovascular laser device and the treatment of varicose veins." This method patent covers the EVLT(TM) procedure that Diomed has developed. We pay a fee for our sale of fibers incorporating this technology. We pay Drs. Min and Zimmet fees and grant them stock options based on sales of EVLT(TM) lasers and associated disposables. Doctors Min and Zimmet are also our consultants and they provide services to us on an ongoing basis to educate physicians on the use of our EVLT(TM) products and we pay them fees for these services.


     We license technology that we currently use in our OPTIGUIDE(R) fiber optic diffuser. Health Research, Inc. owns this patented technology, and exclusively licenses it to QLT, Inc. In turn, QLT sublicenses it to us on a non-exclusive basis. Although our sublicense is non-exclusive, QLT is subject to a non-competition agreement wherein QLT effectively agreed not to license the technology to any third party for three years. The sublicense continues until the licensed patent rights expire or the license from Health Research to QLT is terminated, whichever comes first. Health Research may terminate its license to QLT if QLT breaches its obligations under the license and does not cure the breach within 90 days, or if QLT becomes insolvent. QLT may terminate our sublicense if we breach our obligations under the sublicense, such as failing to pay royalties, and do not cure the breach within 90 days, or if we become insolvent.

     We have received trademark registrations from the U.S. Patent and Trademark Office for the trademarks "Diomed" and "OPTIGUIDE." We have applied for trademark registrations for "EVLT" and "Summer Legs" as trademarks and/or service marks, but we have not yet received registrations for these particular marks. We registered various domain names, including diomedinc.com, diomed-lasers.com, fibersdirect.com, fibresdirect.com, summerlegs.com and evlt.com.

     Our proprietary technology includes:

    . a device for scanning laser beams in a pre-defined pattern across the patient's skin;

    .   an enclosure for protecting laser diodes and modules;

    . a low cost method for measuring the light from optical fibers of differing geometry (under development);

    .   a common platform for laser diodes of different wavelengths;

    .   a user interface that is appropriate to the clinical setting;

    .   a monolithic optical geometry for implementing the patented technology;

    . a means for efficiently removing heat from the diodes thereby allowing the instrument to operate with standard line power as the only service.

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The patent position of medical device companies generally is highly uncertain.
Some of the risks and uncertainties include:

    . the patent applications owned by or licensed to us may not result in issued patents;

    . our issued patents may not provide us with proprietary protection or competitive advantages;

    .   our issued patents may be infringed upon or designed around by others;

    . our issued patents may be challenged by others and held to be invalid or unenforceable;

    .   the patents of others may have a material adverse effect on us; and

    .   significant time and funds may be necessary to defend our patents.

     We are aware that our competitors and others have been issued patents relating to optical fibers and laser devices. In addition, our competitors and others may have been issued patents or filed patent applications relating to other potentially competitive products of which we are not aware. Further, in the future our competitors and others may file applications for patents, or otherwise obtain proprietary rights to technology that can be used for such products. These existing or future patents, applications or rights may conflict with our patents or applications. These conflicts could result in a rejection of our or our licensors' patent applications or the invalidation of issued patents, any of which could have a material adverse effect on our ability to focus on the development or marketing of these applications. If conflicts occur, or if we believe that other products may infringe on our proprietary rights, we may pursue litigation or other legal remedies, or may be required to defend against litigation. Legal proceedings may materially adversely affect our competitive position, and we may not be successful in any such proceeding. Litigation and other proceedings can be expensive and time consuming, regardless of whether we prevail. This can result in the diversion of substantial financial, managerial and other resources from other activities. An adverse outcome could subject us to significant liabilities to third parties or require us to cease any related research and development activities or product sales. Some of the risks and uncertainties include:

    . we may be required to obtain licenses under dominating or conflicting patents or other proprietary rights of others;

    . these licenses may not be made available on terms acceptable to us, if at all; and

    . if we do not obtain such licenses, we could encounter delays or could find that the development, manufacture or sale of products requiring such licenses is foreclosed.

     We also seek to protect our proprietary technology and processes in part by confidentiality agreements with our collaborative partners, employees and consultants. These third parties may breach their agreements with us, and we may not have adequate remedies for their breach. Also, competitors may independently learn or discover our trade secrets.

Government Approval

     The FDA and comparable international regulatory bodies regulate our medical device products and their applications. The FDA governs, among other things, the following activities that we or our partners perform:

    .   product design and development;

    .   product testing;

    .   product manufacturing;

    .   product labeling;

    .   product storage;

    .   premarket clearance or approval;

    .   advertising and promotion; and

    .   product sales and distribution.

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     Unless an exemption applies, each medical device we wish to commercially distribute in the U.S. will require either prior clearance by the FDA on the basis of what is called a "510(k) application," or a premarket approval application, or "PMA." The FDA classifies medical devices that are manufactured or sold in the U.S. into one of three classes. Devices deemed to pose lower risks are placed in either class I or II, which requires the manufacturer to submit to the FDA a premarket notification requesting permission to commercially distribute the device. This process is generally known as 510(k) pre-market notification. Some low risks devices are exempted from this requirement. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device, are placed in class III, requiring premarket approval upon a PMA submitted by the applicant.

     Our laser devices and disposables require either 510(k) or PMA approval, depending on the clinical application. These devices generally qualify for clearance under 510(k) procedures. We are the first diode laser manufacturer to receive FDA clearance for use of lasers in photodynamic therapy cancer treatments, and the first company to receive FDA clearance for use of lasers and related applications in endovenous laser treatment . In August 2000, Axcan Pharma, Inc. and Diomed, Inc. received regulatory approval for our 630nm laser and OPTIGUIDE(R) fiber, and Axcan Pharma, Inc.'s Photofrin drug used in the cancer treatment for late stage lung and esophageal cancers. On January 22, 2002, we received FDA clearance for use of endovenous laser treatment in the U.S., in respect of our EVLT(TM) product line, making Diomed the first company to receive FDA clearance for this modality and use. Specifically, the FDA approved Diomed's EVLT(TM) surgical laser and procedure kit as intended for use in coagulation of the greater saphenous vein of the thigh in patients with varicose veins, and the FDA specifically found that the FDA would not require Diomed to submit a PMA for this use.

     To obtain 510(k) clearance, we must submit a premarket notification demonstrating that our proposed device is substantially equivalent to a previously cleared 510(k) device or a device that was in commercial distribution before May 28, 1976 (the date that the FDA called for the submission of PMAs). The FDA's 510(k) clearance review has recently taken from three to twelve months from the date the application is submitted, but it can take significantly longer.

     After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance or, alternatively, could require premarket approval. The FDA requires each manufacturer to make this determination initially, but the FDA can review any such decision and can disagree with a manufacturer's determination. If the FDA disagrees with a manufacturer's determination, the FDA can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or obtain premarket approval. If the FDA requires us to seek 510(k) clearance or premarket approval for any modifications to a previously cleared product, we may be required to cease marketing or recall the modified device for the unapproved, or so called "offlabel," use until we obtain this clearance or approval. Also, under these circumstances, we may be subject to significant regulatory fines or penalties.

     We must submit a PMA to the FDA if we are not permitted to clear the device through the 510(k) process. We must support our PMA with extensive data, including technical, preclinical studies, clinical trials, manufacturing and labeling, to demonstrate the safety and efficacy of the device, to the FDA's satisfaction.

     After we file a PMA, the FDA conducts an in-depth review of the submitted information. This review generally takes one to three years, but may take significantly longer. During this review period, the FDA may request additional information or clarification of information provided. Also during the review period, in many cases an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. In addition, the FDA will conduct a pre-approval inspection of our manufacturing facility to insure compliance with its quality system regulations (known as Good Manufacturing Practices, or "GMP"). The FDA requires new PMAs or application supplements for significant modifications to the manufacturing process, labeling and design of a device that is approved through the premarket approval process. Premarket approval supplements often require submission of the same type of information as a PMA, except that the supplement may be limited to information needed to support any changes from the device covered by the original PMA, and may not require as extensive clinical data or the convening of an advisory panel.

     We expect that any additional applications that we may seek for our existing laser products will require premarket approval. The FDA requires premarket approval for each specific clinical procedure.

     The FDA generally requires at least one clinical trial to support a PMA, and occasionally requires clinical trials to support a 510(k) premarket notification. These trials generally require submission to the FDA of an application for investigational device exemption, or "IDE." We must support the IDE application with appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The FDA must approve the application in advance for a specified number of patients, unless the FDA deems the product to be a non-significant risk device and eligible for more abbreviated IDE requirements. Clinical trials for a significant risk device may begin once the FDA and the appropriate institutional review boards at the clinical trial sites clear the application. Future clinical trials of our products may

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

require that we submit and obtain clearance of an IDE from the FDA prior to commencing clinical trials. The results of clinical testing may not be sufficient to obtain clearance or approval of a new intended use of our device.

     After a device is placed on the market, numerous regulatory requirements apply. These include:

     . quality system regulations, which require manufacturers to follow design, testing, control, documentation and other quality assurance procedures during the manufacturing process;

     . labeling regulations, which prohibit the promotion of products for uncleared or unapproved (off-label); and

     . medical device reporting regulations, which require that manufacturers report to the FDA if their device may have o caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur.

     Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include one or more of the following sanctions:

     .    fines, injunctions and civil penalties;

     .    recall or seizure of our products;

     . operating restrictions, partial suspension or total shutdown of production;

     . refusing our requests for 510(k) clearance or premarket approval of new products or new intended uses;

     . withdrawing 510(k) clearance or premarket approvals that are already granted; and

     .    criminal prosecution.

     We are also regulated under the Radiation Control for Health and Safety Act, which requires laser products to comply with performance standards, including design and operation requirements, and manufacturers to certify in product labeling and in reports to the FDA that their products comply with all such standards. The law also requires laser manufacturers to file new product reports and annual reports, maintain manufacturing, testing and sales records, and report product defects. We must affix various warning labels and install certain protective devices, depending on the class of the product.


     The Radiation Control for Health and Safety Act sets labeling and reporting requirements. Our failure to comply would initially result in a warning letter from FDA informing the company of the noncompliance. Action to correct the noncompliance range from a field correction, such as new labeling being sent to existing customers by mail, to a formal recall of the labeling and replacement with compliant material.

     As compliance to existing regulations is included in our new product development protocol, it is unlikely a non-compliance will occur. Labeling and new product compliance are reviewed at discrete intervals during new product development by regulatory and compliance departments prior to the release of any new products.


     Foreign governmental regulations, which vary substantially from country to country, govern international sales of medical devices. The time required to obtain clearance or approval by a foreign country may be longer or shorter than that required for FDA clearance or approval, and the requirements may be different.

     Some of the risks and uncertainties of international governmental regulation include:

     . foreign regulatory requirements governing testing, development, marketing, licensing, pricing and/or distribution of drugs and devices in other countries;

     . our products may not qualify for the centralized review procedure or we may not be able to obtain a national market application that would be accepted by other European Union, or "EU," member states;

     . our devices must also meet the new Medical Device Directive that became effective in Europe in 1998. The Directive requires that our manufacturing quality assurance systems and compliance with technical essential requirements be certified with a "CE Mark" authorized by a registered notified body of an EU member state prior to free sale in the EU; and

     . registration and approval of a photodynamic therapy products in other countries, such as Japan, may include o additional procedures and requirements, nonclinical and clinical studies, and may require the assistance of native corporate

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

       partners.

     These uncertainties could cause delays in our products entering the international market or cause our expenses to increase significantly.

     The primary regulatory environment in Europe is that of the European Union, which consists of fifteen countries encompassing most of the major countries in Europe. Other countries, such as Switzerland, have voluntarily adopted laws and regulations that mirror those of the European Union with respect to medical devices. The European Union has adopted numerous directives and standards regulating the design, manufacture, clinical trials, labeling and adverse event reporting for medical devices. Devices that comply with the requirements of a relevant directive will be entitled to bear CE conformity marking, such as that issued by the British Standards Institute, indicating that the device conforms with the essential requirements of the applicable directives and, accordingly, can be commercially distributed throughout Europe. The method of assessing conformity varies depending on the class of the product, but normally involves a combination of self-assessment by the manufacturer and a third-party assessment by an official body. This third-party assessment may consist of an audit of the manufacturer's quality system and specific testing of the manufacturer's device. An assessment in one country within the European Union is required in order for a manufacturer to commercially distribute the product throughout the European Union. ISO 9001 certification is one of the CE Mark certification requirements. In November 1999, our facility was awarded ISO 9001 and EN 46001 certification, thereby allowing us to apply the CE mark to our products and market them throughout the European Union. In September 2001, we were the first company to receive the CE mark of approval for marketing endovenous laser therapy products in Europe.

Third Party Reimbursement

     A patient's ability to secure reimbursement for our existing and future products is critical to our success. In the U.S., health care providers generally rely on third-party payors, principally private health insurance plans, Medicare and Medicaid, to reimburse all or part of the cost of procedures in which medical devices are used. However, we cannot assure that PDT and EVLT(TM), and future products that we develop in connection with photodynamic therapy, endovenous or other medical and clinical procedures, will be reimbursed, or that the amounts reimbursed would be adequate to provide us with acceptable profits.

     The current cost reduction orientation of the third-party payor community makes it exceedingly difficult for new medical devices and surgical procedures to obtain reimbursement. Often, it is necessary to convince these payors that the new devices or procedures will establish an overall cost savings compared to currently reimbursed devices and procedures. We believe that EVLT(TM) may offer an opportunity for payors to reduce the costs of treating varicose vein patients by replacing veinstripping operations performed in hospitals on an in-patient basis with minimally invasive endovenous laser treatment performed on an out-patient basis. While we believe that EVLT(TM) possesses economic advantages that will be attractive to payors, we cannot assure that in the future additional payors will make reimbursement decisions based upon these advantages.

     Reimbursement by third-party payors is often positively influenced by the existence of peer-reviewed publications of safety and efficacy data and recommendations by knowledgeable physicians. In regards to EVLT(TM), Diomed currently exceeds the competition in the magnitude of clinical data it has compiled, and is currently the only company to have peer-reviewed articles related to endovenous laser treatment published in scientific journals, such as The Journal of Vascular and Interventional Radiology and Dermalogic Survey.

     Reimbursement systems in international markets vary significantly by country and, within some countries, by region. Reimbursement approvals must be obtained on a country-by-country basis or a region-by-region basis. In addition, reimbursement systems in international markets may include both private and government-sponsored insurance. We cannot be certain that we will be able to continue to obtain such approvals in a timely manner, if at all. If we fail to receive acceptable levels of international reimbursement approvals, market acceptance of our products is likely to be adversely affected.

     Nevertheless, the efforts of governments and third-party payors to contain or reduce the cost of healthcare will continue to affect our business and financial condition as a medical device company. In foreign markets, pricing or profitability of medical products and services may be subject to government control. In the U.S., we expect that there will continue to be federal and state proposals for government control of pricing and profitability. In addition, increasing emphasis on managed healthcare has increased pressure on pricing of medical products and will continue to do so. These cost controls may have a material adverse effect on our revenues and profitability, and may affect our ability to raise additional capital.

     In addition, cost control initiatives could adversely affect our business in a number of ways, including:

     . decreasing the price we, or any of our partners or licensees, receive for any of our products;

     . preventing the recovery of development costs, which could be substantial; and

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

      .   limiting profit margins.

Product Liability Risk

     Our development of clinical solutions exposes us to significant inherent, industry-wide risks of allegations of product liability. Patients or others who use or sell our product may make these claims.

     The following are some of the risks related to liability and recall:

     . we are subject to the inherent risk that a governmental authority or third party may require the recall of one or more of our products;

     . if we are required to obtain additional or replacement insurance coverage in the future, this coverage may not be available at a reasonable cost if at all, or in amounts sufficient to protect us against claims that may be made; and

     . liability claims relating to our products or a product recall could adversely affect our ability to obtain or maintain regulatory approval for our products and their applications.

Number of Employees


      As of June 7, 2002 we employed a total of 59 full-time employees, with 14 employees in sales and marketing, seven employees in research and development, 16 employees in manufacturing, five employees in regulatory and quality control, six employees in service, and 11 employees in general and administrative. General and administrative includes finance, information technology, human resources, order processing and management. Forty-one employees are based at Diomed Ltd, our wholly-owned subsidiary in Cambridge, England, where manufacturing, research and development and international sales and marketing operations are conducted. In the U.S., there are 18 employees, including nine at our headquarters in Andover, MA, where most of our Senior Management team is based, and nine employees for sales and service management based in other strategic locations. We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel. None of our employees is represented by a labor union and we believe our employee relations are good.


Legal Proceedings

     On October 22, 2001, MBG Technologies, Inc. and its United Kingdom subsidiary Ci-Tec UK Ltd. filed an action, entitled MBG Technologies, Inc. et al. v. Diomed, Inc., et al, Superior Court of the State of California, County of Orange, Case No. 01CC 13525, against us and our UK subsidiary, Diomed Ltd. MBG alleges we disclosed trade-secret information. The trade secrets relate to `the development and distribution of information for non-coherent light sources...' and MBG alleges that we disclosed this information to MBG's competitor, Efos. We deny these allegations. MBG seeks compensatory and punitive damages in an unspecified amount, but apparently at least $80,000, and an injunction against further disclosures by us of MBG's trade secrets. On December 11, 2001, the Company removed the State Action to the United District Court for the Central District of California, Southern Division, where it is now pending as Case No. SA 01-1190 GLT. We moved to dismiss the action and compel arbitration to address MBG's allegations. An order granting our motion for arbitration was entered by the court on May 22, 2002, and accordingly, the dispute will be referred to arbitration. The court also stayed proceedings on other issues not subject to arbitration.

     We are involved in other legal proceedings and claims of various types. While any litigation contains an element of uncertainty, management believes that the outcome of each such other proceeding or claim which is pending or known to be threatened, will not have a material adverse effect on us.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                   OF FINANCIAL CONDITION OR PLAN OF OPERATION

     You should read the following discussion of our financial condition and results of operations together with the audited consolidated financial statements and notes to the financial statements included elsewhere in this prospectus. The terms "Company" and "Diomed Holdings" both refer to Diomed Holdings, Inc. The term "Diomed" refers to the Company's principal subsidiary, Diomed, Inc. and its consolidated subsidiaries. We use the terms "we," "our" and "us" when we do not need to distinguish among these entities or their predecessors, or when any distinction is clear from the context.

     This section contains forward-looking statements, which involve known and unknown risks and uncertainties. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "may," "will," "should," "potential," "expects," "anticipates," "intends," "plans," "believes" and similar

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

expressions. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Our actual results could differ materially from those discussed in these statements. See "Risk Factors" under "Description of the Business" for a discussion of certain risks, including those relating to our business as a medical device company without a significant operating record and with operating losses, our risks relating to our commercialization of our current and future products and applications and risks relating to our Common Stock and its market value.


     In view of our relatively limited operating history, we have limited experience forecasting our revenues and operating costs. Therefore, we believe that period-to-period comparisons of financial results are not necessarily meaningful and should not be relied upon as an indication of future performance. To date, the Company has incurred substantial costs to create our products. As of June 30, 2002, we had an accumulated deficit of approximately $35.0 million. We may continue to incur operating losses due to spending on research and development programs, clinical trials, regulatory activities, marketing and administrative activities. This spending may not correspond with any meaningful increases in revenues in the near term, if at all. As such, these costs may result in negative operating cash flows until such time as the Company generates sufficient revenue to offset such costs.


     The following discussion should be read in conjunction with the Consolidated Financial Statements and Notes thereto.

Overview


     Diomed specializes in developing and commercializing minimal and micro-invasive medical procedures that use its laser technologies and disposable products. Minimal and micro-invasive medical procedures typically result in reduced pain and scarring, shorter recovery periods and increased effectiveness compared to traditional surgical procedures. Most of the pain associated with traditional surgical procedures results from the slicing of the layers of skin and muscle tissue, which also takes time to heal. This can be diminished by using minimal and micro-invasive procedures instead of traditional surgical treatments. In developing and marketing our clinical solutions, we use proprietary technology and we aim to secure strong commercial advantages over our competitors by gaining governmental approvals in advance of others and through exclusive commercial arrangements. To participate in the rapidly growing minimal and micro-invasive medical procedure industry, we seek to develop medical applications for our laser technology, to incorporate disposable products into these applications and to sell our products to physicians who perform medical procedures using our products and the techniques that we develop. To optimize our revenues, we focus on clinical procedures that require the health care provider to own our equipment and also purchase our disposable products, such as optical fibers. We sell our products to hospital and office-based physicians, including specialists in vascular surgery, oncology, interventional-radiology, phlebology, gynecology and dermatology.

     Using our proprietary technology in certain methods of synchronizing diode light sources and in certain optical fibers, we currently focus on photodynamic therapy (our PDT product line) for use in cancer treatments, and endovenous laser treatment (our EVLT(TM) product line), for use in varicose vein treatments and other clinical applications. Using high power semiconductor diodes as their energy source, our diode lasers combine clinical efficacy, operational efficiency and cost effectiveness in a versatile, compact, lightweight, easy-to-use and easy-to-maintain system.


     Since the beginning of 2001, the composition of Diomed's product line has changed. In the first half of 2001, Diomed abandoned its Laserlite business when we withdrew from the aesthetic laser market. Diomed had acquired Laserlite LLC, the distributor of Diomed's cosmetic laser systems, in May 1998. Diomed subsequently migrated to its existing laser platform, and this led to a decision to discontinue the sale of the Laserlite product line.


     In 2001, Diomed developed endovenous laser treatment (EVLT(TM)), an innovative minimally invasive laser procedure for the treatment of varicose veins caused by greater saphenous vein reflux. In September 2001, Diomed was the first company to receive the CE mark of the European Economic Union for approval for endovenous laser treatment with respect to marketing EVLT(TM) in Europe. On January 22, 2002, Diomed was the first company to receive FDA clearance for endovenous laser treatment, with respect to marketing EVLT(TM) in the U.S.

     Diomed expects that EVLT(TM) will be the primary source of revenue in 2002. In the second quarter of 2002, Diomed sold 18 EVLT(TM) lasers and associated disposable products totaling gross revenue of approximately $530,000, compared to 11 lasers and associated disposable products sold during the first quarter of 2002 resulting in total gross revenues of approximately $283,000. Diomed believes that EVLT(TM) will result in a high level of commercial acceptance due to its quick recovery period, immediate return to one's normal routine barring vigorous physical activities, reduced pain and minimal scarring, and reduced costs compared to vein stripping, the current prevalent clinical treatment for varicose veins. We developed our EVLT(TM) product line as a complete clinical solution and marketing model, including a laser, disposable kit, clinical training and marketing plan, to assist office-based and hospital-based physicians in responding to the demand for treatment of varicose veins in a minimally invasive manner. Diomed also published a health insurance reimbursement guide as a sales and marketing tool to assist physicians in the reimbursement submission process.


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     Diomed expects that as the number of EVLT(TM) procedures performed increases so will its sales of associated disposable items. Diomed believes that the U.S. represents the single largest market for EVLT(TM). Diomed is targeting its sales and marketing efforts at hospitals, private physician practices and clinics, and focuses on leading hospitals. For example, in the second quarter of 2002, Diomed sold EVLT(TM) to six hospitals. University of California at Los Angeles Medical Center in Los Angeles, California, and Massachusetts General Hospital in Boston, Massachusetts are among the hospitals currently performing EVLT(TM) procedures. Diomed plans to expand sales to hospitals in the third and fourth quarters and in 2003.

     Diomed has developed a website - www.evlt.com - to implement its push / pull strategy to attract the interest of both patients and physicians. EVLT.com provides patients with education about treatment options and benefits of EVLT(TM) and provides physicians with education about the EVLT(TM) procedure. Also, patients can inquire about the nearest physician performing EVLTTM by inputting their city and state.

     The sales cycle for selling capital equipment, such as medical lasers, is a dynamic one that can be prolonged by several factors, including:

     .    the customer's internal approval process;

     . hospital determinations as to the speciality of physician performing the EVLT(TM) procedure and the facility where these procedures will be performed;

     . the physician's desire to observe an EVLT(TM) procedure prior to making a purchase decision; and

     .    budget constraints for capital equipment.

The length of the sales cycle may vary according to the type of customer. For example, a sale to a private physician may take just a few weeks, whereas a sale to a hospital may take two months or longer. Diomed is providing hospital-based and office-based physicians with marketing guidance as to how they can build an EVLT(TM) business, which can facilitate the sales closing process and reduce the sales cycle. Also, Diomed is directing interested patients to the nearest performing physician via its website www.evlt.com.

     Based on the dynamics of the selling process, in late March 2002 Diomed made the decision to hire a direct sales force to commercialize EVLT(TM). At the end of May 2002, Diomed had hired, trained and deployed eight new direct sales representatives in key strategic markets across the U.S. to supplement its existing sales infrastructure of independent sales representatives.

     Diomed is already experiencing the benefits of having a direct sales force. The average volume of sales quotes for EVLT(TM) lasers issued in June 2002 as compared to prior months increased substantially. Diomed anticipates that the volume of quotes will continue to grow in the third quarter, which in turn we expect will lead to increased sales. In addition, Diomed is establishing long-term relationships with customers, which is key to developing a recurring revenue stream from sales of disposable components. Diomed anticipates that sales will grow through the third and fourth quarters of this year as the direct sales force strengthens its selling skills in the field for the EVLT(TM) product line and establish its sales territories. As a result, Diomed plans to double the size of its direct sales force to approximately 16 sales persons by the end of 2002 by expanding into territories that do not presently have sales coverage and by adding new sales representatives in existing key strategic markets.

     Diomed's sales of its PDT product line are dependent to an extent upon the clinical development process and the commercialization of PDT drugs by PDT drug companies. As a result, our sales may fluctuate in relation to the timing of PDT drug companies achieving their strategic initiatives. For the six months ended June 30, 2002, our sales of PDT lasers were approximately $238,000, and our sales of PDT disposable items were approximately $339,000.

     Diomed works jointly and early on with photodynamic therapy drug (PDT) companies in their clinical development process in order to design a laser that optimizes the most effective wavelength in combination with their PDT drugs. We have long-term relationships with some of the world's leading photodynamic therapy drug companies, including Axcan Pharma, DUSA, Pharmacyclics and QLT, and have sold them lasers in support of their clinical trials for photodynamic therapy applications. In August 2000, Axcan Pharma and Diomed together received regulatory approval for Diomed's 630nm laser and OPTIGUIDE(R) fiber, and Axcan's Photofrin drug used in the treatment for late stage lung and esophageal cancers. Axcan Pharma is developing other clinical applications using Photofrin, including treatment for Barrett's Esophagus, a pre-cursor to cancer of the esophagus. Axcan Pharma is pursuing an application for FDA clearance for Photofrin and Diomed's lasers and fibers for use in the treatment of Barrett's Esophagus.

     In the U.S., regulatory approval by the FDA is given for each specific treatment in response to a specific pre-market approval application, or "PMA." Each PMA is generally addressed to a use for the device that the PMA specifies. Our PDT line is a delivery system of laser technology, services and fiber disposables to the global photodynamic therapy industry. The FDA considers PDT a modality that requires a combination PMA approval, where the PDT drug company, laser manufacturer and fiber manufacturer work together to obtain regulatory approval for the complete medical procedure.

     Our technology and manufacturing capability has attracted OEM partners. In a typical OEM relationship, we produce the laser and other products to the OEM's specifications, which will then be marketed under the OEM's label. As a result, sales of our products to OEM partners may fluctuate in relation to the achievement of their strategic initiatives. Our most prominent OEM relationship is with Olympus in Japan, which is using our technology for surgical and dental applications. In addition we have a long-term partnership with Dentek Lasersystems Vertriebs GmbH, which is using our laser module for dental applications.

     In 2001, approximately one-third of our revenues were dependent upon a few of our strategic partners and approximately 50% of our sales were generated domestically versus internationally. Going forward, we believe that our annual dependence on any individual customer or group of customers should decrease as more of our revenues may derive from sales of EVLT(TM) in the U.S. market directly to individual physician practices and less to large-scale distributors. In addition, Diomed believes that its percentage of sales generated domestically should increase as it grows the EVLT(TM) market in the U.S.

     Diomed envisions that by developing and marketing procedures to doctors that involve selling key components - namely lasers and their related disposables designed for a single use, including fibers and kits - it will have the potential to create recurring sales. Diomed's plan is that each future procedure will be accompanied with a disposable component.

     In fiscal 2002, Diomed expects to focus on the development and growth of EVLT(TM) sales in the U.S. while simultaneously pursuing channels for future sales worldwide, to support the development and approval of new applications for PDT products, and to continue the development of new minimally invasive medical procedures that offer long-term opportunities to the Company.


     Our historical revenues primarily consist of sales of our lasers and from sales of disposable fibers. Revenue from product sales is recognized at the time of shipment to the customer as long as there is persuasive evidence of an arrangement, the sales price is fixed and determinable and collection of the related receivable is probable. The Company provides for estimated product returns and warranty costs at the time of product shipment. In December 1999, the Securities and Exchange Commission issued a staff accounting bulletin, referred to as SAB No. 101, Revenue Recognition in Financial Statements, which establishes guidance in applying generally accepted accounting principles to revenue recognition in financial statements and is effective beginning with the Company's fourth quarter of the year ended December 31, 2000. The Company has determined that its existing revenue recognition practices comply with the requirements of SAB No. 101 for all periods presented.

     Our historic domestic and international product sales were generated principally through our independent sales representatives, or ISRs, in the U.S. and through our international distributors. We also have OEM relationships in Asia and Europe. Historically, a relatively small portion of our sales has been generated domestically. Through 2000, over half of our revenues have come from international sales. In 2001, we expanded our domestic sales through the expansion of ISRs and our U.S. sales have increased as a result of their activities.

     For foreign currency translation purposes, the assets, excluding property and equipment, and liabilities of Diomed Ltd. are translated at the rate of exchange in effect at year-end, while stockholders' equity, excluding the current year's loss, is translated at historical rates. Results of operations are translated using the weighted average exchange rate in effect during the year. Resulting translation adjustments are recorded as a separate component of stockholders' equity in our balance sheets. Transaction gains and losses are included in operating expenses for all periods presented.

     Our cost of revenue consists primarily of materials, labor, manufacturing, overhead expenses, warranty and shipping and handling costs. As we grow our business and realize manufacturing efficiencies and economies of scale, we expect our cost of revenue to decrease as a percentage of net sales, thereby increasing our gross margin.


     Our operating expenses include selling and marketing, research and development and general and administrative expenses. Sales and marketing expenses consist primarily of personnel costs, commissions, clinical training, marketing, public relations and participation in selected medical conferences and trade shows. Research and development expenses consist primarily of personnel costs, clinical and regulatory costs, patent application costs and supplies. General and administrative expenses consist primarily of personnel costs, professional fees, and other general operating expenses.


     We value our inventories at the lower of cost (first-in, first-out) or market. Our work-in-progress and finished goods inventories consist of materials, labor and manufacturing overhead.


     We have been unprofitable since our founding and have incurred a cumulative net loss of approximately $35.0 million as of June 30, 2002 and approximately $31.4 million as of December 31, 2001. We may continue to incur substantial and possibly increasing operating losses due to spending on research and development programs, clinical trials, regulatory activities, and the costs of manufacturing, marketing and administrative activities.


Results of Operations


Six Months Ended June 30, 2002 Compared to the Six Months Ended June 30, 2001


Revenues


     Revenues for the six months ended June 30, 2002 were $2.1 million, a $3.0 million, or 58%, decrease from $5.1 million for the six months ended June 30, 2001.

     This decrease was principally due to an approximate $3.3 million decrease in laser sales offset by increases of approximately $100,000 in disposable sales and $200,000 in service income. Sales of disposable items include approximately $135,000 in disposable kits for the Company's new EVLT(TM) product line. The decrease in laser sales was primarily attributable to four factors: (1) a $1.7 million, or, 88%, decrease in sales of PDT lasers, (2) a $1.0 million, or, 89%, decrease in OEM sales, (3) the Company's withdrawal from the aesthetic laser market (which had represented $420,000 in revenues in the first half of 2001), and (4) a $400,000, or 71%, decrease in sales of other surgical lasers. These factors were offset by a $300,000, or 87%, increase in laser sales of the Company's new EVLT(TM) product line.

     The decrease in sales of our PDT lasers was principally due to the additional time needed by Axcan Pharma to sell the $1.7 million in lasers it purchased in the first half of 2001 under our exclusive supply agreement. Axcan Pharma purchased these lasers in support of its market launch for Photofrin, the PDT drug used to treat late stage lung and esophageal cancers.


     The decrease in OEM sales is principally due to the additional time needed by Olympus Japan to sell the $0.8 million in surgical lasers it purchased in the first quarter of 2001 to support its market launch.

     We abandoned our Laserlite business when we withdrew from the aesthetic laser market. Diomed had acquired Laserlite, LLC, the distributor of its cosmetic laser systems, in May 1998. Diomed subsequently migrated to its existing laser platform, and this led to a decision to discontinue the sale of the Laserlite product line.

Cost of Revenues


     Cost of revenues for the six months ended June 30, 2002 was $2.2 million, a $1.5 million, or 40%, decrease from $3.7 million for the six months ended June 30, 2001. This decrease was principally due to the decreased sales volume in the first half of 2002 as compared to the same time period in 2001, and a headcount reduction in manufacturing resulting from the restructuring in December 2001 of our subsidiary operations in the UK, offset by regulatory costs incurred in the U.S. in the first half of 2002 that were not incurred in the same period in 2001.


Gross Profit (Loss)


     Gross profit (loss) for the six months ended June 30, 2002 was ($68,000), a $1.51 million, or 105%, decrease from $1.44 million in gross profit for the six months ended June 30, 2001. This decrease was principally due to the decreased sales volume in the first half of 2002 as compared to the same time period in 2001, and as a result the Company absorbed fixed costs for production quality, regulatory and service that otherwise would have been covered.


Research and Development Expenses


     Research and development expenses for the six months ended June 30, 2002 were $383,000, a $382,000, or 50%, decrease from $765,000 for the six months ended June 30, 2001. The decrease was principally due to a headcount reduction resulting from the restructuring in December 2001 of our subsidiary operations in the UK, offset by costs incurred in the first half of 2001 to wind-down the aesthetic laser business, which was acquired from Laserlite LLC, that was subsequently abandoned in the first half of 2001.


Selling and Marketing Expenses


     Selling and marketing expenses for the six months ended June 30, 2002 were $1.1 million, a $100,000, or 8%, decrease from $1.2 million for the six months ended June 30, 2001. The decrease was principally due to a headcount reduction resulting from the restructuring in December 2001 of our subsidiary operations in the UK, offset by staff and recruiting costs for sales and marketing resources in the U.S., including the hiring of a direct sales force, and costs associated with participation in industry trade shows and other marketing initiatives that were incurred in the U.S. in the second quarter of 2002 post FDA clearance for EVLT(TM) that were not incurred in the same period in 2001.


General and Administrative Expenses


     General and administrative expenses for the six months ended June 30, 2002 were $1.7 million, a $0.4 million, or 31%, increase from $1.3 million for the six months ended June 30, 2001. The increase was principally due to staffing costs in the U.S. in the first half of 2002 that were not incurred during the same period in 2001, and incremental legal, investor relations, financial advisory, accounting and other professional fees associated with becoming a public company in the first quarter of 2002, offset by a headcount reduction resulting from a restructuring in December 2001 of our subsidiary in the UK.


Interest Expense, net


     Interest expense for the six months ended June 30, 2002 was $288,000, a $2.5 million, or 90%, decrease from $2.8 million in the six months ended June 30, 2001.

     Interest expense in the six months ended June 30, 2002 includes non-cash charges totaling approximately $225,000. In 2001, the Company issued Promissory Notes, in the aggregate principal amount of $700,000, to two stockholders of the Company in exchange for bridge loans and granted these two stockholders fully exercisable warrants to purchase an aggregate of 80,000 shares of common stock. We recorded the value of such warrants, calculated using the Black-Scholes option pricing model, as a debt discount that would be amortized to interest expense over the life of the notes. In addition, we recorded the beneficial conversion feature attributable to the warrants as interest expense upon the closing of the Merger, which triggered the right to convert the notes.

     Interest expense in the six months ended June 30, 2001 reflects a noncash charge totaling $2.7 million. In March 2001, holders of our 9% convertible subordinated notes, with a conversion price of $3.50 per share, agreed to convert $2.5 million in principal amount of those notes into common stock. The conversion rate was subject to adjustment in the event of certain circumstances, including certain issues of common stock at a price below $3.50 per share. Pursuant to our March 5, 2001 Stock Purchase and Recapitalization Agreement, which provided certain shareholders with additional shares of common stock at a purchase price of $1.00 per share, we adjusted the conversion price of the notes from $3.50 per share to $1.00 per share. At the same time, the holders of the notes converted $2.475 million of the notes into 2,475,000 shares of common stock. We repaid the remaining $225,000 of notes in cash. In accordance with Emerging Issues Task Force (EITF) 00-27, Application of EITF Issue No.98-5 to certain Convertible Instruments, we recorded a non-cash interest expense charge of $2.7 million due to the adjustment of the conversion price.


Results of Operations

   Fiscal Year Ended December 31, 2001 Compared to Fiscal Year Ended December 31, 2000

   Revenues

     Revenues for the year ended December 31, 2001 were $7.7 million, a $1.7 million, or 18%, decrease from $9.4 million for the year ended December 31, 2000. This decrease was due to an approximately $3.3 million decrease in laser sales, offset by increases in fiber sales ($1.3 million) and sales of our new product line, EVLT(TM) ($300,000). The decrease in laser sales was primarily attributed to three factors: (1) a 50% decrease (or, $800,000) in sales of PDT lasers, (2) a 56% decrease (or, $1.6 million) in OEM sales, and (3) the Company's withdrawal from the aesthetic laser market (sales of which decreased by $900,000 in 2001 over 2000).

     The principal reason for the reduction in laser sales is that orders in 2000 were largely by customers who ordered our lasers in connection with clinical trials they were conducting. The lasers purchased in 2000 were sufficient for these customers to continue their trials in 2001. The reduced laser orders by these customers was offset in part by the development of new customers and increased laser sales to Axcan Pharma, Inc. under our exclusive supply agreement (Axcan Pharma, Inc. uses our products (specifically, PDT and OPTIGUIDE(R) fibers) in connection with its product, Photofrin, which is a drug used to treat late stage lung and esophageal cancer). Our OEM sales decreased primarily because we shipped fewer units to certain distributors, who did not need to replenish stock because they experienced delays in obtaining necessary regulatory approvals. We withdrew from the aesthetic laser market when we abandoned our Laserlite business. We acquired Laserlite on May 31, 1998./2/ We subsequently migrated to our existing laser platform, and this led to a decision to discontinue the sale of the Laserlite product line.

--------------------------
/2/ Laserlite LLC was the distributor of our cosmetic laser systems, with certain patents and other intangible assets. As consideration, we issued 414,143 shares of our Common Stock to LaserLite's members and issued options to purchase 86,412

     The increase in fiber sales was primarily due to the acquisition of manufacturing rights from QLT, Inc. for OPTIGUIDE(R) fibers, and the formation of FibersDirect.com, our direct marketing Internet portal for fibers, both of which we completed in fiscal year 2001.

     Sales under our supply agreement with Axcan Pharma accounted for approximately 25% of our revenues in the fourth quarter of 2000.

   Cost of Revenues

     Cost of revenues for the year ended December 31, 2001 was $6.1 million, a $1.3 million, or 18% decrease from $7.4 million for the year ended December 31, 2000. This decrease was primarily due to the decreased sales volume of our products.

Gross Profit

     Gross profit for year ended December 31, 2001 was $1.6 million, a $0.4 million, or 20%, decrease from $2.0 million for the year ended December 31, 2000. This decrease was primarily due to the increased strategic investment in our marketing infrastructure, product quality and customer service tools. We anticipate that this internal investment will result in better financial performance in the future. As a percentage of revenue, gross profit was 21% for both of the years ended December 31, 2001 and 2000, respectively.

   Research and Development Expenses

     Research and development expenses for the year ended December 31, 2001 were $1.22 million, a $50,000, or 4%, decrease from $1.27 million for the year ended December 31, 2000.

   Selling and Marketing Expenses

     Selling and marketing expenses for the year ended December 31, 2001 were $2.5 million, a $900,000, or 56%, increase from $1.6 million for the year ended December 31, 2000. This increase reflects an expansion of staffing in sales and marketing, trade show and promotional expenses, and other expenses related to the expansion of our sales and marketing infrastructure to support growth. Additionally, we invested in marketing programs to support EVLT(TM) and other applications.

   General and Administrative Expenses

     General and administrative expenses for the year ended December 31, 2001 were $2.6 million, a $400,000, or 18%, increase from $2.2 million for the year ended December 31, 2000. The increase was primarily due to an expansion of staffing in management, finance and information technology to support company operations and growth.

   Interest Expense, net

     For the year ended December 31, 2001, interest expense increased from $0.3 million in 2000 to $2.9 million in 2001. The increase in interest expense reflects a noncash charge totaling approximately $2.7 million. In March 2001, holders of our 9% convertible subordinated notes, with a conversion price of $3.50 per share, agreed to convert $2.5 million in principal amount of those notes into common stock. The conversion rate was subject to adjustment in the event of certain circumstances, including certain issues of common stock at a price below $3.50 per share. Pursuant to our March 5, 2001 Stock Purchase and Recapitalization Agreement, which provided certain stockholders with additional shares of common stock at a purchase price of $1.00 per share, we adjusted the conversion price of the notes from $3.50 per share to $1.00 per share. At the same time, the noteholders converted $2.475 million of the notes into 2,475,000 shares of common stock. We repaid the remaining $225,000 of notes in cash. In accordance with Emerging Issues Task Force (EITF) 00-27, Application of EITF Issue No.98-5 to certain Convertible Instruments, we recorded a non-cash interest expense charge of $2.7 million due to the adjustment of the conversion price.

   Value Ascribed to Call Option and Beneficial Conversion Feature Related to Preferred Stock

     Pursuant to the Diomed's Series A Preferred Stock financing in March 2001, two holders of Diomed's Series A Preferred Stock were issued a call option requiring the Company to sell up to an additional 1,000,000 shares of Diomed's Series A Preferred Stock at a price per share equal to $1.00. The Company recorded the fair value of the call option and related beneficial conversion feature, totaling an aggregate of $0.4 million in the accompanying statement of stockholders' equity (deficit).

--------------------------------------------------------------------------------
shares of Common Stock. We allocated approximately $2,600,000 of the purchase price to goodwill and were amortizing such goodwill on the straight-line basis over a four-year period. In December 1999, the Company recorded a noncash accounting charge of approximately $1,600,000 related to the impairment of the value of goodwill.

   Income Taxes

     For the year ended December 31, 2001, we recorded no provision for foreign, federal and state income taxes for the periods 2000 and 2001, as we incurred net operating losses.

   Net Loss Applicable to Common Stockholders

     As a result of the above, the net loss applicable to common stockholders for the year ended December 31, 2001 was $8.1 million, a $4.6 million, or 132%, increase from the year ended December 31, 2000.

Results of Operations

   Fiscal Year Ended December 31, 2000 Compared to Fiscal Year Ended December 31, 1999

   Revenues

     Revenues for the year ended December 31, 2000 were $9.4 million, a $2.6 million, or 38%, increase, from $6.8 million for the year ended December 31, 1999. This was mainly due to an increase in shipments of PDT lasers. As a result of the supply agreement with Axcan Pharma, Inc. (signed in August 2000), we shipped significant units to Axcan Pharma, Inc. in the last two quarters of 2000. We shipped no units to Axcan Pharma, Inc. in 1999. Additionally, OEM laser sales increased significantly year over year, as one of our strategic partners increased shipments in the second quarter of 2000. A decline in aesthetic laser units partially offset these increases, as we continued to experience production issues and diode reliability issues with this segment of the business.

   Cost of Revenues

     Cost of revenues for the year ended December 30, 2000 was $7.4 million, a $700,000, or 10%, increase from $6.7 million for the year ended December 31, 1999. This increase was primarily due to higher materials, labor, warranty, shipping and handling costs associated with increased sales volume of our products.

   Gross Profit

     Gross profit for the year ended December 31, 2000 was $2.0 million, a $2.0 million increase from zero for the year ended December 31, 1999. This was primarily due to the increased sales of higher margin PDT units and higher absorption of fixed portions of manufacturing overheads due to increased production. Additionally, 1999 margins suffered from production issues and diode reliability issues related to aesthetic laser units. The production and diode reliability problems were significantly reduced in 2000, as a result of engineering and design changes. Increased investment in quality and service, with the addition of personnel, partially offset these efficiencies. As a percentage of revenue, gross profit was 20% and 0% for the year ended December 31, 2001 and 2000, respectively.

   Research and Development Expenses

     Research and development for the year ended December 31, 2000 was $1.3 million, a $300,000, or 19%, decrease from $1.6 million for the year ended December 31, 1999. The decline in research and development expense reflects substantial efforts in 1999 to correct production issues and diode reliability related to aesthetic laser units.

   Selling and Marketing Expenses

     Selling and marketing expenses for the year ended December 31, 2000 was $1.6 million, a $500,000, or 24%, decrease from $2.1 million for the year ended December 31, 1999. The decline reflects decreased staffing levels in the sales and marketing, as we reduced the international direct sales force and relied more on distributors.

   General and Administrative Expenses

     General and administrative expenses for the year ended December 31, 2000 was $2.2 million, a $100,000, or 5%, increase from $2.1 million for the year ended December 31, 1999. The increase was primarily due to higher labor costs in finance, human resources and information technology.

   Impairment of Goodwill

     In December 1999, the Company recorded a non-cash accounting charge of $1.6 million related to the impairment of the value of goodwill from the LaserLite LLC, known as "LaserLite," acquisition in May 1998. An impairment was recognized when the Company's development of a next generation laser led to a decision to discontinue the sale of the Laserlite LLC product line.

   Interest Expense, net

     Interest expense for the year ended December 31, 2000 was $300,000, a $200,000 increase from $100,000 for the year ended December 31, 1999. The increase in interest expense reflects additional charges related to the issuance of $2.7 million of 9% convertible subordinated notes in the second quarter of 2000.

   Income Taxes

     We recorded no provision for foreign, federal and state income taxes for the periods 1999 and 2000, as we incurred net operating losses.

   Net Loss Applicable to Common Stockholders

     As a result of the above, the net loss applicable to common stockholders for the year ended December 31, 2000 was $3.5 million, a $4.0 million, or 53%, decrease from the year ended December 31, 1999.

Liquidity and Capital Resources


     Since our inception through June 30, 2002, we have cumulative losses of approximately $35.0 million and may continue to incur operating losses in the future, dependent upon the commercial success of EVLT(TM) post FDA clearance. We have financed our operations primarily through private placements of common stock and preferred stock, and private placements of convertible notes and short-term notes and credit arrangements. Since our inception through June 30, 2002, we have received proceeds from the sale of equity securities, convertible notes and credit arrangements of approximately $40.0 million. Of this investment capital, we raised $10.0 million in the six months ended June 30, 2002 (private placement financing in connection with the Diomed Merger), approximately $3.4 million in 2001 ($2.725 million in the equity private placement between March and May and $700,000 in bridge loan financing during the fourth quarter) and approximately $6.4 million in 2000 ($2.7 million in convertible notes issued in the second quarter, $2.8 million in the equity private placements during August and November and $936,000 loaned from a customer in October), all as described below.

     We anticipate that we will have sufficient cash or access to additional funding sources to fund operations through December 2002, primarily in reliance on the proceeds of the private placement financing related to the Diomed Merger and depending on the Company's ability to achieve its business plan pertaining to the commercial success of EVLT(TM) post-FDA clearance. In addition, we anticipate seeking an international banking relationship to support the anticipated commercial success of EVLT(TM). If we are unable to achieve our business plans, we may need to continue to rely on external sources of financing to meet our cash needs for future acquisitions and internal expansion, and if necessary, defer certain discretionary expenditures in order to continue operations. Additional financing, through subsequent public offerings or private offerings, or private equity or debt financings, may not, however, be available on acceptable terms or at all. Any inability to obtain additional financing would cause us to reduce or cease operations because we would not be able to fund the development of our applications so that they may be commercialized and, thus, become profitable. We had cash of approximately $2.8 million as of June 30, 2002 and approximately $323,000 as of December 31, 2001.

     Cash used in operations for the six months ended June 30, 2002 was approximately $4.6 million. This is principally attributable to the paydown of trade payables of approximately $1.5 million and repayment of a customer advance of approximately $300,000 subsequent to completing the private placement offering in connection with the Diomed Merger, and an increase in prepaid expenses of approximately $191,000 for annual fees. In addition, the low sales volume in the first half of 2002 has put a drain on our financial resources, and the Company had to cover fixed costs such as rent, salaries, benefits and taxes.


     For 2000 and 2001, we required cash for operations of $5.8 million, and $869,000, respectively. The decrease in net cash used in operating activities in 2001 compared to 2000 is primarily attributed to a decrease in accounts receivable ($2.9 million), an increase in accounts payable ($900,000) and an advance received by a customer as a result of a duplicate payment ($300,000), offset by a decrease in accrued expenses ($700,000).



     Cash used in investing activities for the six months ended June 30, 2002 was approximately $75,000. The net cash used in investing activities was principally related to the purchase of office equipment, furnishings and fixtures, and leasehold improvements.

     For 2000 and 2001, net cash used in investing activities was $272,000 and $489,000, respectively. The net cash used in 2000 and 2001 for investing was directly related to the purchases of computer and manufacturing equipment, furnishings and fixtures, leasehold improvements for operating activities.


     Cash provided by financing activities for the six months ended June 30, 2002, was approximately $7.1 million. Cash provided by financing activities is attributable to approximately $8.1 million in net proceeds from the sale of Diomed Holdings common stock sold in the private placement offering in connection with the Diomed Merger. Subsequent to closing the Diomed Merger, the Company repaid the Promissory Notes issued to two stockholders in October and December 2001 in exchange for bridge loans ($700,000), and paid down the Barclays bank line of credit ($650,000).

     For 2000 and 2001, net cash provided by financing activities was $6.2 million and $1.8 million, respectively. Cash provided by financing activities in 2000 was primarily attributed to the $2.7 million provided under the convertible subordinated notes issued between March and June, the $2.8 million in common stock sold in August and November, and the $936,000 customer loan, all described below. Cash provided by financing activities in 2001 was primarily attributed to $2.5 million in net proceeds from sales of Diomed's Series A Preferred Stock between March and May and $700,000 in bridge financing during the fourth quarter, all described below, offset by payments of accounts receivable and the Barclays Bank line of credit (approximately $800,000) and repayment of a portion of the convertible notes in the course of the March 2001 recapitalization ($225,000), and deferred costs related to the private placement and the Diomed Merger which were ultimately consummated on February 14, 2002 ($387,000).


   Capital Transactions in 2000

     Between March and June 2000, we issued $2.7 million of our 9% convertible subordinated notes, which were due on March 31, 2001. The notes were convertible into common stock at $3.50 per share. The conversion rate was subject to adjustment in the event of certain circumstances occurring, including certain issues of common stock at a price below $3.50 per share. (As stated below, we subsequently adjusted the conversion price to $1.00 per share, converted $2,475,000 of the notes into 2,475,000 shares of common stock at $1.00 per share and repaid the remaining $225,000 of notes in cash to certain noteholders.)

     Between August and November 2000, we issued 815,865 shares of our common stock at a price of $3.50 per share, together with warrants to purchase 1,387,294 shares of common stock having an exercise price of $3.50 per share, in private placements resulting in net proceeds of approximately $2.8 million. Pursuant to the Stock Purchase and Recapitalization Agreement, dated March 5, 2001, certain of these private investors exchanged 773,941 shares of common stock, together with warrants to purchase 1,345,370 of common stock, for 2,708,793 shares of common stock.

     In October 2000, Axcan Pharma, a customer, advanced us $936,000 to purchase 630nm diodes.

   Capital Transactions in 2001

     In March 2001, we completed a recapitalization and financing transaction in connection with which we did the following:

     . issued and sold 2,000,000 shares of Diomed's Series A Preferred Stock at a purchase price of $1.00 per share;

     . committed to issue and sell an additional 500,000 shares of Diomed's Series A Preferred Stock to certain investors at a purchase price of $1.00 per share by April 30, 2001;

     . issued a put/call option under which certain investors could elect to purchase, and we could elect to require such investors to purchase, up to an additional 1,000,000 shares of Diomed's Series A Preferred Stock at a purchase price of $1.00 per share, which we exercised to the extent of 225,000 shares in May 2001; the balance of the put/call option expired on May 31, 2001 (as to the put option) and October 31, 2001 (as to the call option);

     . converted $2,475,000 of the 9% convertible subordinated notes into 2,475,000 shares of common stock at $1.00 per share (and repaid the remaining $225,000 of notes in cash to certain noteholders);

     . exchanged 571,429 shares of common stock issued in August 2000 at a purchase price of $3.50 per share into 2,000,001 shares of common stock (for an effective purchase price of $1.00 per share) and cancelled 1,142,858 warrants issued in August 2000; and

     . exchanged 202,512 shares of common stock issued in October 2000 at a purchase price of $3.50 per share for 708,792 shares of common stock (for an effective purchase price of $1.00 per share) and cancelled 202,512 warrants issued in October 2000.

      The investors who acquired approximately 81 percent of the shares of Series A Preferred Stock were either our existing stockholders or affiliates of existing stockholders. All of the investors who acquired shares of our common stock in the transaction were existing security holders.

      In March 2001, we recorded a noncash interest expense totaling approximately $2.7 million due to the adjustment of the original conversion price of the 9% convertible subordinated notes from $3.50 per share to $1.00 per share.

      Effective March 15, 2001, we increased our authorized capital stock to 43,500,000 shares, consisting of 40,000,000 shares of common stock, $0.001 par value per share and 3,500,000 shares of preferred stock, $0.01 par value per share, all of which are designated as Diomed's Series A Preferred Stock.

      Between March and May 2001, we sold 2,725,000 shares of Diomed's Series A Preferred Stock for $1.00 per share, which resulted in gross proceeds of $2,725,000 and net proceeds of $2,533,000.


      In September 2001, Diomed issued a promissory note to Axcan Pharma, Inc., a customer, in the principal amount of $936,000. The note matures on January 1, 2004 and bears interest at a rate of 8.5% per year. Interest is paid quarterly in arrears and the cumulative interest paid through June 30, 2002 is $68,814. The note does not provide for conversion rights.


      In October and December 2001, we issued secured convertible promissory notes in the aggregate principal amount of $500,000 and $200,000, respectively, to two of our stockholders in exchange for their providing bridge financing to us. We also issued 50,000 and 20,000 warrants to purchase shares of our common stock, respectively, to these stockholders, with a maximum exercise price of $2.00 per share. These notes were repaid in full after the Diomed Merger. The warrants (plus an additional 10,000 warrants issued in January 2002 in a related transaction, as described below) remain outstanding.

   Capital Transactions in 2002

      On January 1, 2002, in accordance with the terms of the bridge financing provided to us in October 2001, we issued warrants to purchase an additional 10,000 (in the aggregate) shares of common stock to the two stockholders who provided that bridge financing. The reason for this was that the underlying agreement required us to issue an additional 10,000 warrants to the stockholders in that bridge financing for each month after December 31, 2001 where we did not consummate a reverse-merger. Because the Diomed Merger satisfied that requirement, no additional warrants are issuable in respect of that financing.


      In February 2002, in connection with the Diomed Merger, we conducted a private placement offering of common stock. In the private placement, investors subscribed to purchase from Diomed an aggregate of 5 million shares of its common stock at a price per share of $2.00, which resulted in gross proceeds of $10.0 million and net proceeds of $8.1 million. As a result of the Diomed Merger, the shares of Diomed common stock issued in the private placement were exchanged for an equal number of shares of the Company's common stock. Subsequent to completion of the Diomed Merger, the Company paid back the $700,000 in convertible promissory notes issued to two of our stockholders in October and December 2001, including cumulative interest.

      As to Natexco Corporation:


      On January 23, 2002, Natexco purchased 400,000 shares of common stock owned by Anthony Mulhall, a former director of Natexco.

      On February 5, 2002 Natexco redeemed all of the shares of preferred stock owned by R.H. Consulting Group, Inc. and Desert Bloom Investments, Inc., which represented all of Natexco's then outstanding preferred stock. All of such shares of preferred stock were then canceled.

   Bank Line of Credit


      During 2001 and 2002, our UK subsidiary had access to a line of credit with Barclays Bank, which is limited to the lesser of (Pounds)1,200,000 (approximately $1,745,000 at December 31, 2001 and approximately $1,829,400 at June 30, 2002) or 80% of eligible accounts receivable. This line bears interest at 3% above Barclays Bank's base rate (4% at December 31, 2001 and 4% at June 30, 2002), and borrowings are due upon collection of receivables from customers. As of December 31, 2001, borrowings of approximately (Pounds)601,000 (approximately $874,000) were outstanding, whereas as of June 30, 2002 borrowings of approximately (Pounds)143,258 (approximately $218,396) were outstanding under this line. The lower balance under the line of credit for the six months ended June 30, 2002 are largely due to a decrease in accounts receivable and a change in our customer order policy for financed orders, which we instituted in the third quarter of 2001. Under this new policy, customer orders are generally be supported by a letter of credit, advance payment or payment upon installation, which reduces our reliance on our line of credit.


      Prior to 2001, a predecessor line of credit from Barclays Bank was guaranteed by Konrad Goess-Saurau, to whom we issued options for 7,500 shares of Diomed common stock (at an exercise price of $2.50 per share) as compensation for this guarantee.

QLT, Inc.

      Effective October 16, 2000, we acquired certain intangible assets, primarily manufacturing rights and inventory of QLT, Inc. necessary or useful to commercialize certain series of its OPTIGUIDE(R) Optical fibers product for $1.2 million ($25,000 in cash plus $1,175,000 in the form of two promissory notes, payable within two years). The promissory notes were payable in cash or in stock at the Company's election. In January 2002, Diomed issued 135,735 shares of its common stock in payment of the first of these notes (for principal amount of $339,336), based on a conversion price of $2.50 per share. (The Company also had the right to pay the second QLT promissory note, in the principal amount of $835,664 and due November 8, 2002, representing the balance of the purchase price for the acquisition, in cash or in shares of common stock.)

      On February 11, 2002, QLT wrote to us and stated that it was accepting the 135,735 shares issued to it under protest as it disagreed with the per share price we used in calculating the number of shares issued to it. It also asserted that we had failed, in connection with the issuance of those shares, to confirm certain registration rights and deliver a legal opinion. We disputed this position based on the express terms of the acquisition agreement between us and QLT and the relevant facts. In its letter, QLT also claimed that Diomed failed to deliver certain reports. We believed that we substantially complied with the report requirements that QLT referenced and were willing to readily cure any deficiencies that may exist.


      Since the time when QLT raised these concerns, we have been engaged in discussions with QLT in order to amicably resolve the matter. On August 5, 2002, we settled our potential dispute with QLT. In that connection, we re-valued the conversion price of the promissory note converted in January 2002 to $1.50 per share and issued an additional 90,489 shares of Convertible Preferred Stock to QLT, and we also converted the second promissory note at a conversion price of $1.50 per share and issued 605,570 shares of Convertible Preferred Stock to QLT. In consideration for our issuance of these shares, QLT released us from any claims under both of these promissory notes, as well as a related registration rights agreement and relevant portions of the 2000 OPTIGUIDE(R) asset purchase agreement.


Critical Accounting Policies

      Our discussion and analysis of the Company's financial condition, results of operations, and cash flows are based upon Diomed's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory valuation and obsolescence, intangible assets, income taxes, warranty obligations, contingencies and litigation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

      Our critical accounting policies are as follows:

     .    revenue recognition;

     .    allowance for doubtful accounts;

     .    warranty obligation;

     .    excess and obsolete inventory; and

     .    valuation of long-lived and intangible assets.

      Revenue Recognition. We derive our revenue from primarily two sources (i) product revenue which includes lasers, instrumentation, and disposables, and
(ii) service revenue. The Company recognizes revenue on products and services when the persuasive evidence of an arrangement is in place, the price is fixed or determinable, collectibility is reasonably assured, and title and risk of ownership has been transferred. Transfer of title and risk of ownership generally occurs when the product is shipped to the customer or when the customer receives the product, depending on the nature of the arrangement. The Company currently provides for the estimated cost to repair or replace products under warranty at the time of sale. Service revenue is recognized as the services are performed.

      Allowance for Doubtful Accounts. We assess the credit worthiness of our customers prior to making a sale in order to mitigate the risk of loss from customers not paying us. However, to account for the inevitability that a customer may not pay us, we maintain an allowance for doubtful accounts. We estimate losses based on the overall business climate, our accounts receivable aging profile, and an analysis of the circumstances associated with specific accounts which are past due.

      Warranty Obligation. We engage in extensive product quality programs and processes, including actively monitoring and evaluating the quality of our component suppliers. In addition to these proactive measures, we also provide for the estimated cost of product warranties at the time revenue is recognized.

      Excess and Obsolete Inventory. We maintain reserves for our estimated obsolete inventory. The reserves are equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory reserves may be required.

      Valuation of Long-Lived and Intangible Assets. We assess the impairment of identifiable intangibles and long-lived assets on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. When we determine that the carrying value of intangibles and long-lived assets may not be recoverable, we measure any impairment based on a projected discounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model. If cash generated in the future by the acquired asset is different from current estimates, or if the appropriate discount rate were to change, then the net present value of the asset would be impacted, and this could result in a charge to earnings.

Recent Accounting Pronouncements


      In July 2001, the FASB issued SFAS No. 141, Business Combinations. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. This statement is effective for all business combinations initiated after June 30, 2001.

      In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. This statement applies to goodwill and intangible assets acquired after June 30, 2001, as well as goodwill and intangible assets previously acquired. Under this statement, goodwill as well as certain other intangible assets determined to have an infinite life will no longer be amortized; instead, these assets will be reviewed for impairment on a periodic basis. This statement is effective for the first quarter in the fiscal year ended December 2002. The adoption of this new accounting standard has not had a material impact on our financial statements.

      In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 144 further refines the requirements of SFAS No. 121 that companies (i) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable based on its undiscounted future cash flows and (ii) measure an impairment loss as the difference between the carrying amount and the fair value of the asset. In addition, SFAS No. 144 provides guidance on accounting and disclosure issues surrounding long-lived assets to be disposed of by sale. The Company's adoption of this new accounting standard has not had a material impact on its financial position or results of operation.


Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

      Prior to the Diomed Merger, Spicer, Jeffries & Co. acted as independent public accountants to Natexco Corporation, and Arthur Andersen LLP acted as independent public accountants for Diomed. After the Diomed Merger, Spicer, Jeffries & Co. was not engaged by the Company to prepare audited financial statements of the Company for 2001, since the business of the Company is conducted at the Diomed level. Spicer, Jeffries & Co. was dismissed on March 29, 2002 by action of the Company's board of directors. In order to maintain consistency, Arthur Andersen was designated by the Company's board of directors, effective as of March 27, 2002, to audit our financial statements for the fiscal year ended 2001. The reports of Spicer, Jeffries & Co. on Natexco's financial statements for 2000 did not contain any adverse opinion or disclaimer of opinion, but were prepared on the assumption that Natexco would continue as a going concern. To the best of our knowledge, there were no disagreements between prior management and Spicer, Jeffries & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

      Acting through our Audit Committee, our board of directors determined to change our independent accountants. Accordingly, we have dismissed Arthur Andersen and appointed BDO Seidman LLP to serve as our independent public accountants for the fiscal year ending December 31, 2002. Having completed its standard client acceptance procedures with respect to its engagement by us, BDO Seidman accepted its appointment.

      During the fiscal years ended December 31, 2000 and 2001, and through the date we appointed BDO Seidman, we did not consult BDO Seidman with respect to the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements or any other matters of reportable events as set forth in Item 304(a)(2) of Regulation S-B.

       The report of Arthur Andersen on our financial statements for the fiscal year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between us and Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure for the fiscal year ended December 31, 2001 which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our financial statements for 2001, and there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-B for 2001 or during the subsequent interim period through the date of Andersen's dismissal.

       As required by Item 304T of Regulation S-B, we provided a copy of this report to Arthur Andersen, but we received no response from Arthur Andersen relating to this change of independent accountants. Arthur Andersen has informed us that it has ceased providing such letters.


       During the six month period ending June 30, 2002, and through the date of this prospectus, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and there were no reportable events as set forth in applicable SEC regulations.


       In June 2002, Arthur Andersen was found guilty of certain federal obstruction of justice charges arising from the government's investigation of Enron Corp., prosecuted in an action entitled "In the matter of United States of America against Arthur Andersen LLP," in the United States District Court of the Southern District of Texas. The outcome of this prosecution could adversely affect us in that the ruling against Arthur Andersen could impair its ability to satisfy any claims arising from the provision of auditing services to us and also may impede our access to the capital markets after completion of this offering.

       Although we do not believe that the conviction of Arthur Andersen in the Enron case will materially adversely affect us, should we seek to access the public capital markets after we complete this offering, SEC rules will require us to include or incorporate by reference in any prospectus two years of audited financial statements. The SEC's current rules would require us to present audited financial statements for one or more fiscal years audited by Arthur Andersen and obtain their consent and representations until our audited financial statements for the fiscal year ending December 31, 2003 become available in the first quarter of 2004. If prior to that time the SEC ceases accepting financial statements audited by Arthur Andersen or if Arthur Andersen becomes unable to provide its consent or make the representations to us required by the SEC, it is possible that our available audited financial statements for the years ended December 31, 2000 and 2001 audited by Arthur Andersen might not satisfy the SEC's requirements. While the SEC currently permits companies to include audited financial statements prepared by Arthur Andersen without including Arthur Andersen's consent if the company is unable to obtain such consent despite making reasonable efforts, there can be no assurances that the SEC will continue this policy. In that case, we would be unable to access the public capital markets unless another independent accounting firm is able to audit the financial statements originally audited by Arthur Andersen.

       In connection with the filing of the registration statement of which this prospectus is a part, we used reasonable efforts to obtain the current consent of Arthur Andersen to the inclusion of our available audited financial statements for the years ended December 31, 2001. We were informed by Arthur Andersen that it was unable to provide such consent. As a result, we have filed such financial statements in the manner provided for under current SEC guidelines. Accordingly, you will not be able to sue Arthur Andersen pursuant to
Section 11(a)(4) of the Securities Act, and therefore your right of recovery under that section may be limited as a result of the lack of consent.

       See the risk factors relating to our business in the section of this prospectus captioned "Risk Factors."

                             DESCRIPTION OF PROPERTY

       We own no real property. We occupy 20,500 square feet of office, manufacturing, and research and development space in Cambridge, UK under a lease expiring in April 2024. The Company, however, has the option to terminate the lease agreement at the end of 15 years. If the Company chooses not to exercise its termination option, the lease agreement will continue for the remaining 10 years. We have sublet a portion of this space. We also occupy 2,563 square feet of office space in Andover, Massachusetts under a lease expiring in June 2004. We believe that these facilities are in good condition and are suitable and adequate for its current operations.

                           CERTAIN MARKET INFORMATION


      Our Common Stock is traded on the American Stock Exchange under the symbol "DIO". On September 3, 2002, our Common Stock closed at a price of $0.69 per share.


Market for Common Equity and Related Stockholder Matters

      Since February 22, 2002, our Common Stock has been listed on the American Stock Exchange under the symbol "DIO". Between November 2001 and February 22, 2002, our stock was quoted on the OTC Electronic Bulletin Board. Prior to being quoted on the OTC Bulletin Board, there was no market for our Common Stock. The following table sets forth for the periods indicated the high and low bid price information for the Common Stock as reported on the American Stock Exchange and the Over-the-Counter Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.


                 Period                                    High         Low
                 ------                                    ----         ---
      July 1, 2002 to September 3, 2002...............  $     2.08   $     0.55
      April 1, 2002 to June 30, 2002..................  $     5.35   $     1.04
      February 22 to March 31, 2002...................  $     8.85   $     3.86
      January 1 to February 21, 2002..................  $     9.00   $     0.70
      Fourth Quarter 2001.............................  $     1.00   $     0.77



      On September 3, 2002, the closing price on the American Stock Exchange for the Company's Common Stock was $0.69. As of September 3, 2002 there were approximately 100 holders of record of our Common Stock (a substantial number of which are nominees for other persons).

      From February 19, 2002 through September 3, 2002, the average daily trading volume of our Common Stock was approximately 94,000 shares. During this period, the highest volume of trading was 734,500 shares, which occurred on February 19, 2002, and the lowest volume of trading was 1,500 shares, which occurred on August 28, 2002. We are not aware of any particular reasons for the disparity of trading volume, other than general market conditions.


      It is our present policy not to pay cash dividends and to retain future earnings to support our growth. We do not anticipate paying any cash dividends in the foreseeable future.

                            DESCRIPTION OF SECURITIES

      References in the following description are to securities of Diomed Holdings, unless otherwise stated or readily indicated by context.


      Our authorized capital stock consists of 80,000,000 shares of Common Stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share, of which we have designated 18,000,000 shares as shares of Convertible Preferred Stock. As of September 3, 2002, there were 14,200,000 shares of Common Stock issued and outstanding, and 15,461,749 shares of Convertible Preferred Stock issued and outstanding (which, subject to certain conditions, will convert into 15,461,749 shares of Common Stock). As of September 3, 2002, there were also outstanding options to purchase up to 1,794,878 shares of Convertible Preferred Stock (convertible into 1,794,878 shares of Common Stock), and outstanding Warrants to purchase up to 121,924 shares of Convertible Preferred Stock (convertible into 121,924 shares of common stock).


      The following description of our capital stock does not purport to be complete and is subject to and qualified by our Articles of Incorporation and By-laws, which are included as exhibits to this report, and by the provisions of applicable Delaware law.

   Common Stock

      Subject to preferences that may be applicable to any rights of holders of outstanding stock having prior rights as to dividends, the holders of outstanding shares of our Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board of directors from time to time may determine. Holders of our Common Stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the stockholders. Cumulative voting with respect to the election of directors is permitted by the Articles of Incorporation. The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding stock having prior rights on such distributions and payment of other claims of creditors. Each share of Common Stock outstanding as of the date of this prospectus is validly issued, fully paid and nonassessable.

   Preferred Stock

      The Company's board of directors is authorized, subject to any limitations prescribed by Delaware law, to issue preferred stock. The board of directors can fix the rights, preferences and privileges of the shares and any qualifications, limitations or restrictions thereon. The board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. Each share of preferred stock outstanding as of the date of this prospectus is validly issued, fully paid and nonassessable.

      The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of the Company. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

     .    restricting dividends on Common Stock;

     .    diluting the voting power of the Common Stock;

     .    impairing the liquidation rights of the Common Stock; or

     . delaying or preventing a change in control without further action by the stockholders.

      The Company has designated 18,000,000 shares of its preferred stock as Convertible Preferred Stock. The Convertible Preferred Stock is Convertible into Common Stock at the rate of one share of Common Stock to one share of Convertible Preferred Stock. The Convertible Preferred Stock has rights that are identical to the rights of the Company's Common Stock, except as follows:

      Conversion

     . Each share of Convertible Preferred Stock converts into one share of our Common Stock based upon the effectiveness of the registration statement of which this prospectus is a part:

           -- at the end of the second full month after effectiveness, five percent (5%) of the shares of each holder's Convertible Preferred Stock will automatically convert into shares of our Common Stock;

          -- at the end of each month after the second full month after effectiveness through the twenty-third full month -- after effectiveness, an additional five percent (5%) of the shares of each holder's Convertible Preferred Stock will automatically convert into shares or our Common Stock; and

          -- in all events, at the earlier of February 14, 2004 and the end of the twenty-fourth full month after effectiveness, the balance of the Convertible Preferred Stock will automatically convert into shares of our Common Stock.

                subsequent transferees of the Convertible Preferred stock shall also be subject to the restrictions on conversion.

      . The board of directors may change the conversion provisions of the Convertible Preferred Stock under the following circumstances:

          -- prior to the end of February 2003, if we make a private or public offering of our Common Stock or securities convertible into Common Stock to raise capital or to make an acquisition, the board of directors may postpone further conversion of Convertible Preferred Stock for a period the board decides in good faith, up to the end of February 2004;

          -- prior to the end of February 2004, if we combine with another entity whose equity securities are registered under the Exchange Act, the board of directors may replace the current conversion provisions for the Convertible Preferred Stock with other provisions, so long as the business combination is approved by the board, the new provisions apply equally to all shares of Convertible Preferred Stock and are not less favorable than the current conversion provisions for the rate and amount of conversion;

          -- after the third month following effectiveness of the registration statement of which this prospectus is a part or the end of February 2003, whichever comes later, the board of directors may accelerate the rate of conversion or increase the amount of shares of Convertible Preferred Stock being converted, so long as the change applies equally to all shares of Convertible Preferred Stock; and

          -- after the third month following effectiveness of the registration statement of which this prospectus is a part or the end of February 2003, whichever comes later, the board may establish performance objectives as a condition to implementing changes which accelerate the rate of conversion or increase the amount of shares to be converted, so long as these changes apply equally to all shares of Convertible Preferred Stock. The board has not as yet established any such performance objectives.

      The purpose for the conversion feature of the Convertible Preferred Stock was to permit a staggered increase in the number of shares of common Stock that are available for trading in order to minimize the market disruption that otherwise may occur if a large block of shares were to become tradable at once.

      Voting

      . The holders of the Convertible Preferred Stock shall each be entitled to vote the number of votes equal to the number of shares of the Common Stock into which such shares are convertible. Any matter as to which the holders of Common Stock are entitled to vote shall require the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company's capital stock entitled to vote thereon, including the Convertible Preferred Stock, voting as one class. The affirmative vote of the holders of a majority of the issued and outstanding shares of the Convertible Preferred Stock voting as a separate class, shall be required to change the powers, preferences or special rights of the shares of the Convertible Preferred Stock in relation to the shares of the Common Stock.

      Each share of Convertible Preferred Stock shares ratably in distributions, either as dividends are paid or upon liquidations of the Company, with shares of Common Stock.

   Stock Options and Warrants

      In connection with the Diomed Merger, the Company assumed the obligations of Diomed with respect to Diomed's then-outstanding stock options and each of the two plans under which Diomed had granted these options since 1998, the 1998 Employee Option Plan, referred to as the 1998 Plan, and the 2001 Employee Option Plan, referred to as the 2001 Plan, as well as stock options Diomed had issued prior to the adoption of its stock option plans. As a result of the Migratory Merger, the Company assumed such obligations. Accordingly, the Company assumed options representing a total of 1,789,370 shares of Common Stock. Under the 1998 Plan, options representing 750,000 shares of Common Stock were authorized, of which 283,908 options were outstanding as the effective time of the Diomed Merger and 258,066 options were outstanding as of September 3,

2002. Under the 2001 Plan, options representing 1,750,000 shares of Common Stock were authorized, of which 1,015,783 options were outstanding as of the effective time of the Diomed Merger and 952, 183 options were outstanding as of September 3, 2002. An additional 489,279 options Diomed issued to officers, other employees and consultants prior to the adoption of the 1998 Plan were outstanding as of as of the effective time of the Diomed Merger and 434,629 of these options were outstanding as of September 3, 2002. With respect to these non-plan options, the Migratory Merger Agreement obligates the Company, upon request of the option holders, to perform Diomed's obligations to issue shares upon the exercise of outstanding options.



     As a result of the Migratory Merger, the Company assumed Diomed Holdings Nevada's obligations under the Warrants. The Migratory Merger Agreement also obligated the Company to perform Diomed's obligations to issue shares upon exercise of outstanding Warrants. As a result of the Migratory Merger, as September 3, 2002 our Warrants representing a total of 121,924 shares of Convertible Preferred Stock, convertible into 121,924 shares of Common Stock, were outstanding.

     In April 2002, we entered into an agreement with The Investor Relations Group, Inc., referred to as IRG, for investor relations and public relations services. In connection therewith, we granted to IRG Options to purchase up to 150,000 shares of Convertible Preferred Stock at an exercise price of $5.35 per share. These Options were not granted under the 2001 Plan, but are subject to the terms and conditions of the 2001 Plan as if granted thereunder. IRG's Options shall vest and become exercisable ratably at the end of each month beginning May 2002, over 24 months (1/24 per month) from April 2002, when IRG began providing services to us, so long as our agreement with IRG remains in effect, and these Options shall expire on the earlier of 48 months from the date of the IRG agreement or 24 months after the termination of the IRG agreement. Any unvested Options shall terminate upon the termination of the IRG agreement.


Registration of Securities Issued in the Diomed Merger

     As to the 5,000,000 shares of Common Stock which were issued by the Company in the private placement sale which occurred immediately prior to the effectiveness of the Diomed Merger, certain special provisions apply. First, the Company agreed to file a registration statement covering these shares, which is the registration statement of which this prospectus is a part. If said registration statement is not declared effective by the SEC within 240 days of the Diomed Merger (or, by October 11, 2002), or if the Company fails to maintain the effectiveness of said registration statement until the first anniversary of the Diomed Merger (or, February 14, 2003), then the Company is obligated to pay a penalty equal to 1% (calculated on a fully-diluted basis) of the shares of Common Stock issued in this private placement sale, for each month during which the Company fails to obtain or maintain the effectiveness of the registration statement. Second, if prior to the first anniversary of the Diomed Merger (or, February 14, 2003) the Company offers to the public shares of Common Stock or other securities convertible into Common Stock at a price of at least $2.50 per share and resulting in aggregate proceeds of at least $20,000,000 to the Company, the holders of the 5,000,000 shares of Common Stock purchased in the February 14, 2002 private placement have agreed not to sell or otherwise transfer their shares without the Company's prior written consent for a period of up to two years after the date of the Diomed Merger (or, February 14, 2004).

     In addition to the registration of shares of Common Stock for resale hereunder, in connection with the Diomed Merger, the Company agreed to file, 45 days after the effectiveness of the registration statement, of which this prospectus is a part, a second registration statement that will cover the 1,789,370 shares of its Common Stock issuable upon conversion of all shares of Convertible Preferred Stock that are issuable upon the exercise of Diomed options that the Company assumed as part of the Diomed Merger and the Migratory Merger. For sales of such Common Stock not pursuant to this prospectus, the SEC's Rule 144 will govern resale of the shares issued by the Company and, in general, stockholders will be able to sell their shares subject to the volume and manner of sale limitations of Rule 144, beginning one year after the stockholders have acquired the Company's shares.


     After the closing of the Diomed Merger, 9,200,000 of the Company's 14,200,000 issued and outstanding shares of Common Stock became tradable. The remaining 5,000,000 shares of Common Stock become tradable on the earlier of (i) transferability under Rule 144 (which may restrict shares for a period up to two years after the effective date of the Diomed Merger) and (ii) the effectiveness of the registration statement of which this prospectus is a part. Notwithstanding these restrictions, certain customary exceptions to restrictions on transfer such as gifts, transfers in interest and the like may apply.


Delaware Anti-Takeover Law

     We and our stockholders are subject to Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the prescribed manner. A "business combination" includes merger, asset sale and other transaction resulting in a financing benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

Transfer Agent and Registrar

     The transfer agent and registrar for our Common Stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite #430, Denver, Colorado 80209. We act as our own transfer agent and registrar as to the Convertible Preferred Stock, the Warrants and the options.

                                   MANAGEMENT

Executive officers and directors

     The following tables set forth certain information concerning our executive officers and directors serving as of June 7, 2002. For information about ownership of our Common Stock by the officers and directors named below, see "Security Ownership of Certain Beneficial Owners and Management."

                          Name                         Age             Positions and Offices with the Company
                          ----                         ---             --------------------------------------
James Arkoosh ...................................       48      Chairman
Sam Belzberg ....................................       74      Director
Peter Norris ....................................       47      Director
Peter Klein .....................................       48      Director, President and Chief Executive Officer
Geoffrey Jenkins ................................       50      Director
Kim Campbell ....................................       55      Director
Kevin Stearn ....................................       42      General Manager, Diomed Ltd
Lisa M. Bruneau .................................       35      Vice President, Finance, Treasurer and Secretary

     All directors of the Company were elected to hold office until our 2003 Annual Meeting of Stockholders or special meeting in lieu thereof (and thereafter until their successors have been duly elected and qualified). None of the persons named above are related by blood, marriage or adoption to any of the Company's other directors or executive officers. Executive officers are elected annually by the board of directors and serve at the discretion of the board.

     The following information regards the Company's directors:

     James Arkoosh, Chairman: Mr. Arkoosh is the former COO/CFO of Verus International Group Limited, a merchant bank focused on the globalization of technology. Mr. Arkoosh is a licensed attorney and certified public accountant and with over twenty years experience with the international services group of KPMG LLP located in Hong Kong, San Francisco, Seattle and Singapore prior to joining Verus International Group Limited. Mr. Arkoosh is a former chairman of the California Council for International Trade, former vice chairman for the Asia Pacific Council of American Chambers of Commerce and a former director or officer with several other trade groups, including the China Relations Council, the Japan America Society and the World Trade Club. He is a graduate of the University of Washington Business and Law Schools and holds a BA degree granted in 1976 and a JD degree granted in 1979.

     Sam Belzberg, Director: Mr. Belzberg is the president of Gibralt Capital Corporation, a Canadian private investment company, which, through its affiliates, has an equity interest in several private and public operating companies as well as significant real estate holdings. Prior to 1991, Mr. Belzberg was chairman and chief executive officer of First City Financial Corporation Ltd., a CDN$7 billion full-service financial institution that he founded. Mr. Belzberg is a director of Direct III Marketing, of Del Mar, California, Metromedia Asia Corporation of New York, e-Sim Ltd., of Jerusalem, Israel and Bar Equipment Corporation of America of Commerce, California. Mr. Belzberg received a Bachelor of Commerce Degree from the University of Alberta in 1948. In 1989, he was awarded the Order of Canada and also, he received an honorary doctorate from Simon Fraser University. He received the Governor General of Canada Award in 1992. He is the Chairman of the Dystonia Medical Research Foundation, which he and his wife founded in 1977 and is Chairman of the Simon Wiesenthal Center of Los Angeles.

     Kim Campbell, Director: Ms. Campbell served as Canada's 19th (and first female) Prime Minister in 1993. She was also Canada's Minister of Justice, Attorney General, and Minister of National Defense. In 2000, she completed a four-year term as Consul General of Canada, in which she fostered trade in the high-tech and biotechnology industries. Currently, Ms. Campbell is a Visiting Professor of Practice at the John F. Kennedy School of Government at Harvard University. Ms. Campbell holds a range of prestigious positions, including Senior Fellow of the Gorbachev Foundation of North America in Boston, and member of the International Council of the Asia Society of New York. Her best selling political memoir, Time and Chance, was published in 1996. Ms. Campbell holds a BA from the University of British Columbia, awarded in 1983.

     Geoffrey Jenkins, Director: Mr. Jenkins has over twenty-five years of experience in building consumer and professional healthcare companies and is the founder and president of UV-Solutions, LLC, a product development company. Prior to founding UV-Solutions he held the positions of chief operating officer and then president of MDI Instruments before it was acquired by Becton Dickinson in January 1999. MDI Instruments developed and marketed diagnostic devices for the healthcare market. Mr. Jenkins holds a BS and BA from Clarkson University awarded in 1976.

     Peter Klein, Executive Director, Group Chief Executive Officer: Since 1986, Mr. Klein has served as an executive in the medical image processing business as founder, president and co-chairman of Tomtec Imaging Systems and became president and chief executive officer of Medison America, Inc. a subsidiary of the Korean Group Medison, where he led a number of corporate restructuring transactions. Mr. Klein has served as the president and chief executive officer of Diomed since June 1999.

     Peter Norris, Director: Mr. Norris has had more than twenty-four years of international corporate finance experience spanning Europe, the Americas and Southeast Asia. Between 1976 and 1984 and from 1987 to 1995 he worked with Barings, the investment bank now part of ING, and from 1984 to 1987 with Goldman Sachs. In 1995, he started a private equity and corporate finance advisory business. Mr. Norris is retained by businesses in the media, technology, Internet, fashion, consumer goods and industrial. In March, 1998, Mr. Norris settled without contest an action brought by the Department of Trade and Industry of the UK against himself and 9 other former directors and officers of the Barings Investment Banking Group in connection with its collapse following the discovery in its Singapore operations of a substantial trading fraud. Prior to the collapse Mr. Norris had been the Chief Executive Officer of that Group. Under the terms of the settlement, Mr. Norris accepted a four year ban, ending March 2002, from acting as a director of a company in the UK without court permission.

     The following information regards the executive officers of the Company, in addition to Mr. Klein and Mr. Arkoosh, and highly-compensated non-executive officer employees.

     Kevin Stearn, General Manager, Diomed Limited: Mr. Stearn joined Diomed in March 2000 and is the general manager of its UK subsidiary. From 1987 to 2000 he served as the operations director of a medical diagnostic manufacturer, joining the company in its early start-up phase and growing it to a workforce of over 700 people and a 30-fold increase in production. Mr. Stearn has managed FDA inspections.

     Wade Fox, Vice President Marketing & Sales: Mr. Fox has over 20 years of experience in the field of marketing and sales in medical devices at a senior management level. He graduated from the University of North Carolina in 1974 and received his MBA from Wake Forest University in 1977. During the last five years, prior to joining Diomed, he was director of global marketing at Smith & Nephew and the global director for the artificial heart program at Abiomed of Danvers, Massachusetts. Mr. Fox resigned from the Company effective July 19, 2002.

     Lisa M. Bruneau, Vice President, Finance, Secretary and Treasurer: Ms. Bruneau has several years of experience in the fields of accounting and finance in the biopharmaceutical industry. Ms. Bruneau holds a BS from Bridgewater State College of Massachusetts awarded in 1989 and received her MBA from Suffolk University of Boston, Massachusetts awarded in 2000. During the last five years, prior to joining Diomed, she was director of finance at Acambis, Inc. (formerly OraVax, Inc.), a biopharmaceutical company of Cambridge, Massachusetts.

     Section 16(a) of the Securities Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of any class of the Company's capital stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership and to provide copies of such reports to the Company. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended December 31, 2001, the Company believes that none of the filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of its Common Stock were complied with during the most recent fiscal year (which was completed prior to the Diomed Merger).

Summary Compensation Table

     The following table sets forth certain information concerning the compensation that Diomed paid for services rendered in all capacities to Diomed for the fiscal years ended December 31, 1999, 2000 and 2001 and by all individuals serving as Diomed's CEO during 2001 and Diomed's other executive officers serving on December 31, 2001 whose salary and bonuses for 2001 exceeded $100,000. We refer to these officers of Diomed as the "Named Executive Officers."

                             EXECUTIVE COMPENSATION

                                                                                             Long-Term
                                                            Annual Compensation             Compensation
                                                            -------------------             ------------
                                                                                              Long-Term
                                                                                         Compensation Awards       All Other
                                         Fiscal      Annual Compensation                Securities Underlying   Compensations(2)
Name and Principal Position               Year            Salary ($)       Bonus ($)        Options(1)(#)             ($)
---------------------------               ----            ----------       ---------        -------------             ---
Peter Klein ........................... 12/31/01          $236,611          $ 51,540           221,263              $      0
   President and Chief                  12/31/00          $205,000          $ 28,460          $      0              $      0
   Executive Officer                    12/31/99          $155,320          $      0           118,737              $      0

Gerald A. Mulhall ..................... 12/31/01          $      0          $      0          $      0              $      0
   President and Chief                  12/31/00          $      0          $      0          $      0              $      0
   Executive Officer                    12/31/99          $      0          $      0          $      0              $      0
   prior to the Diomed
   Merger

Charles T. Hoepper(3) ................. 12/31/01          $159,069          $      0          $110,000              $      0
   Chief Financial                      12/31/00          $ 22,356          $      0          $      0              $      0
   Officer, Treasurer
   and Secretary

Wade Fox(3) ........................... 12/31/01          $ 67,708          $      0           110,000              $      0
   Vice President
   Marketing and Sales

Lisa M. Bruneau(4) .................... 12/31/01          $ 15,000          $      0            25,000              $      0
   Controller

Kevin Stearn(3) ....................... 12/31/01          $ 99,209          $  6,344           140,390              $ 14,631
   General Manager                      12/31/00          $ 84,198          $      0            19,610              $      0
   Diomed Ltd

----------

(1) During fiscal 2001, 2000, and 1999, Diomed did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any of the Named Executive Officers.

(2) Includes all other annual compensation and all other long-term compensation. Prerequisites are not included if the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus.

(3) Messrs. Hoepper and Stearn began employment in November 2000 and February 2000, respectively. Mr. Fox commenced his employment in June 2001. His effective annual salary for fiscal year 2001 was $125,000. Mr. Hoepper resigned from the Company effective May 15, 2002. Mr. Fox resigned from the Company effective July 19, 2002.

(4) Ms. Bruneau commenced her employment in November 2001, as Controller. Her effective annual salary for fiscal year 2001 was $90,000. As of March 22, 2002, Ms. Bruneau was appointed Vice President, Finance, Secretary and Treasurer of the Company, with an effective annual salary of $110,000.

Employment Agreements

     Effective July 1, 2001, Diomed entered into an employment agreement with Mr. Klein, under which his employment continues until terminated in accordance with certain provisions. Upon the closing of the Diomed Merger, the Company assumed Mr. Klein's employment agreement, and as a result Mr. Klein serves as the Company's President and Chief Executive Officer at an annual base salary of $250,000. The agreement provides for bonuses as determined by the Company's Board of Directors, and employee benefits, including vacation, sick pay and insurance, in accordance with our policies. Mr. Klein's agreement provides that if we terminate his employment without cause (as defined in the agreement), we remain obligated to pay his annual salary as then in effect, and to continue his medical benefits for one year to the extent permitted by our plans or policies.

     Other executive officers have offer letters which generally provide, that upon termination without cause, we are obligated to pay portions of their annual salary and to continue their medical benefits for a period of between three and eight months. The offer letters also provide for bonus eligibility.

     Our employment agreements with our executives also prohibit the executive from directly or indirectly competing with us for a period of one-year following termination of his employment.

     There have been no adjustments or amendments to the exercise price of stock options for Diomed's executive officers.

Director Compensation


     Effective July 1, 2001, Mr. Arkoosh was elected as Chairman of Diomed with compensation at the rate of $50,000 per year and such compensation, prior to his leaving Verus International Group Limited, was paid to Verus Support Services, Inc., known as VSSI, of which Mr. Arkoosh is the former chief operating officer and chief financial officer, and received additional options to purchase 50,000 shares of Diomed's common stock at an exercise price of $1.25 per share. In connection with the closing of the Diomed Merger, the Company assumed Mr. Arkoosh's agreement. On May 14, 2001, Messrs. Arkoosh, Belzberg, Norris and Jenkins each received options to purchase 50,000 shares of Diomed's common stock at an exercise price of $1.25 per share. On March 4, 2002, Kim Campbell received options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $2.00 per share. These options vest ratably over two years from the date of grant.


     Mr. Arkoosh has informed the Company of his intention to retire at the end of this year, and has tendered his resignation as our chairman and a director, effective December 31, 2002.

     Directors who are also our employees serve as directors without compensation, although we may award stock options or other compensation in our discretion. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending directors' meetings.

Stock Option Plans

     In February 2002, Diomed Holdings Nevada assumed the obligations of Diomed under its 1998 Plan and its 2001 Plan. The Company did not have any stock option plans prior to the Diomed Merger. As a result of the Migratory Merger, the Company assumed Diomed Holdings Nevada's obligations under the plans.

     We rely on incentive compensation in the form of stock options to retain and motivate directors, executive officers and employees. Incentive compensation in the form of stock options is designed to provide long-term incentives to directors, executive officers and other employees, to encourage them to remain with us and to enable them to develop and maintain an ownership position in our Common Stock. Prior to the Diomed Merger, Diomed granted stock options under its 2001 Stock Option Plan and prior to May 2001 under its 1998 Stock Option Plan.

     Diomed's 2001 Plan authorizes stock option grants to directors, and eligible employees, including executive officers. Options generally become exercisable based upon a vesting schedule over four years. The value realizable from exercisable options is dependent upon the extent to which our performance is reflected in the value of our Common Stock at any particular point in time. Equity compensation in the form of stock options is designed to provide long-term incentives to directors, executive officers and other employees. We approve the granting of options in order to motivate these employees to maximize stockholder value. Generally, vesting for options granted under the plan is determined at the time of grant, and options expire after a 10-year period. Options are granted at an excise price not less than the fair market value at the date of grant. As a result of this policy, directors, executives and other employees are rewarded economically only to the extent that the stockholders also benefit through appreciation in the market.

     The options we grant under the 2001 Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. The 2001 Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

     Options granted to employees are based on such factors as individual initiative, achievement and performance. In administering grants to executives, we evaluate each employee's total equity compensation package. We generally review the option holdings of each of the executive officers, including vesting and exercise price and the then current value of such unvested options. We consider equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of our stockholders. In fiscal 2001, we granted options to purchase shares of Common Stock to Messrs. Klein, Hoepper, Fox, and Stearn.

     The board of directors adopted Diomed's 2001 Plan in May 2001, and Diomed's stockholders approved the plan in December 2001. Options for 1,750,000 shares of Common Stock are authorized for issuance under the 2001 Plan. As of June 30, 2002, options for 1,047,613 shares were outstanding under the 2001 Plan, and options for 702,387 shares remain available for future grants. As of September 3, 2002, options for 952,183 shares were outstanding under the 2001 Plan, and options for 797,817 shares remain available for future grants. Options for up to 750,000 shares of Common Stock are authorized for issuance under the 1998 Plan. As of June 30, 2002 and September 3, 2002, options for 258,066 shares were outstanding under the 1998 Plan, and options for 491,934 shares remain available for future grants. No options were issued under the 1998 Plan during fiscal year 2001, and we do not expect to grant additional options under the 1998 Plan.


     Numbers of options described above are expressed in terms of equivalent shares of the Company's Common Stock. As a result of the Diomed Merger and the Migratory Merger, each option to purchase one share of Diomed's common stock has been converted into an option to purchase one share of the Company's Convertible Preferred Stock. Each share of the Company's Convertible Preferred Stock converts into one share of the Company's Common Stock.

Option Grants in Last Fiscal Year

     The following table sets forth certain information regarding stock options that Diomed granted in 2001 to the Named Executive Officers:

                                                                     Percent of Total
                                               Number of Shares     Options Granted To
                                                 Underlying              Employees       Exercise Price
       Name and Principal Position            Options Granted(1)   in Fiscal Year(2)(3)     Per Share     Expiration Date
       ---------------------------            ------------------   --------------------     ---------     ---------------
Peter Klein .............................          121,263                 23.5%           $  1.25           May 13, 2011
      President and Chief Executive                100,000                                 $  1.25          July 18, 2011
      Officer

Charles T. Hoepper (4) ..................          110,000                 11.7%           $  1.25       November 8, 2010
   Chief Financial Officer,
   Treasurer and Secretary

Wade Fox (5) ............................          110,000                 11.7%           $  1.25          June 17, 2011
   Vice President, Marketing and Sales

Kevin Stearn ............................           90,390                 14.9%           $  1.25           May 13, 2011
   General Manager, Diomed Ltd                      50,000                                                  July 28, 2011

Lisa M. Bruneau .........................
   Controller                                       25,000                  2.7%           $  2.25       October 29, 2011
                                                  --------
                                                   606,653

-----------

(1) Numbers of options set forth above are expressed in terms of equivalent shares of the Company's common stock. As a result of the Diomed Merger and the Migratory Merger, each option to purchase one share of Diomed's common stock has been converted into an option to purchase one share of the Company's Convertible Preferred Stock.

(2) During fiscal year 2001, Diomed granted options to purchase an aggregate of 606,653 shares of its common stock to all Named Executive Officers as a group (5 persons) and directors, and options to purchase 333,500 shares of its common stock to all employees other than Named Executive Officers and directors (for a total of 940,153 options to all employees). Diomed also granted 60,000 options to purchase shares of its common stock to non-employees during fiscal year 2001. See Note 1 above for information regarding the conversion of Diomed's options into the Company's options.

(3) In the case of Messrs. Klein and Stearn, the percentage is the aggregate of both grants.

(4) Mr. Hoepper resigned from the Company as of May 15, 2002. These options terminated as of that date.

(5) Mr. Fox resigned from the Company as of July 19, 2002. These options will terminate if not exercised within 90 days of that date.

     The following table sets forth certain information regarding stock options that the Named Executive Officers held as of December 31, 2001:

                                                                     Number of Unexercised
                                                                           Options at                  Value of "in the money"
                                                                       December 31, 2001                     Options at
                                                                          Exercisable/                    December 31, 2001
                      Name and Principal Position                       Unexercisable(1)              Exercisable/Unexercisable(2)
                      ---------------------------                       ----------------              ----------------------------
Peter Klein .....................................................         118,737/221,263                  $ 237,474/$442,556
   President and Chief Executive Officer

Charles Hoepper(3) ..............................................           34,375/75,625                  $  68,750/$151,250
   Chief Financial Officer, Treasurer and Secretary

Wade Fox (4) ....................................................               0/110,000                  $       0/$220,000
   Vice President, Marketing and Sales

Kevin Stearn ....................................................           8,146/151,854                  $   6,292/$303,708
   General Manager, Diomed Ltd

Lisa M. Bruneau .................................................                0/25,000                  $             0/$0
   Controller

-------------------

(1) Numbers of options set forth above are expressed in terms of equivalent shares of the Company's common stock. As a result of the Diomed Merger and the Migratory Merger, each option to purchase one share of Diomed's common stock has been converted into an option to purchase one share of the Company's Convertible Preferred Stock.

(2)  Based on an estimated fair market value of $2.00 as of December 31, 2001.


(3) Mr. Hoepper resigned from the Company as of May 15, 2002. These options terminated as of that date.

(4) Mr. Fox resigned from the Company as of July 19, 2002. These options will terminate if not exercised within 90 days of that date.


     No adjustments to the exercise price of any outstanding options were made during the fiscal year ended December 31, 2001.

                              RELATED TRANSACTIONS

     This section of this prospectus discusses transactions that occurred during 2000, 2001, and 2002 between Diomed, the Company and the following persons:

     . Verus Investments Holdings, Inc., a beneficial holder of more than 5% of the Company's Common Stock;

     . Verus International Group Limited, a beneficial holder of more than 5% of the Company's Common Stock and a subsidiary of Verus Investments Holdings, Inc.;

     . Verus Support Services, Inc., known as VSSI, an affiliate of each of Verus Investments Holdings, Inc. and Verus International Group Limited;

     . Gibralt Capital Corp., a beneficial holder of more than 5% of the Company's Common Stock and is an affiliate of Mr. Belzberg, who is a director of the Company;

     . Winton Capital Holdings Ltd., a beneficial holder of more than 5% of the Company's Common Stock. Mark Belzberg, the owner of Winton, is the son of Sam Belzberg, one of our directors; and

     . James Arkoosh is a director and Chairman of the Company and Diomed. Mr. Arkoosh was an officer of Verus International Group Limited until June 30, 2002.

      The Company believes that each of these transactions were on terms at least as favorable to it as those that could have been obtained from independent third parties.

     In March 2000, Diomed issued and sold $500,000 principal amount of 9% convertible subordinated notes to Verus Investments Holdings, Inc. The notes were due in March 2001 and were converted into common stock at $1.00 per share as part of the March 2001 recapitalization transaction discussed below.


     In August 2000, Diomed issued and sold an aggregate of 511,281 investment units at a purchase price of $3.50 per unit to Verus Investments Holdings, Inc., Gibralt Capital Corp. and James Arkoosh. Each unit was comprised of one share of Diomed's common stock and one warrant to purchase two shares of Diomed's common stock, each at an exercise price of $3.50 per share. The investors were granted a one-year option to invest additional funds. The investors also received approval rights over future equity financings.

     In March and April 2001, Diomed completed a recapitalization involving the March 2000 note purchasers and the August 2000 investors, as well as a new financing transaction. In this recapitalization, Diomed (i) issued and sold 2,041,500 shares of Diomed's Series A Preferred Stock at a purchase price of $1.00 per share to Verus Investments Holdings, Inc., Verus International Group Limited, Winton Capital Holdings Ltd. and James Arkoosh; (ii) issued a put/call option under which Winton Capital Holdings and Verus International Group Limited could elect to purchase, and Diomed could elect to require such investors to purchase, up to an additional 1,000,000 shares of Diomed's Series A Preferred Stock at a purchase price of $1.00 per share; (iii) converted $500,000 of the 9% convertible subordinated notes issued in March 2000 to Verus Investments Holdings, Inc. into 500,000 shares of Diomed's common stock at $1.00 per share; and (iv) converted 511,281 shares of common stock issued in August 2000 to Verus Investments Holdings, Inc., Gibralt Capital Corp. and James Arkoosh at $3.50 per share into 1,789,484 shares of common stock at $1.00 per share and cancelled 1,022,562 warrants issued to those same investors in August 2000. Investors who acquired approximately 81% of the shares of Diomed's Series A Preferred Stock in this transaction were existing stockholders of Diomed or affiliates of existing stockholders of Diomed.

     In May 2001, pursuant to the put/call option issued in connection with the March 2001 recapitalization, Diomed issued 112,500 shares of its Series A Preferred Stock to Winton Capital Holdings and a total of 112,500 shares of its Series A Preferred Stock to three assignees of Versus International Group.

     In October and December 2001, Diomed issued secured convertible promissory notes in the aggregate principal amount of $500,000 and $200,000, respectively, to Winton Capital Holdings and Verus Investment Group Limited in exchange for their providing bridge financing to Diomed. Diomed also issued 50,000 and 20,000 warrants (in the aggregate) to purchase shares of its common stock, respectively, to these stockholders with an exercise price of $2.00 per share. See Note 15 of the Notes to Consolidated Financial Statements for information regarding the terms of these notes. We paid $7,500 in interest to each of these noteholders when we repaid the notes. On January 1, 2002, 5,000 additional warrants were issued to each of Winton Capital Holdings and Verus Investment Group Limited in satisfaction of Diomed's obligation, pursuant to the terms of the October bridge financing, to issue 10,000 additional warrants if Diomed did not consummate a transaction in the nature of the Diomed Merger prior to December 31, 2001. The warrants are fully exercisable for two years from the date of issuance. The notes provided interest at 7.5% and a maturity date of January 1, 2003. The notes also provided that at the election of the noteholders, prior to maturity, the notes were convertible into, and the warrants are exercisable for, shares of Diomed's common stock as follows: (1) if Diomed were to complete a reverse merger, the conversion price of the notes and the exercise price of the warrants would be set at the price per share reflected in the reverse merger; (2) if another type of financing transaction were to occur, the conversion price of the notes and the exercise price of the warrants would be set at the lesser of $2.00 per share and the price per share in the transaction, and (3) if a merger or consolidation, other than a reverse merger, were to occur, the conversion price of the notes and the exercise price of the warrants would be set at the lesser of $2.00 per share and the price per share of any warrants issued in the transaction. All principal and accrued interest was repaid by Diomed, with proceeds from the private placement sale of Diomed common stock which occurred immediately prior to the Diomed Merger on February 14, 2002. Diomed issued 5,000,000 shares of its common stock in the private placement, at a price of $2.00 per share, and received aggregate gross proceeds of $10,000,000 from the private placement. Of the 5,000,000 shares of common stock sold in this private placement, Winton Capital Holdings purchased 1,200,000 shares, at a price of $2.00 per share, for an aggregate purchase price of $2,400,000.

     VSSI has entered into two advisory agreements with Diomed. The first agreement provides that as an advisor to the Diomed Merger, a fixed advisory fee of $750,000 was payable to VSSI upon the closing of the Diomed Merger, which was paid from the gross proceeds of the private placement by the public company. Diomed believes the VSSI fee is comparable to the fee that would have been payable on an arm's length basis to an unrelated advisor. The agreement provides that a portion of this advisory fee may, at the request of the Company and with the agreement by VSSI, be converted into equity if the full $10,000,000 amount of the private placement related to the Diomed Merger was not raised. The Company did not so request and paid the full amount of the fee in cash.

     The second agreement was initially between VSSI and Diomed, and the Company assumed this separate agreement as part of the Diomed Merger. Under the agreement, the Company engages VSSI for 18 months, (commencing the first day of the month succeeding the Diomed Merger, or March 1, 2002) which period may be extended if mutually agreed upon by both parties, to act as a financial advisor to (1) evaluate and recommend financial and strategic alternatives, (2) identify potential acquisition and merger targets, and if requested by the Company, contact such parties and assist the Company with analysis and negotiations, (3) advise the Company as to the timing, structure and pricing, and (4) assist the Parent in any agreements. Under this agreement, the Company pays VSSI a monthly fee of $15,000, plus out-of-pocket expenses. VSSI is entitled to a success fee of 3.5% of any transaction value, including consideration that the Company and/or its affiliates provides or receives in business combination transactions with third parties, with a minimum fee of $175,000. The success fee is payable if VSSI identifies and introduces the transaction, notwithstanding the participation or execution by other advisors. Also, the Company may request VSSI to perform other advisory services that would be subject to customary fees and terms. In addition, VSSI may terminate the agreement at any time during the eighteen-month period by giving the Company thirty days written notice. The Company has agreed to indemnify VSSI for claims arising out of VSSI's engagement under this agreement, except for claims arising from VSSI's bad faith or gross negligence.

Transactions with Promoters


     Because of their management positions, organizational efforts and/or percentage share ownership of Natexco, Gerald A. Mulhall and Anthony Mulhall may be deemed to be "parents" and "promoters" of the Company, as the Securities Act and the rules thereunder define those terms. Mr. John H. and Ms. Terese M. Tetstill may be "parents" and "promoters" of Security Software because of their present management positions with, and organizational efforts on behalf of, Security Software. Because of these relationships, transactions between and among the Company, Security Software, Messrs. Gerald A. Mulhall and Anthony Mulhall, Aboyne Management Ltd., of which Gerald A. Mulhall is the president and controlling shareholder, and Mr. and Ms. Tetstill, should not be considered to have occurred at arm's-length.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


     The following table lists beneficial ownership of the Company's common stock for the persons or groups specified therein, which includes direct and indirect (beneficial) ownership, as defined by the rules and regulations of the Securities and Exchange Commission. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. Information for our directors and officers is as of June 7, 2002 (stock options vested as of June 30, 2002 are included in this table).



                                                                                            Amount and Nature         Approximate
                                                                                              of Beneficial            Percent of
Title of Class                               Name and Address of Beneficial Owner               Owner(1)                Class(6)
--------------                               ------------------------------------               --------                --------
Common Stock .........................    Ajmal Khan                                                4,417,826(2)           14.7%
                                          c/o Verus International Group Limited
                                          PO Box 309 G.T.
                                          South Church Street
                                          Cayman Islands

Common Stock .........................    Winton Capital Holdings Ltd                               2,785,000(3)            9.3%
                                          1177 West Hastings, Suite 2000
                                          Vancouver, British Columbia

Common Stock .........................    Sam Belzberg                                              1,031,249               3.4%
                                          c/o Gibralt Capital Corp
                                          1177 West Hastings, Suite 2000
                                          Vancouver, British Columbia

Common Stock .........................    James Arkoosh(5)                                            156,750               0.5%
                                          240 East 39/th/ Street
                                          New York, NY 10016

Common Stock ........................     Peter Norris                                                82,766(7)                0.3%
                                          136-142 Bramley Road
                                          London W10 6SR
                                          United Kingdom

Common Stock ........................     Peter Klein                                                151,579                   0.5%
                                          c/o Diomed
                                          One Dundee Park
                                          Andover, MA 01810

Common Stock ........................     Geoffrey Jenkins                                            25,000                   0.1%
                                          UV Solutions
                                          15 Glenbrook Road
                                          Wellesley Hills, MA 02481

Common Stock ........................     A. Kim Campbell                                             12,500                     0%
                                          c/o Harvard University
                                          JFK School of Government
                                          79 John F. Kennedy St.
                                          Cambridge, MA 02138

Common Stock ........................     Wade Fox                                                    27,500                  0.01%
                                          c/o Diomed
                                          One Dundee Park
                                          Andover, MA 01810



                                                                                          Amount and Nature        Approximate
                                                                                             of Beneficial          Percent of
Title of Class                              Name and Address of Beneficial Owner               Owner(1)              Class(5)
--------------                              ------------------------------------               --------              --------
Common Stock ........................    Kevin Stearn                                                 34,261                  0.1%
                                         c/o Diomed Ltd.
                                         Cambridge Research Park
                                         Ely Road
                                         Cambridge CB5 9TE
                                         United Kingdom

Common Stock ........................    All officers and directors as a group (8                  1,521,605                  5.1%
                                         persons)


------------
(1)  Stated in terms of equivalent shares of the Company's Common Stock.

(2) Includes total of 40,000 warrants issued to Verus International Group Limited in connection with Diomed's October 2001 and December 2001 bridge loan financings.

(3) Includes total of 40,000 warrants issued to Winton Capital Holdings Ltd. in connection with Diomed's October 2001 and December 2001 bridge loan financings.

(4) Includes 999,999 shares of Convertible Preferred Stock owned by Gibralt Capital Corp., beneficially owned by Sam Belzberg, and 31,250 shares of stock options.

(5) Until June 30, 2002 Mr. Arkoosh was the chief operating officer and chief financial officer of Verus International Group Limited and Verus Support Services Inc. Ajmal Khan beneficially owns a majority interest in Verus Investments Holdings, Inc. Mr. Arkoosh disclaims all beneficial ownership in all shares that Mr. Khan beneficially owns. Mr. Arkoosh ceased to be an employee of Verus as of August 2, 2002. Mr. Arkoosh has informed the Company of his intention to retire at the end of this year, and has tendered his resignation as our chairman and a director, effective December 31, 2002.


(6) Based on 29,997,546 shares of Common Stock of the Company being issued and outstanding (assuming the conversion of all outstanding shares of Convertible Preferred Stock but not assuming the exercise of any outstanding Warrants and stock options, excluding options being registered).

(7) Includes 16,402 shares of Convertible Preferred Stock owned by Mr. Norris' spouse.

                            SELLING SECURITY HOLDERS

     Of the 20,919,470 shares of Common Stock being registered for resale by the selling stockholders, 5,000,000 have been issued in connection with a private placement in February 2002 in connection with the Diomed Merger. In addition, up to 15,461,749 shares of Common Stock may be issued upon the conversion of shares of Convertible Preferred Stock, and 121,924 shares may be issued upon the conversion of Convertible Preferred Stock that are issuable upon the exercise of the Warrants. The Convertible Preferred Stock and the Warrants were issued to the former holders of Diomed in connection with the Diomed Merger. In addition, up to 335,797 shares of common Stock may be issued upon conversion of shares of Convertible Preferred Stock issuable upon exercise of the Options.

     Except as noted on the following tables, the selling stockholders are not affiliates of us and have not had any position, office or other material relationship with us within the past three years, except as stockholders. All of the shares of Common Stock that have been or may be acquired by the selling stockholders upon the issuance of stock, upon the conversion of convertible debentures or upon the exercise of the Warrants or the Options are being registered and offered pursuant to the registration statement of which this prospectus forms a part.

                                                            Number of Shares of
                                                                Common Stock          Number of
                                                                Beneficially          Shares of        Number of     Number of
                                                                Owned before         Common Stock      Shares of     Shares of
                                                                 Offering--            Offered:       Common Stock  Common Stock
                                                               Direct/Indirect       Common Stock       Offered:      Offered:
                                                           (As of August 6, 2002)      issued in      Common Stock  Common Stock
                                                              (Excludes Common     February 14, 2002   underlying    underlying
                  Name of Selling Stockholder                Stock Equivalents)    Private Placement    Options       Warrants
                  ---------------------------                ------------------    -----------------    -------       --------
Winton Capital Holdings(1) .............................    1,200,000/1,200,000        1,200,000                       40,000
Verus Investments Holdings Inc.(1)(2) ..................                                                 40,591
Verus International Group Limited(1)(2) ................                                                               40,000
Rathbone Jersey Limited re PT635 .......................
Gibralt Capital Corporation(3) .........................
QLT, Inc.(4) ...........................................
Green Cresent Corporation ..............................
Sofaer Funds/SCI Global Hedge Fund .....................
Sofaer Funds/SCI Asian Hedge Fund ......................
CMWL Trust .............................................
Semamor Enterprises ....................................        500,000/500,000          500,000
David Muller ...........................................                                                 80,586
Instrumentarium Corporation ............................
Steve Shraiberg ........................................        300,000/300,000          300,000
Marousa L. Dumaresq ....................................
The Equitable Life Assurance Society ...................
Matthew Bronfman Recipient Pour Off Trust ..............        250,000/250,000          250,000
Panamerica Capital Group, Inc. .........................        250,000/250,000          250,000
Private Investment Company Ltd. ........................        250,000/250,000          250,000
Sarah Investments Ltd. .................................        250,000/250,000          250,000
Jack L. Rivkin .........................................        100,000/100,000          100,000
South Yorkshire Pension Authority ......................
Virtual Winds Capital Inc ..............................
The Investor Relations Group, Inc.(8) ..................                                                150,000
Charles Diamond ........................................        150,000/150,000          150,000
Citifriends Nominee Limited--A/C UTIS ..................
Cirpa Inc. .............................................        132,500/132,500          132,500
Hyde Park International Holdings Ltd. ..................        125,000/125,000          125,000
Seneca Ventures ........................................        125,000/125,000          125,000
Woodland Ventures Fund .................................        125,000/125,000          125,000
The Generics Group AG ..................................
N W Brown Nominees Limited .............................
James Arkoosh(5) .......................................
3854973 Canada Inc. ....................................        100,000/100,000          100,000
Bruce Fogel ............................................        100,000/100,000          100,000
Neil Durazzo ...........................................
Transatlantic Capital General Partner C Limited ........

                                                                                              Percent of
                                                                                             Common Stock
                                                                                             Beneficially
                                                                                              Owned after
                                                           Number of Shares                    Offering
                                                           of Common Stock                  (Approximate)
                                                              Offered:                         Assumes
                                                            Common Stock                     conversion,
                                                             underlying       Number of        issuance
                                                             Convertible      Shares of    and/or exercise
                                                           Preferred Stock   Common Stock       of all
                                                             Issued and      Owned after     Common Stock
                  Name of Selling Stockholder               Outstanding       Offering       Equivalents)
                  ---------------------------               -----------       --------       ------------
Winton Capital Holdings(1) .............................    1,545,000.0      2,785,000             2%
Verus Investments Holdings Inc.(1)(2) ..................    2,337,234.5      2,377,826           7.9%
Verus International Group Limited(1)(2) ................    2,000,000.0      2,040,000             4%
Rathbone Jersey Limited re PT635 .......................    1,035,000.0      1,035,000           3.5%
Gibralt Capital Corporation(3) .........................      999,999.0        999,999           3.3%
QLT, Inc.(4) ...........................................      831,794.0        831,794           2.8%
Green Cresent Corporation ..............................      637,000.0        637,000           2.1%
Sofaer Funds/SCI Global Hedge Fund .....................      483,046.0        483,046           1.6%
Sofaer Funds/SCI Asian Hedge Fund ......................      483,047.0        483,047           1.6%
CMWL Trust .............................................      500,000.0        500,000           1.7%
Semamor Enterprises ....................................                       500,000           1.7%
David Muller ...........................................      446,210.0        526,796           1.8%
Instrumentarium Corporation ............................      429,333.0        429,333           1.4%
Steve Shraiberg ........................................                       300,000           1.0%
Marousa L. Dumaresq ....................................      270,018.0        270,018           0.9%
The Equitable Life Assurance Society ...................      263,641.0        263,641           0.9%
Matthew Bronfman Recipient Pour Off Trust ..............                       250,000           0.8%
Panamerica Capital Group, Inc. .........................                       250,000           0.8%
Private Investment Company Ltd. ........................                       250,000           0.8%
Sarah Investments Ltd. .................................                       250,000           0.8%
Jack L. Rivkin .........................................      130,000.0        230,000           0.8%
South Yorkshire Pension Authority ......................      168,872.0        168,872           0.6%
Virtual Winds Capital Inc ..............................      165,000.0        165,000           0.6%
The Investor Relations Group, Inc.(8) ..................                       150,000           0.5%
Charles Diamond ........................................                       150,000           0.5%
Citifriends Nominee Limited--A/C UTIS ..................      140,000.0        140,000           0.5%
Cirpa Inc. .............................................                       132,500           0.4%
Hyde Park International Holdings Ltd. ..................                       125,000           0.4%
Seneca Ventures ........................................                       125,000           0.4%
Woodland Ventures Fund .................................                       125,000           0.4%
The Generics Group AG ..................................      107,663.0        107,663           0.4%
N W Brown Nominees Limited .............................      119,478.0        119,478           0.4%
James Arkoosh(5) .......................................      100,500.0        100,500           0.3%
3854973 Canada Inc. ....................................                       100,000           0.3%
Bruce Fogel ............................................                       100,000           0.3%
Neil Durazzo ...........................................      100,000.0        100,000           0.3%
Transatlantic Capital General Partner C Limited ........       95,815.0         95,815           0.3%

                                                Number of Shares of
                                                   Common Stock            Number of
                                                   Beneficially            Shares of         Number of    Number of
                                                   Owned before           Common Stock       Shares of    Shares of
                                                     Offering-              Offerred:      Common Stock  Common Stock
                                                  Direct/Indirect         Common Stock       Offered:      Offered:
                                                (As of June 7, 2002)        issued in      Common Stock  Common Stock
                                                 (Excludes Common       February 14, 2002   underlying    underlying
          Name of Selling Stockholder            Stock Equivalents)     Private Placement    Options       Warrants
          ---------------------------            -----------------      -----------------    -------       --------
Chase Nominees Limited ......................
SITRA .......................................
The Bank of New York Nominees Limited .......                                                                  18,991
State Street Nominees Limited A/C XCG9 ......
Antonio Garcia ..............................         75,000/75,000                75,000
Joseph Yanow ................................         74,000/74,000                74,000
James Remington Hobbs(6) ....................
Jonathan Cohen ..............................
Melvin Fogel ................................         62,500/62,500                62,500
Dr & Mrs David Burns (Raven trust) ..........
Elio Cerundolo ..............................         56,000/56,000                56,000
MSS Nominees Ltd--a/c 831183 ................
HSBC Global Custody Nominee (UK) Ltd A/C
  813259 ....................................
1212855 Ontario Ltd. ........................         50,000/50,000                50,000
Alan Dershowitz .............................         50,000/50,000                50,000
Alex Vahabzadeh Money Purchase Plan .........         50,000/50,000                50,000
Bridge Finance Ltd. .........................         50,000/50,000                50,000
Green Mountain Trading, Ltd. ................         50,000/50,000                50,000
John Galt Private, L.P. .....................         50,000/50,000                50,000
Majedie Investments plc .....................
Philip Winder ...............................
Steve Leisher ...............................         50,000/50,000                50,000
Orva Harwood ................................         40,000/40,000                40,000
T & C Nominees Limited ......................
Jeffrey Evans ...............................         12,500/12,500                12,500
Julian Rogers--Coltman ......................         12,500/12,500                12,500
Lord Anthony St. John .......................         37,500/37,500                37,500
Falspar Holdings Limited ....................
Sofaer Funds/SCI Global Hedge Fund ..........
Renee Schatz Revocable Trust ................         35,000/35,000                35,000
T&J Reilly Revocable Trust ..................         35,000/35,000                35,000
Walter Eeds .................................         35,000/35,000                35,000
Brian Kingham ...............................                                                                   7,100
Rodney Knight ...............................
Mr Robert N Bee and/or Mrs Dolores M Bee ....
Makinen Properties Limited ..................
Sharon Lee ..................................

                                              Number of Shares                   Percent of
                                               of Common Stock                  Common Stock
                                                   Offered:                     Beneficially
                                                Common Stock                    Owned after
                                                 underlying        Number of      Offering
                                                 Convertible       Shares of    (Aproximate)
                                               Preferred Stock   Common Stock    (Excludes
                                                 Issued and       Owned after   Common Stock
          Name of Selling Stockholder            Outstanding       Offering     Equivalents)
          ---------------------------            -----------       --------     -----------
Chase Nominees Limited ......................         95,632.0         95,632           0.3%
SITRA .......................................         83,333.0         83,333           0.3%
The Bank of New York Nominees Limited .......         63,991.0         82,982           0.3%
State Street Nominees Limited A/C XCG9 ......         80,267.0         80,267           0.3%
Antonio Garcia ..............................                          75,000           0.3%
Joseph Yanow ................................                          74,000           0.2%
James Remington Hobbs(6) ....................         72,204.0         72,204           0.2%
Jonathan Cohen ..............................         70,000.0         70,000           0.2%
Melvin Fogel ................................                          62,500           0.2%
Dr & Mrs David Burns (Raven trust) ..........         56,749.0         56,749           0.2%
Elio Cerundolo ..............................                          56,000           0.2%
MSS Nominees Ltd--a/c 831183 ................         54,524.0         54,524           0.2%
HSBC Global Custody Nominee (UK) Ltd A/C
  813259 ....................................         52,769.0         52,769           0.2%
1212855 Ontario Ltd. ........................                          50,000           0.2%
Alan Dershowitz .............................                          50,000           0.2%
Alex Vahabzadeh Money Purchase Plan .........                          50,000           0.2%
Bridge Finance Ltd. .........................                          50,000           0.2%
Green Mountain Trading, Ltd. ................                          50,000           0.2%
John Galt Private, L.P. .....................                          50,000           0.2%
Majedie Investments plc .....................         50,000.0         50,000           0.2%
Philip Winder ...............................         50,000.0         50,000           0.2%
Steve Leisher ...............................                          50,000           0.2%
Orva Harwood ................................                          40,000           0.1%
T & C Nominees Limited ......................         39,620.0         39,620           0.1%
Jeffrey Evans ...............................         25,000.0         37,500           0.1%
Julian Rogers--Coltman ......................         25,000.0         37,500           0.1%
Lord Anthony St. John .......................                          37,500           0.1%
Falspar Holdings Limited ....................         36,363.0         36,363           0.1%
Sofaer Funds/SCI Global Hedge Fund ..........         35,901.0         35,901           0.1%
Renee Schatz Revocable Trust ................                          35,000           0.1%
T&J Reilly Revocable Trust ..................                          35,000           0.1%
Walter Eeds .................................                          35,000           0.1%
Brian Kingham ...............................         26,000.0         33,100           0.1%
Rodney Knight ...............................         30,593.0         30,593           0.1%
Mr Robert N Bee and/or Mrs Dolores M Bee ....         29,000.0         29,000           0.1%
Makinen Properties Limited ..................         28,721.0         28,721           0.1%
Sharon Lee ..................................         25,131.0         25,131           0.1%

                                            Number of Shares of                                                Number of Shares
                                               Common Stock         Number of                                  of Common Stock
                                               Beneficially         Shares of        Number of     Number of      Offered:
                                               Owned before        Common Stock      Shares of     Shares of    Common Stock
                                                 Offering-           Offerred:     Common Stock   Common Stock   underlying
                                              Direct/Indirect      Common Stock      Offered:       Offered:     Convertible
                                          (As of August 6, 2002)     issued in     Common Stock   Common Stock Preferred Stock
                                             (Excludes Common    February 14, 2002  underlying     underlying    Issued and
       Name of Selling Stockholder          Stock Equivalents)  Private Placement    Options       Warrants     Outstanding
       ---------------------------          -----------------   -----------------    -------       --------     -----------
D L G Rowlands ..........................                                                                              25,000.5
Aslan Ltd. ..............................         25,000/25,000             25,000
Charles Savill ..........................                                                                              25,000.0
Chris Ohlsen ............................                                                                              25,000.0
Edward Baxter ...........................                                                                              25,000.0
Elon Dershowitz .........................         25,000/25,000             25,000
Hugh Moreshead ..........................                                                                              25,000.0
Jim Fitzgerald ..........................         25,000/25,000             25,000
Mark & Amanda Sater .....................                                                                              25,000.0
Michael May .............................                                                                              25,000.0
Nick Burge ..............................                                                                              25,000.0
Nick Robinson ...........................                                                                              25,000.0
Ray Grimm ...............................         25,000/25,000             25,000
Richard Gray ............................                                                                              25,000.0
Ross Jones ..............................                                                                              25,000.0
Rupert Scott ............................                                                                              25,000.0
Thomas Brassil ..........................         25,000/25,000             25,000
W.T. Leahy III ..........................         25,000/25,000             25,000
Xavier De. La Rochefoncould .............                                                                              25,000.0
Ilkka Mannonen ..........................                                                                              24,000.0
John Marshall ...........................                                                20,571                         2,739.0
George M. Lieberman .....................                                                                              20,500.0
Mr J E Everett ..........................                                                20,000
Topworld Investment Limited .............                                                                              17,951.0
Mrs T. Norris(7) ........................                                                                              16,402.0
Paul Banner .............................                                                                              14,360.0
Richard Bourne ..........................                                                                1,862         11,000.0
David John Shaw .........................                                                                2,600         10,160.0
Gerry Nichele ...........................         12,500/12,500             12,500
Nicholas Burge ..........................         12,500/12,500             12,500
Patricia Kelly-White ....................         12,500/12,500             12,500
Richard Katz ............................                                                                              12,000.0
Mr R D A Kelly ..........................                                                                              11,224.0
Rock (Nominees) Limited--A/C 0222557 ....                                                                              10,980.0
RBSTB Nominees Ltd: A/C 1781 ............                                                                             10,750.0
A Andrew M Fraser .......................                                                                              10,132.0
Caryn Bailey ............................                                                                              10,000.0
Ernest Holloway .........................         10,000/10,000             10,000

                                                          Percent of
                                                        Common Stock
                                                        Beneficially
                                                        Owned after
                                           Number of      Offering
                                           Shares of    (Aproximate)
                                          Common Stock   (Excludes
                                          Owned after   Common Stock
       Name of Selling Stockholder         Offering      Equivalents)
       ---------------------------         --------      -----------
D L G Rowlands ..........................      25,001           0.1%
Aslan Ltd. ..............................      25,000           0.1%
Charles Savill ..........................      25,000           0.1%
Chris Ohlsen ............................      25,000           0.1%
Edward Baxter ...........................      25,000           0.1%
Elon Dershowitz .........................      25,000           0.1%
Hugh Moreshead ..........................      25,000           0.1%
Jim Fitzgerald ..........................      25,000           0.1%
Mark & Amanda Sater .....................      25,000           0.1%
Michael May .............................      25,000           0.1%
Nick Burge ..............................      25,000           0.1%
Nick Robinson ...........................      25,000           0.1%
Ray Grimm ...............................      25,000           0.1%
Richard Gray ............................      25,000           0.1%
Ross Jones ..............................      25,000           0.1%
Rupert Scott ............................      25,000           0.1%
Thomas Brassil ..........................      25,000           0.1%
W.T. Leahy III ..........................      25,000           0.1%
Xavier De. La Rochefoncould .............      25,000           0.1%
Ilkka Mannonen ..........................      24,000           0.1%
John Marshall ...........................      23,310           0.1%
George M. Lieberman .....................      20,500           0.1%
Mr J E Everett ..........................      20,000           0.1%
Topworld Investment Limited .............      17,951           0.1%
Mrs T. Norris(7) ........................      16,402           0.1%
Paul Banner .............................      14,360           0.0%
Richard Bourne ..........................      12,862           0.0%
David John Shaw .........................      12,760           0.0%
Gerry Nichele ...........................      12,500           0.0%
Nicholas Burge ..........................      12,500           0.0%
Patricia Kelly-White ....................      12,500           0.0%
Richard Katz ............................      12,000           0.0%
Mr R D A Kelly ..........................      11,224           0.0%
Rock (Nominees) Limited--A/C 0222557 ....      10,980           0.0%
RBSTB Nominees Ltd: A/C 1781 ............      10,750           0.0%
A Andrew M Fraser .......................      10,132           0.0%
Caryn Bailey ............................      10,000           0.0%
Ernest Holloway .........................      10,000           0.0%

                                             Num er of Shares                                                     Number of Shares
                                              Common Stock           Number of        Number of      Number of     of Common Stock
                                              Beneficially           Shares of        Shares of      Shares of       Offered:
                                              Owned before          Common Stock     Common Stock   Common Stock    Common Stock
                                               Offering--             Offerred:        Offered:        Offered:      underlying
                                             Direct/Indirect        Common Stock        Common         Common        Convertible
                                          (As of August 6, 2002)      issued in          Stock         Stock       Preferred Stock
                                             (Excludes Common     February 14, 2002    underlying    underlying      Issued and
           Name of Selling Stockholder       Stock Equivalents)   Private Placement     Options       Warrants      Outstanding
           ---------------------------       ------------------   -----------------     -------       --------      -----------
Lorne Neff ...............................         10,000/10,000             10,000
J Beatson-Hird ...........................                                                                 4,100           5,600.0
Michael Bourne ...........................                                                                                 9,677.5
Anthony Hamilton, Esq ....................                                                                                 9,500.0
Alexander Neil Foster ....................                                                                                 9,050.0
Clifford Sydney Bassett ..................                                                                                 9,050.0
William Henry Salomon ....................                                                                                 9,000.0
St John's College, Cambridge .............                                                                                 8,527.0
D L G Rowlands Trust .....................                                                                                 8,304.0
Katie Louise Victoria Bourne .............                                                                                 8,152.5
Douglas Fernie ...........................                                                   8,000
K Goess-Saurau ...........................                                                   7,500
Malzam Investments .......................                                                                 1,749           6,050.0
Mrs Katherine Mary Watts .................                                                                                 7,500.0
Adrian Grundy ............................                                                     514                         7,465.0
Dr & Mrs David Burns .....................                                                                                 7,396.0
Pearl Finance Limited ....................                                                                                 7,180.0
Peter Ting Chang Lee .....................                                                                                 7,180.0
Charles Michael Orsborn ..................                                                                                 7,000.0
William Oliver Lane Fox-Pitt .............                                                                                 7,000.0
Gerlach & Co.IRS # 13-6021155 ............                                                                                 6,675.0
Bond of Northolt Ltd .....................                                                                                 6,600.0
Professor Licinio Angelini ...............                                                                                 6,512.0
Richard Kahn .............................                                                                                 6,500.0
Paul Lancelot Banner .....................                                                                                 6,300.0
Malcolm Hacking ..........................                                                                                 6,000.0
Mr Douglas Nation ........................                                                                                 6,000.0
Julia Investments ........................                                                                                 5,995.0
James Gerrard Potter .....................                                                                                 5,600.0
Maureen Chalker & T.M. Trustees Limited ..                                                                                 5,600.0
Mrs V J Cannon ...........................                                                                                 5,600.0
William Stoops ...........................                                                                                 5,600.0
John Robert Sylvester Skinner ............                                                                                 5,516.0
G R Ian Lowis ............................                                                                                 5,500.0
David Vivian .............................                                                   1,143                         5,478.0
Julian Maughan ...........................                                                   1,143                         5,478.0
Bruce Johnson ............................                                                                                 5,400.0
Mrs Tracy Andrea Howell ..................                                                                                 5,400.0

                                                                        Percent of
                                                                       Common Stock
                                                                       Beneficially
                                                                       Owned after
                                                      Number of         Offering
                                                      Shares of        Approximate
                                                    Common Stock        (Excludes
                                                     Owned after       (Common Stock
           Name of Selling Stockholder                Offering          Equivalents)
           ---------------------------                --------         ------------
Lorne Neff ...............................                10,000                0.0%
J Beatson-Hird ...........................                 9,700                0.0%
Michael Bourne ...........................                 9,678                0.0%
Anthony Hamilton, Esq ....................                 9,500                0.0%
Alexander Neil Foster ....................                 9,050                0.0%
Clifford Sydney Bassett ..................                 9,050                0.0%
William Henry Salomon ....................                 9,000                0.0%
St John's College, Cambridge .............                 8,527                0.0%
D L G Rowlands Trust .....................                 8,304                0.0%
Katie Louise Victoria Bourne .............                 8,153                0.0%
Douglas Fernie ...........................                 8,000                0.0%
K Goess-Saurau ...........................                 7,500                0.0%
Malzam Investments .......................                 7,799                0.0%
Mrs Katherine Mary Watts .................                 7,500                0.0%
Adrian Grundy ............................                 7,979                0.0%
Dr & Mrs David Burns .....................                 7,396                0.0%
Pearl Finance Limited ....................                 7,180                0.0%
Peter Ting Chang Lee .....................                 7,180                0.0%
Charles Michael Orsborn ..................                 7,000                0.0%
William Oliver Lane Fox-Pitt .............                 7,000                0.0%
Gerlach & Co.IRS # 13-6021155 ............                 6,675                0.0%
Bond of Northolt Ltd .....................                 6,600                0.0%
Professor Licinio Angelini ...............                 6,512                0.0%
Richard Kahn .............................                 6,500                0.0%
Paul Lancelot Banner .....................                 6,300                0.0%
Malcolm Hacking ..........................                 6,000                0.0%
Mr Douglas Nation ........................                 6,000                0.0%
Julia Investments ........................                 5,995                0.0%
James Gerrard Potter .....................                 5,600                0.0%
Maureen Chalker & T.M. Trustees Limited ..                 5,600                0.0%
Mrs V J Cannon ...........................                 5,600                0.0%
William Stoops ...........................                 5,600                0.0%
John Robert Sylvester Skinner ............                 5,516                0.0%
G R Ian Lowis ............................                 5,500                0.0%
David Vivian .............................                 6,621                0.0%
Julian Maughan ...........................                 6,621                0.0%
Bruce Johnson ............................                 5,400                0.0%
Mrs Tracy Andrea Howell ..................                 5,400                0.0%

                                                             Number of Shares of
                                                                Common Stock            Number of
                                                                Beneficially            Shares of         Number of     Number of
                                                                Owned before           Common Stock       Shares of     Shares of
                                                                  Offering--             Offerred:      Common Stock  Common Stock
                                                               Direct/Indirect         Common Stock       Offered:      Offered:
                                                           (As of August 6, 2002)         issued in      Common Stock  Common Stock
                                                              (Excludes Common       February 14, 2002   underlying    underlying
          Name of Selling Stockholder                        Stock Equivalents)      Private Placement    Options       Warrants
          ---------------------------                        ------------------      -----------------    -------       --------
Lemasco Nominees Limited A/C F112 ........................
Smith & Williamson Nominees Limited ......................
Cheryl More ..............................................         5,000/5,000                  5,000
Dr Robert Alfred John Challiss ...........................
Joan Woodrow .............................................         5,000/5,000                  5,000
Mr Timothy Francis Fetherstonhaugh Nixon .................                                                                1,133
Mrs Lucy Elizabeth Muriel Nixon ..........................                                                                1,133
Ian Sloan Marshall Robertson, Esq ........................
Banque Syz & Co S.A ......................................
Jack Manning .............................................
Shemin Scaranie ..........................................
Angel Cendan .............................................
The M G Tattersall Trust .................................
Charles Frederick Melville Rawlinson .....................
Damon De Laszlo ..........................................
Marjorie Davies ..........................................
Mrs Jill Rosalind Rawlinson ..............................
Mrs Ruth C Forestier-Walker & Richard E T Curney .........
Patrick Frank Barbour ....................................
Eric Leyns, Esq ..........................................                                                                  916
Mr Roderick Connors & Mrs Maureen Connors ................
Alastair Roderick Donald MacLeod .........................
Nigel Playford ...........................................
Mr David Edgar Harwood Wagstsaff .........................
Richard E W Minors, Esq ..................................
Mr John Nugent ...........................................
Geoffrey Miller and Mrs Pauline Miller ...................
David James Cremin, Esq ..................................
Thomas Duncan Stewart Horsey .............................
Reads Trustees Limited A/C 6006 Hugo's Fund ..............
Julian Charles Knight ....................................
Emily Anne Jenny Bourne ..................................
Thomas James Bourne ......................................
Robin James Upton, Esq ...................................
Charles Graham-Wood, Esq .................................
Bryan M Elliott ..........................................
P N J May ................................................

                                                                              Number of Shares                      Percent
                                                                              of Common Stock                    Common Stock
                                                                                  Offered:                       Beneficially
                                                                                Common Stock                      Owned after
                                                                                 underlying        Number of        Offering
                                                                                 Convertible       Shares of      (Aproximate)
                                                                              Preferred Stock    Common Stock      (Excludes
                                                                                 Issued and       Owned after     Common Stock
          Name of Selling Stockholder                                            Outstanding       Offering       Equivalents)
          ---------------------------                                            -----------       --------       -----------
Lemasco Nominees Limited A/C F112 ......................................            5,040.0           5,040            0.0%
Smith & Williamson Nominees Limited ....................................            5,040.0           5,040            0.0%
Cheryl More ............................................................                              5,000            0.0%
Dr Robert Alfred John Challiss .........................................            5,000.0           5,000            0.0%
Joan Woodrow ...........................................................                              5,000            0.0%
Mr Timothy Francis Fetherstonhaugh Nixon ...............................            3,819.0           4,952            0.0%
Mrs Lucy Elizabeth Muriel Nixon ........................................            3,819.0           4,952            0.0%
Ian Sloan Marshall Robertson, Esq ......................................            4,806.0           4,806            0.0%
Banque Syz & Co S.A ....................................................            4,400.0           4,400            0.0%
Jack Manning ...........................................................            4,154.0           4,154            0.0%
Shemin Scaranie ........................................................            4,152.0           4,152            0.0%
Angel Cendan ...........................................................            4,012.0           4,012            0.0%
The M G Tattersall Trust ...............................................            4,005.0           4,005            0.0%
Charles Frederick Melville Rawlinson ...................................            4,000.0           4,000            0.0%
Damon De Laszlo ........................................................            4,000.0           4,000            0.0%
Marjorie Davies ........................................................            4,000.0           4,000            0.0%
Mrs Jill Rosalind Rawlinson ............................................            4,000.0           4,000            0.0%
Mrs Ruth C Forestier-Walker & Richard E T Curney .......................            4,000.0           4,000            0.0%
Patrick Frank Barbour ..................................................            3,941.0           3,941            0.0%
Eric Leyns, Esq ........................................................            3,000.0           3,916            0.0%
Mr Roderick Connors & Mrs Maureen Connors ..............................            3,800.0           3,800            0.0%
Alastair Roderick Donald MacLeod .......................................            3,760.0           3,760            0.0%
Nigel Playford .........................................................            3,733.0           3,733            0.0%
Mr David Edgar Harwood Wagstsaff .......................................            3,644.0           3,644            0.0%
Richard E W Minors, Esq ................................................            3,607.0           3,607            0.0%
Mr John Nugent .........................................................            3,500.0           3,500            0.0%
Geoffrey Miller and Mrs Pauline Miller .................................            3,411.0           3,411            0.0%
David James Cremin, Esq ................................................            3,300.0           3,300            0.0%
Thomas Duncan Stewart Horsey ...........................................            3,200.0           3,200            0.0%
Reads Trustees Limited A/C 6006 Hugo's Fund ............................            3,080.0           3,080            0.0%
Julian Charles Knight ..................................................            3,000.0           3,000            0.0%
Emily Anne Jenny Bourne ................................................            2,905.5           2,906            0.0%
Thomas James Bourne ....................................................            2,905.5           2,906            0.0%
Robin James Upton, Esq .................................................            2,865.0           2,865            0.0%
Charles Graham-Wood, Esq ...............................................            2,847.0           2,847            0.0%
Bryan M Elliott ........................................................            2,800.0           2,800            0.0%
P N J May ..............................................................            2,800.0           2,800            0.0%

                                            Number of Shares of
                                                Common Stock          Number of
                                                Beneficially          Shares of        Number of       Number of
                                                Owned before         Common Stock      Shares of       Shares of
                                                 Offering--            Offered:       Common Stock    Common Stock
                                               Direct/Indirect       Common Stock       Offered:        Offered:
                                           (As of August 6, 2002)      issued in      Common Stock    Common Stock
                                              (Excludes Common     February 14, 2002   underlying      underlying
        Name of Selling Stockholder          Stock Equivalents)    Private Placement    Options         Warrants
        ---------------------------          ------------------    -----------------    -------         --------
Lady Clare Remington Hobbs ..............
Edward Boleza ...........................                                                    571
Richard Nicolazzo .......................                                                    571
Dr Dafydd Geraint Davies ................
Patrick G G Dear ........................
J M A Ferguson ..........................
Philip R Davies, Esq ....................
Laurent de Cuniac .......................
Mr D & Mrs E S M Bendall ................
Miss Nicola Davies ......................
Gareth Richard Hayward ..................                                                                      960
Mrs P M Upton ...........................
David G Parr & Derek E Parr .............
Dr Richard William Falla Le Page ........
Thomas Anthony Lewis ....................
Mrs Eve Stephanie Merrilees Bendall .....
Jennifer Moody ..........................                                                                      900
Mr Alan James Bonner ....................
Mr Clive Richard Atkins .................
Mrs Diana Maisie Newton .................
Mrs Jacqueline Rose Bratchell ...........
Nutraco Nominees Ltd--M2044 .............
Peter May, Esq ..........................
Bruce Richardson Parkes, Esq ............
Christopher Adam John Rothschild ........
Hugo Edward Upton, Esq ..................
Mr Ian Craig Hanson .....................
Henry Anstey ............................
Carl Strutt .............................
Miss Rona C Jarvis ......................
Geoffrey Weiss, Esq .....................
Lesley A Lathe ..........................
W T Murray ..............................
Helen Margaret Skinner ..................
Alan Torry ..............................
Francis Hugh Kirkpatrick ................
Oughtershaw Hall Trust ..................
Alexander M Knight ......................


                                           Number of Shares                     Percent of
                                           of Common Stock                     Common Stock
                                              Offered:                         Beneficially
                                            Common Stock                        Owned after
                                             underlying        Number of         Offering
                                             Convertible       Shares of      (Approximate)
                                           Preferred Stock    Common Stock      (Excludes
                                             Issued and       Owned after      Common Stock
        Name of Selling Stockholder         Outstanding        Offering        Equivalents)
        ---------------------------         -----------        --------        ------------
Lady Clare Remington Hobbs ..............          2,796.0           2,796               0.0%
Edward Boleza ...........................          2,739.0           3,310               0.0%
Richard Nicolazzo .......................          2,739.0           3,310               0.0%
Dr Dafydd Geraint Davies ................          2,690.0           2,690               0.0%
Patrick G G Dear ........................          2,675.0           2,675               0.0%
J M A Ferguson ..........................          2,667.0           2,667               0.0%
Philip R Davies, Esq ....................          2,667.0           2,667               0.0%
Laurent de Cuniac .......................          2,600.0           2,600               0.0%
Mr D & Mrs E S M Bendall ................          2,590.0           2,590               0.0%
Miss Nicola Davies ......................          2,434.0           2,434               0.0%
Gareth Richard Hayward ..................          1,450.0           2,410               0.0%
Mrs P M Upton ...........................          2,388.0           2,388               0.0%
David G Parr & Derek E Parr .............          2,257.0           2,257               0.0%
Dr Richard William Falla Le Page ........          2,200.0           2,200               0.0%
Thomas Anthony Lewis ....................          2,185.0           2,185               0.0%
Mrs Eve Stephanie Merrilees Bendall .....          2,184.0           2,184               0.0%
Jennifer Moody ..........................          1,167.0           2,067               0.0%
Mr Alan James Bonner ....................          2,000.0           2,000               0.0%
Mr Clive Richard Atkins .................          2,000.0           2,000               0.0%
Mrs Diana Maisie Newton .................          2,000.0           2,000               0.0%
Mrs Jacqueline Rose Bratchell ...........          2,000.0           2,000               0.0%
Nutraco Nominees Ltd--M2044 .............          2,000.0           2,000               0.0%
Peter May, Esq ..........................          2,000.0           2,000               0.0%
Bruce Richardson Parkes, Esq ............          1,960.0           1,960               0.0%
Christopher Adam John Rothschild ........          1,960.0           1,960               0.0%
Hugo Edward Upton, Esq ..................          1,960.0           1,960               0.0%
Mr Ian Craig Hanson .....................          1,900.0           1,900               0.0%
Henry Anstey ............................          1,790.0           1,790               0.0%
Carl Strutt .............................          1,700.0           1,700               0.0%
Miss Rona C Jarvis ......................          1,674.0           1,674               0.0%
Geoffrey Weiss, Esq .....................          1,654.0           1,654               0.0%
Lesley A Lathe ..........................          1,636.0           1,636               0.0%
W T Murray ..............................          1,600.0           1,600               0.0%
Helen Margaret Skinner ..................          1,544.0           1,544               0.0%
Alan Torry ..............................          1,512.0           1,512               0.0%
Francis Hugh Kirkpatrick ................          1,500.0           1,500               0.0%
Oughtershaw Hall Trust ..................          1,500.0           1,500               0.0%
Alexander M Knight ......................          1,467.0           1,467               0.0%

                                            Number of Shares of
                                                Common Stock          Number of
                                                Beneficially          Shares of        Number of       Number of
                                                Owned before        Common Stock       Shares of       Shares of
                                                 Offering--           Offered:        Common Stock    Common Stock
                                               Direct/Indirect      Common Stock        Offered:        Offered:
                                           (As of August 6, 2002)     issued in       Common Stock    Common Stock
                                              (Excludes Common     February 14, 2002   underlying      underlying
       Name of Selling Stockholder           Stock Equivalents)    Private Placement    Options         Warrants
       ---------------------------           ------------------    -----------------    -------         --------
Richard Angus ............................
John Bai .................................
Albert Shackcloth, Esq ...................
C C Cannon ...............................
Dr Barbara Chalmers Hanson ...............
Dr John Kenneth Montague Moody ...........
Leigh Carter .............................
Mr Stuart Buchan Douglas .................
Mrs Enid Mary Boston .....................
Mrs J B Macintosh ........................
Mrs Patricia Anne Money-Coutts ...........
Brian Keigan .............................
Maureen O'Connell ........................                                                    286
Michael Moretti ..........................                                                  3,143
Ilias George Mavroleon, Esq ..............
Robert Hoar ..............................
Jeff Dover ...............................                                                    284
Dr David Hartley .........................
Dr Clare Foden ...........................
Laurent Faure ............................
Web Securities & Secretariat Ltd .........
Mr Simon Victor Toynbee ..................
Andrew Dames .............................
Ashley H Kent ............................
Gwynne Richard Howell, Esq ...............
Professor Robert G Edwards ...............
Dr Geoffrey P Cubbin .....................
R J K Walden .............................
Mrs Perdita Le Marchant Swift ............
Dr James Edward Roseblade ................
Mr Frederick William Woods ...............
Robert James Millington Rawe .............
Jocelyn G H Knight .......................
Barry Chesters ...........................
Fern E Elbrick ...........................
Geraint Davies ...........................
Harry Faure Walker .......................
J J Durkin ...............................

                                           Number of Shares                     Percent of
                                           of Common Stock                     Common Stock
                                              Offered:                         Beneficially
                                            Common Stock                        Owned after
                                             underlying        Number of         Offering
                                             Convertible       Shares of       (Approximate)
                                           Preferred Stock    Common Stock      (Excludes
                                             Issued and       Owned after      Common Stock
       Name of Selling Stockholder          Outstanding        Offering       Equivalents)(9)
       ---------------------------          -----------        --------       ---------------
Richard Angus ............................         1,447.0            1,447            0.0%
John Bai .................................         1,404.0            1,404            0.0%
Albert Shackcloth, Esq ...................         1,400.0            1,400            0.0%
C C Cannon ...............................         1,400.0            1,400            0.0%
Dr Barbara Chalmers Hanson ...............         1,400.0            1,400            0.0%
Dr John Kenneth Montague Moody ...........         1,400.0            1,400            0.0%
Leigh Carter .............................         1,400.0            1,400            0.0%
Mr Stuart Buchan Douglas .................         1,400.0            1,400            0.0%
Mrs Enid Mary Boston .....................         1,400.0            1,400            0.0%
Mrs J B Macintosh ........................         1,400.0            1,400            0.0%
Mrs Patricia Anne Money-Coutts ...........         1,400.0            1,400            0.0%
Brian Keigan .............................         1,370.0            1,370            0.0%
Maureen O'Connell ........................         1,370.0            1,656            0.0%
Michael Moretti ..........................         1,370.0            4,513            0.0%
Ilias George Mavroleon, Esq ..............         1,367.0            1,367            0.0%
Robert Hoar ..............................         1,367.0            1,367            0.0%
Jeff Dover ...............................         1,363.0            1,647            0.0%
Dr David Hartley .........................         1,353.0            1,353            0.0%
Dr Clare Foden ...........................         1,310.0            1,310            0.0%
Laurent Faure ............................         1,303.0            1,303            0.0%
Web Securities & Secretariat Ltd .........         1,300.0            1,300            0.0%
Mr Simon Victor Toynbee ..................         1,260.0            1,260            0.0%
Andrew Dames .............................         1,200.0            1,200            0.0%
Ashley H Kent ............................         1,200.0            1,200            0.0%
Gwynne Richard Howell, Esq ...............         1,200.0            1,200            0.0%
Professor Robert G Edwards ...............         1,200.0            1,200            0.0%
Dr Geoffrey P Cubbin .....................         1,192.0            1,192            0.0%
R J K Walden .............................         1,180.0            1,180            0.0%
Mrs Perdita Le Marchant Swift ............         1,120.0            1,120            0.0%
Dr James Edward Roseblade ................         1,100.0            1,100            0.0%
Mr Frederick William Woods ...............         1,100.0            1,100            0.0%
Robert James Millington Rawe .............         1,060.0            1,060            0.0%
Jocelyn G H Knight .......................         1,033.0            1,033            0.0%
Barry Chesters ...........................         1,000.0            1,000            0.0%
Fern E Elbrick ...........................         1,000.0            1,000            0.0%
Geraint Davies ...........................         1,000.0            1,000            0.0%
Harry Faure Walker .......................         1,000.0            1,000            0.0%
J J Durkin ...............................         1,000.0            1,000            0.0%

                                              Number of Shares of
                                                  Common Stock          Number of
                                                  Beneficially          Shares of        Number of       Number of
                                                  Owned before        Common Stock       Shares of       Shares of
                                                   Offering--           Offered:        Common Stock    Common Stock
                                                 Direct/Indirect      Common Stock        Offered:        Offered:
                                             (As of August 6, 2002)     issued in       Common Stock    Common Stock
                                                (Excludes Common     February 14, 2002   underlying      underlying
             Name of Selling Stockholder       Stock Equivalents)    Private Placement    Options         Warrants
             ---------------------------       ------------------    -----------------    -------         --------
Waters Lunniss Nominees ....................
 Limited--a/c C37720 .......................
John Michael Randolph ......................
Mr David Temple Ramply .....................
Mrs Victoria M Gordon ......................
Anthony L Coe, Esq & Miss Anne Jenner ......
C W Squire .................................
Christopher L Russon, Esq ..................
Mrs A M Gilbert ............................
Mr James Murray Burns & Mrs Lynne V Burns ..
John Cyril Adams ...........................                                                                   480
Diana J Knight .............................
Madeleine S Knight .........................
Dr Gillian Rosemary Evans ..................
Frederick Hiscox ...........................
Jeremy David Paulson-Ellis Esq .............
John Sidney Howard Handley Motion ..........
Mr Anthony Wray & Mrs Brenda Wray ..........
Ian Edward Boston ..........................
Miss Suzanne Cathryn Boston ................
Mrs Florence Mildred Sladden ...............
Quentin Puckridge ..........................
Jonathan Bartlett ..........................
Anthony Winter, Esq ........................
Dr Peter Hutchinson ........................
Mr David Gerald Garton .....................
Peter Golob ................................
Susan Tolliday .............................
Thomas Geoffrey Lupton, Esq ................
Timothy John Millington Rawe ...............
Mr and Mrs Robert Rawe .....................
Mr George Barry Jackson ....................
Thomas James Wakeling Esq ..................
Mr Neil Braithwaite ........................
Michael J Halloran .........................
Rupert Armitage ............................
Brian Charles Carter .......................
Patricia Mahoney ...........................                                                  114
Stephen Oates ..............................


                                             Number of Shares                     Percent of
                                             of Common Stock                     Common Stock
                                                Offered:                          Beneficially
                                              Common Stock                        Owned after
                                               underlying        Number of         Offering
                                               Convertible       Shares of      (Approximate)
                                             Preferred Stock    Common Stock      (Excludes
                                               Issued and       Owned after      Common Stock
             Name of Selling Stockholder      Outstanding        Offering        Equivalents)
             ---------------------------      -----------        --------        ------------
Waters Lunniss Nominees
 Limited--a/c C37720 .......................       1,000.0             1,000               0.0%
John Michael Randolph ......................       1,000.0             1,000               0.0%
Mr David Temple Ramply .....................       1,000.0             1,000               0.0%
Mrs Victoria M Gordon ......................       1,000.0             1,000               0.0%
Anthony L Coe, Esq & Miss Anne Jenner ......         980.0               980               0.0%
C W Squire .................................         980.0               980               0.0%
Christopher L Russon, Esq ..................         980.0               980               0.0%
Mrs A M Gilbert ............................         980.0               980               0.0%
Mr James Murray Burns & Mrs Lynne V Burns ..         967.0               967               0.0%
John Cyril Adams ...........................         480.0               960               0.0%
Diana J Knight .............................         933.0               933               0.0%
Madeleine S Knight .........................         933.0               933               0.0%
Dr Gillian Rosemary Evans ..................         900.0               900               0.0%
Frederick Hiscox ...........................         900.0               900               0.0%
Jeremy David Paulson-Ellis Esq .............         900.0               900               0.0%
John Sidney Howard Handley Motion ..........         852.0               852               0.0%
Mr Anthony Wray & Mrs Brenda Wray ..........         852.0               852               0.0%
Ian Edward Boston ..........................         840.0               840               0.0%
Miss Suzanne Cathryn Boston ................         840.0               840               0.0%
Mrs Florence Mildred Sladden ...............         840.0               840               0.0%
Quentin Puckridge ..........................         840.0               840               0.0%
Jonathan Bartlett ..........................         830.0               830               0.0%
Anthony Winter, Esq ........................         700.0               700               0.0%
Dr Peter Hutchinson ........................         700.0               700               0.0%
Mr David Gerald Garton .....................         700.0               700               0.0%
Peter Golob ................................         700.0               700               0.0%
Susan Tolliday .............................         700.0               700               0.0%
Thomas Geoffrey Lupton, Esq ................         700.0               700               0.0%
Timothy John Millington Rawe ...............         700.0               700               0.0%
Mr and Mrs Robert Rawe .....................         686.0               686               0.0%
Mr George Barry Jackson ....................         600.0               600               0.0%
Thomas James Wakeling Esq ..................         600.0               600               0.0%
Mr Neil Braithwaite ........................         596.0               596               0.0%
Michael J Halloran .........................         590.0               590               0.0%
Rupert Armitage ............................         579.0               579               0.0%
Brian Charles Carter .......................         560.0               560               0.0%
Patricia Mahoney ...........................         548.0               662               0.0%
Stephen Oates ..............................         517.0               517               0.0%

                                            Number of Shares of
                                                Common Stock          Number of
                                                Beneficially          Shares of        Number of       Number of
                                                Owned before         Common Stock      Shares of       Shares of
                                                 Offering--            Offered:       Common Stock    Common Stock
                                               Direct/Indirect       Common Stock       Offered:        Offered:
                                           (As of August 6, 2002)      issued in      Common Stock    Common Stock
                                              (Excludes Common     February 14, 2002   underlying      underlying
        Name of Selling Stockholder          Stock Equivalents)    Private Placement    Options         Warrants
        ---------------------------          ------------------    -----------------    -------         --------
Geoffrey Todd ............................
Kenneth Tait .............................
Andrew Hector Gray Esq ...................
Sajeed Sacranie ..........................                                                   437
Dr Leslie James Russell ..................
Mrs M D Rawe .............................
Camilla Mary Knight ......................
Mrs Susannah Braithwaite .................
Miss Susannah Wendy Toynbee ..............
Mrs Elizabeth Julia Toynbee Lang .........
Mrs Goergina Claire Colquhoun ............
Charles Myers ............................
Mrs Raven ................................
CA & CD Bugden ...........................
M L & T J Forster ........................
N R & I A Hales ..........................
Stephen B D Lovelace .....................
Robert Raywood, Esq ......................
Brian Keigan .............................                                                   286
Robert William Raywood ...................
Greg Heacock .............................                                                    57
Colin David Robert Manktelow .............
Fred Easthope ............................
Mr R C P Cooper ..........................
Peter Hiscocks ...........................
Peter Maurice Wright, Esq ................
Robin Lee ................................
Nick Wood ................................
Ms Nina Hallowell & Mr Howard Guest ......
Gerhard Plasonig .........................
Gideon Senensieb .........................
Andrew Hill ..............................
Robert Pettigrew .........................
Ruari Watt ...............................
Mark Clark ...............................
Miss Samantha Keymer .....................
      Total: .............................         5,000,000            5,000,000        335,797         121,924


                                           Number of Shares                     Percent of
                                           of Common Stock                     Common Stock
                                              Offered:                          Beneficially
                                            Common Stock                        Owned after
                                             underlying        Number of         Offering
                                             Convertible       Shares of      (Approximate)
                                           Preferred Stock    Common Stock      (Excludes
                                             Issued and       Owned after      Common Stock
        Name of Selling Stockholder         Outstanding        Offering       Equivalents)(9)
        ---------------------------         -----------        --------       ---------------
Geoffrey Todd ............................          500.0            500                 0.0%
Kenneth Tait .............................          500.0            500                 0.0%
Andrew Hector Gray Esq ...................          490.0            490                 0.0%
Sajeed Sacranie ..........................                           437                 0.0%
Dr Leslie James Russell ..................          490.0            490                 0.0%
Mrs M D Rawe .............................          490.0            490                 0.0%
Camilla Mary Knight ......................          428.0            428                 0.0%
Mrs Susannah Braithwaite .................          426.0            426                 0.0%
Miss Susannah Wendy Toynbee ..............          420.0            420                 0.0%
Mrs Elizabeth Julia Toynbee Lang .........          420.0            420                 0.0%
Mrs Goergina Claire Colquhoun ............          420.0            420                 0.0%
Charles Myers ............................          402.0            402                 0.0%
Mrs Raven ................................          387.0            387                 0.0%
CA & CD Bugden ...........................          362.0            362                 0.0%
M L & T J Forster ........................          362.0            362                 0.0%
N R & I A Hales ..........................          362.0            362                 0.0%
Stephen B D Lovelace .....................          361.0            361                 0.0%
Robert Raywood, Esq ......................          327.0            327                 0.0%
Brian Keigan .............................                           286                 0.0%
Robert William Raywood ...................          280.0            280                 0.0%
Greg Heacock .............................          274.0            331                 0.0%
Colin David Robert Manktelow .............          250.0            250                 0.0%
Fred Easthope ............................          250.0            250                 0.0%
Mr R C P Cooper ..........................          200.0            200                 0.0%
Peter Hiscocks ...........................          200.0            200                 0.0%
Peter Maurice Wright, Esq ................          200.0            200                 0.0%
Robin Lee ................................          200.0            200                 0.0%
Nick Wood ................................          150.0            150                 0.0%
Ms Nina Hallowell & Mr Howard Guest ......          140.0            140                 0.0%
Gerhard Plasonig .........................          100.0            100                 0.0%
Gideon Senensieb .........................          100.0            100                 0.0%
Andrew Hill ..............................           70.0             70                 0.0%
Robert Pettigrew .........................           70.0             70                 0.0%
Ruari Watt ...............................           68.0             68                 0.0%
Mark Clark ...............................           60.0             60                 0.0%
Miss Samantha Keymer .....................           54.0             54                 0.0%
      Total: .............................     15,461,749     20,919,470                 100%

RELATIONSHIPS OF CERTAIN SELLING STOCKHOLDERS WITH THE COMPANY (CURRENTLY AND DURING PRIOR THREE YEARS)

______________

(1)   Beneficially owns over 5% of the Company's equity securities.
(2) Related Party - Company's Chairman of the Board of Directors (James Arkoosh) is a former executive officer of Verus International Group, Limited.
(3) Current director of the Company (Sam Belzberg) is a director of Selling Stockholder.
(4) Counterparty to asset acquisition by the Company; licensor of certain intellectual property to the Company.
(5)   Chairman of the Company's board of directors.
(6)   Former director of the Company.
(7)   Spouse of current director of the Company.
(8)   Provides investor relations and public relations services to the Company.
(9) Based on 30,119,470 shares of Common Stock, as set forth under "Summary--The Offering" contained in this prospectus.

                              PLAN OF DISTRIBUTION

Selling Stockholders

      We believe that the selling stockholders may offer Common Stock at various times in one or more transactions on the American Stock Exchange, in private offerings, exchange distributions, secondary distributions, negotiated transactions or any combination of the foregoing. They may sell at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. We will not receive any part of the proceeds of sales of shares made hereunder by the selling stockholders. We may, however, receive proceeds from the exercise of outstanding Warrants and Options to purchase such shares.

      The selling stockholders may also use broker-dealers to sell their shares. In connection with any sales, the selling stockholders and any brokers or dealers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders or purchasers of the shares offered hereby (and, if they act as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling stockholders.

      The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principals. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

      We are responsible for all costs, expenses and fees incurred in registering the securities offered hereby, except for any brokerage commissions or other related trading costs payable by the selling stockholders. There can be no assurance that the selling stockholders will sell any or all of the shares of Common Stock offered by them hereunder.

                                 TRANSFER AGENT

      Our transfer agent and registrar is Corporate Stock Transfer, Inc., 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209.

                                  LEGAL MATTERS

      The validity of the Common Stock being offered hereby is being passed upon for us by McGuireWoods LLP.

                                     EXPERTS

      The audited financial statements incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing. See "Risk Factors--Risks arising from federal prosecution of Arthur Andersen LLP., our independent accountants."

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the Common Stock, Warrants, Options and shares of Common Stock underlying the Warrants and Options to be offered hereby. As used herein, the term "registration statement" means the initial registration statement and any and all amendments thereto. This prospectus, which is a part of the registration statement, contains all material information about the contents of any agreement or other document filed as an exhibit to the registration statement. For further information with respect to us and our Common Stock, Warrants and Options reference is made to the registration statement, including the exhibits and schedules thereto and Options. Statements contained in this prospectus concerning the contents of any contract or any other document contain all material information regarding that contract or other document but are not necessarily the full text of that contract or document, and reference is made to such contract or other document filed with the SEC as an exhibit to the registration statement.

      A copy of the registration statement, including the exhibits thereto, may be inspected without charge at the Public Reference section of the commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the SEC: Northeast Regional Office, 233 Broadway, New York, New York 10279; and Midwest Regional Office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 606041. Copies of the registration statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees, or at its web site at http://www.sec.gov.

      Our Common Stock is registered under Section 12 of the Securities Exchange Act of 1934 as amended, and we are therefore subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended. In accordance therewith, we file periodic reports with the Securities and Exchange Commission. Our periodic reports are available for inspection and copying at the public reference facility.

                              DIOMED HOLDINGS, INC.

                   Index to Consolidated Financial Statements

Report of Independent Public Accountants ................................... F-2

Consolidated Balance Sheets as of December 31, 2000 and 2001
and June 30, 2002 (unaudited) .............................................. F-3

Consolidated Statements of Operations for the Years Ended
December 31, 2000, and 2001 and the Six Months Ended June 30, 2001
and 2002 (unaudited) ....................................................... F-4

Consolidated Statements of Stockholders' Equity (Deficit)
for the Years Ended December 31, 2000, and 2001 and the Six
Months Ended June 30, 2002 (unaudited) ..................................... F-5


Consolidated Statements of Cash Flows for the Years Ended
December 31, 2000, and 2001 and the Six Months Ended June 30, 2001 and 2002
(unaudited) ................................................................ F-7

Notes to Consolidated Financial Statements ................................. F-8

                              DIOMED HOLDINGS, INC.

                    Report of Independent Public Accountants

To Diomed Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of Diomed Holdings, Inc. (a Nevada corporation) and subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diomed Holdings, Inc. and subsidiaries as of December 31, 2000 and 2001, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

/s/    Arthur Andersen LLP


Boston, Massachusetts
March 27, 2002

                              DIOMED HOLDINGS, INC.
                           Consolidated Balance Sheets


                                                                                      December 31,  December 31,    June 30,
                                          ASSETS                                          2000          2001          2002
                                                                                          ----          ----          ----
                                                                                                                   (unaudited)
Current Assets:

      Cash and cash equivalents ................................................     $    118,872  $    322,566  $  2,831,352
      Accounts receivable, net of allowance for doubtful accounts of $300,000,
      $217,000 and $208,000 in 2000, 2001 and 2002, respectively ...............        3,574,510       869,231       565,532
      Inventories ..............................................................        2,348,594     2,402,182     2,271,479
      Prepaid expenses and other current assets ................................          219,808       201,429       639,783
                                                                                      -----------  ------------  ------------
           Total current assets ................................................        6,261,784     3,795,408     6,308,146
                                                                                      -----------  ------------  ------------
Property and Equipment:
      Office equipment and furniture and fixtures ..............................        1,024,529     1,209,649     1,114,041
      Manufacturing equipment ..................................................          746,060       740,000       693,140
      Leasehold improvements ...................................................          605,790       631,900       617,701
                                                                                      -----------  ------------  ------------
                                                                                        2,376,379     2,581,549     2,424,882
                                                                                      -----------  ------------  ------------
      Less--Accumulated depreciation and amortization ..........................        1,077,933     1,519,607     1,566,109
                                                                                      -----------  ------------  ------------
                                                                                        1,298,446     1,061,942       858,773
                                                                                      -----------  ------------  ------------
Intangible Assets, net of accumulated amortization of $41,000, $221,000 and
$319,000 in 2000, 2001 and 2002, respectively ..................................          940,487       760,542       662,406
                                                                                      -----------  ------------  ------------
Other Assets:
      Deposits .................................................................          451,597       590,600       618,272
      Deferred offering costs ..................................................              --        387,133            --
      Deferred acquisition costs ...............................................              --         39,981            --
                                                                                      -----------  ------------  ------------
                                                                                     $  8,952,314  $  6,635,606  $  8,447,597
                                                                                      ===========  ============  ============
                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
      Bank loan ................................................................     $  1,722,674  $    874,449  $    218,396
      Convertible loan notes ...................................................        2,700,000            --            --
      Current maturities of convertible debt ...................................          339,336     1,786,640       835,664
      Current maturities of capital lease obligations ..........................           52,528        46,383        46,053
      Accounts payable .........................................................        1,983,206     2,866,346     1,524,944
      Accrued expenses .........................................................        1,584,962       883,769       802,627
      Customer advance .........................................................               --       293,463            --
                                                                                      -----------  ------------  ------------
           Total current liabilities ...........................................        8,382,706     6,751,050     3,427,684
                                                                                      -----------  ------------  ------------
Promissory Note Payable ........................................................          936,000       936,000       936,000
                                                                                      -----------  ------------  ------------
Convertible Debt, less current maturities ......................................          826,339            --            --
                                                                                      -----------  ------------  ------------
Capital Lease Obligations, less current maturities .............................           88,303        39,817        17,719
                                                                                      -----------  ------------  ------------
Stockholders' Equity (Deficit):
      Series A convertible preferred stock, $0.01 par value
         Authorized--3,500,000 shares
         Issued and outstanding--2,725,000 shares at December 31, 2001 .........              --         27,250            --
      Class A convertible preferred stock., $0.001 par value ...................
         Authorized--18,000,000 shares
         Issued and outstanding--14,765,690 shares at June 30, 2002 ............              --             --        14,767
      Common stock, $0.001 par value
         Authorized--40,000,000 at December 31, 2000 and December 31, 2001 and
           80,000,000 at June 30, 2002
         Issued and outstanding--4,770,103, 9,179,955 and 14,200,000 shares at
           December 31, 2000, December 31, 2001 and June 30, 2002,
            respectively .......................................................            4,770         9,180        14,200
      Additional paid-in capital ...............................................       22,073,666    30,324,556    39,227,389
      Cumulative translation adjustment ........................................           15,332           130      (153,152)
      Accumulated deficit ......................................................      (23,374,802)  (31,452,377)  (35,037,010)
                                                                                      -----------  ------------  ------------
           Total stockholders' equity (deficit) ................................       (1,281,034)   (1,091,261)    4,066,194
                                                                                      -----------  ------------  ------------
                                                                                     $  8,952,314  $  6,635,606  $  8,447,597
                                                                                      ===========  ============  ============

   The accompanying notes are an integral part of these consolidated financial statements.

                              DIOMED HOLDINGS, INC.
                      Consolidated Statements of Operations


                                                                 Years Ended December 31,           Six Months Ended
                                                                 ------------------------           ----------------
                                                                   2000            2001      June 30, 2001    June 30, 2002
                                                                   ----            ----      -------------    -------------
                                                                                              (unaudited)       (unaudited)
Revenues ..................................................  $  9,424,514      $  7,731,530   $  5,113,245      $  2,125,145

Cost of Revenues ..........................................     7,414,564         6,140,557      3,667,001         2,193,586
                                                             ------------      ------------   ------------      ------------

            Gross profit (loss) ...........................     2,009,950         1,590,973      1,446,244           (68,441)
                                                             ------------      ------------   ------------      ------------
Operating Expenses:
      Research and development ............................     1,270,816         1,216,400        765,000           383,243

      Selling and marketing ...............................     1,647,510         2,520,337      1,171,027         1,077,053

      General and administrative ..........................     2,228,777         2,615,600      1,347,393         1,768,010
                                                             ------------      ------------   ------------      ------------

            Total operating expenses ......................     5,147,103         6,352,337      3,283,420         3,228,306
                                                             ------------      ------------   ------------      ------------

            Loss from operations ..........................    (3,137,153)       (4,761,364)    (1,837,176)       (3,296,747)

Interest Expense, net .....................................      (338,843)       (2,893,031)    (2,830,765)         (287,886)
                                                             ------------      ------------   ------------      ------------

            Net loss ......................................    (3,475,996)       (7,654,395)    (4,667,941)       (3,584,633)

Value Ascribed to Call Option and Beneficial Conversion
   Feature Related to Preferred Stock .....................            --          (423,180)            --                --
                                                             ------------      ------------   ------------      ------------

            Net loss applicable to common stockholders ....  $ (3,475,996)     $ (8,077,575)  $ (4,667,941)     $ (3,584,633)
                                                             ============      ============   ============      ============

Net loss per share (Note 3):

      Basic and diluted net loss per share applicable to
         common stockholders ..............................  $      (0.82)     $      (0.96)  $      (0.61)     $      (0.28)
                                                             ============      ============   ============      ============

      Basic and diluted weighted average common shares
         outstanding.......................................     4,246,004         8,406,721      7,645,034        12,992,406
                                                             ============      ============   ============      ============


  The accompanying notes are an integral part of these consolidated financial statements.

                              DIOMED HOLDINGS, INC.
            Consolidated Statements of Stockholders' Equity (Deficit)

    Years ended December 31, 2000 and 2001 and the period ended June 30, 2002
                                   (unaudited)



                                                                                           Class A        Class A
                                                                                         Convertible    Convertible
                                        Series A Convertible                              Preferred      Preferred
                                           Preferred Stock             Common Stock         Stock          Stock
                                           ---------------             ------------         -----          -----
                                         Number     $0.01 Par      Number of  $0.001 Par  Number of      $0.001 Par
                                       of Shares      Amount         Shares     Amount     Shares          Amount
                                       ---------      ------         ------     ------     ------          ------
Balance, December 31, 1999 ........           --          --      3,954,238     $3,954         --             --
   Issuance of stock and
     warrants, net of offering
     costs of $71,036 .............           --          --        815,865        816         --             --
   Change in cumulative
     translation adjustment .......           --          --             --         --         --             --
   Net loss .......................           --          --             --         --         --             --
                                       ---------      ------      ---------     ------     ------         ------
      Comprehensive loss
Balance, December 31, 2000 ........           --          --      4,770,103      4,770         --            --
   Issuance of Series A
     convertible preferred
     stock, net of issuance
     costs of $192,530 ............    2,725,000      27,250                        --         --             --
   Value ascribed to call
     option and beneficial
     conversion feature
     related to preferred stock ...           --          --             --         --         --             --
   Conversion of debt into
     common stock, including
     $2,700,000 related to
     beneficial conversion
     feature ......................           --          --      2,475,000      2,475         --             --
   Value ascribed to warrants
     issued in connection with
     issuance of debt to
     stockholders equity ..........           --          --             --         --         --             --
   Compensation expense related
     to issuance of stock
     options to consultants for
     services .....................           --          --             --         --         --             --
   Recapitalization of common
     stock held by certain
     investors ....................           --          --      1,934,852      1,935         --             --
   Change in cumulative
     translation adjustment .......           --          --             --         --         --             --
   Net loss .......................           --          --             --         --         --             --
                                       ---------      ------      ---------     ------     ------         ------
      Comprehensive loss ..........

                                                                        Total
                                                                    Stockholders'
                                          Paid-in    Translation     Accumulated      Equity     Comprehensive
                                          Capital    Adjustment        Deficit       (Deficit)       Loss
                                          -------    ----------        -------       ---------       ----
Balance, December 31, 1999 ........   $19,289,991      $(38,341)    $(19,898,806)  $  (643,202)
   Issuance of stock and
     warrants, net of offering
     costs of $71,036 .............     2,783,675            --               --     2,784,491
   Change in cumulative
     translation adjustment .......            --        53,673               --        53,673         53,673
   Net loss .......................            --            --       (3,475,996)   (3,475,996)    (3,475,996)
                                      -----------    ----------     ------------   -----------    -----------
      Comprehensive loss                                                                           (3,422,323)
                                                                                                  ===========
Balance, December 31, 2000 ........     2,073,666        15,332      (23,374,802    (1,281,034)
   Issuance of Series A
     convertible preferred
     stock, net of issuance
     costs of $192,530 ............     2,505,220            --               --     2,532,470
   Value ascribed to call
     option and beneficial
     conversion feature
     related to preferred stock ...       423,180            --         (423,180)          --
   Conversion of debt into
     common stock, including
     $2,700,000 related to
     beneficial conversion
     feature ......................     5,172,525            --               --     5,175,000
   Value ascribed to warrants
     issued in connection with
     issuance of debt to
     stockholders equity ..........        96,900            --               --        96,900
   Compensation expense
     related to issuance of
     stock options to
     consultants for services .....        55,000            --               --        55,000
   Recapitalization of common
     stock held by certain
     investors ....................        (1,935)           --               --            --
   Change in cumulative
     translation adjustment .......            --       (15,202)              --       (15,202)       (15,202)
   Net loss .......................            --            --       (7,654,395)   (7,654,395)    (7,654,395)
                                      -----------    ----------     ------------   -----------    -----------
      Comprehensive loss ..........                                                                (7,669,597)
                                                                                                  ===========

                              DIOMED HOLDINGS, INC.
     Consolidated Statements of Stockholders' Equity (Deficit)--(continued)


   Years ended December 31, 2000 and 2001 and the period ended June 30, 2002
                                  (unaudited)




                                                                                                Class A      Class A
                                                                                              Convertible  Convertible
                                                  Series A Convertible                         Preferred    Preferred
                                                    Preferred Stock          Common Stock        Stock        Stock
                                                                                                 -----        -----
                                                 Number       $0.01 Par   Number of $0.001 Par  Number of  $0.001 Par     Paid-in
                                                of Shares      Amount      Shares     Amount     Shares      Amount       Capital
                                                ---------     ---------    ------     ------     ------      ------       -------
Balance, December 31, 2001 ...................  2,725,000      27,250    9,179,955     9,180           --           --   30,324,556
   Conversion of debt into common
    stock ....................................         --          --      135,735       136           --           --      339,201
   Conversion of Series A convertible
    preferred stock into Class A convertible
    preferred Stock ...................        (2,725,000)    (27,250)          --        --    1,362,500        1,363       25,887
   Conversion of common stock into Class
    A convertible preferred stock ............         --          --   (9,315,690)   (9,316)   2,328,923        2,329        6,987
   Common stock assumed in the
    Merger ...................................         --          --    9,200,000     9,200           --           --       (9,200)
   Issuance of common stock, net of
    issuance costs of $1,856,263 .............         --          --    5,000,000     5,000           --           --    8,138,737
    Value ascribes to warrants issued in
    connection with issuance of debt to
    stockholders equity ......................         --          --           --        --           --           --        8,200
   Recapitalization of conversion of Series
    A convertible preferred stock into Class
    A convertible preferred stock ............         --          --           --        --    4,087,500        4,088       (4,088)
   Recapitalization of conversion of
    common stock into Class A convertible
    preferred stock ..........................         --          --           --        --    6,986,767        6,987       (6,987)
   Compensation expense related to issuance
    of stock options to IRG ..................         --          --           --        --           --           --      276,272
   Beneficial conversion related to warrants
    issued in connection with issuance of
    debt to stockholders equity ..............         --          --           --        --           --           --      127,824
   Change in cumulative translation
    adjustment ...............................         --          --           --        --           --           --           --
   Net loss ..................................         --          --           --        --           --           --           --
                                               ----------     -------   ----------  --------   ----------     --------  -----------
    Comprehensive loss

Balance, June 30, 2002 ......................          --          --   14,200,000  $ 14,200   14,765,690     $ 14,767  $39,227,389
                                               ==========     =======   ==========  ========   ==========     ========  ===========


                                                                                 Total
                                                                              Stockholder
                                                Translation    Accumulated       Equity        Comprehensive
                                                 Adjustment      Deficit       (Deficit)          Loss
                                                -----------      -------       ---------          ----
Balance, December 31, 2001 ...................        130      (31,452,377)    (1,091,261)           --
   Conversion of debt into common
    stock ....................................         --               --        339,336
   Conversion of Series A convertible
    preferred stock into Class A convertible
    preferred Stock ...................                --               --             --            --
   Conversion of common stock into Class
    A convertible preferred stock ............         --               --             --            --
   Common stock assumed in the
    Merger ...................................         --               --             --            --
   Issuance of common stock, net of
    issuance costs of $1,856,263 .............         --               --      8,143,737            --
    Value ascribes to warrants issued in
    connection with issuance of debt to
    stockholders equity ......................         --               --          8,200            --
   Recapitalization of conversion of Series
    A convertible preferred stock into Class
    A convertible preferred stock ............         --               --             --            --
   Recapitalization of conversion of
    common stock into Class A convertible
    preferred stock ..........................         --               --             --            --
   Compensation expense related to issuance
    of stock options to IRG ..................         --               --        276,272            --
   Beneficial conversion related to warrants
    issued in connection with issuance of
    debt to stockholders equity ..............         --               --        127,824            --
   Change in cumulative translation
    adjustment ...............................   (153,282)              --       (153,282)     (153,282)
   Net loss ..................................         --       (3,584,633)    (3,584,633)   (3,584,633)
                                               ----------    -------------    -----------    ----------
    Comprehensive loss                                                                       (3,737,915)
                                                                                             ==========
Balance, June 30, 2002 ....................... $ (153,152)   $ (35,037,010)   $ 4,066,194
                                               ==========    =============    ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements

                              DIOMED HOLDINGS, INC.
                      Consolidated Statements of Cash Flows


                                                                                Years Ended December 31,  Six Months Ended June 30,
                                                                                ------------------------  -------------------------
                                                                                  2000         2001          2001          2002
                                                                                  ----         ----          ----          ----
                                                                                                          (unaudited)   (unaudited)
Cash Flows from Operating Activities:
   Net loss .................................................................   $(3,475,996) $(7,654,395) $ (4,667,941) $(3,584,633)
   Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization .........................................       467,566      709,618       300,648      144,638
      Noncash interest expense on convertible debt ..........................            --    2,700,000     2,700,000      225,260
      Issuance of stock options to consultants ..............................            --       55,000            --       28,781
      Changes in operating assets and liabilities, net of acquisition:
         Accounts receivable ................................................    (1,965,681)   2,910,905       (90,037)     303,699
         Inventories ........................................................      (421,071)      24,779        27,743      130,703
         Prepaid expenses and other current assets ..........................       256,583      (35,201)     (251,851)    (190,839)
         Deposits ...........................................................            --     (143,478)           --           --
         Accounts payable ...................................................       226,307      932,898      (324,756)  (1,341,402)
         Accrued expenses ...................................................      (852,658)    (662,378)      232,172      (81,142)
         Customer advance ...................................................            --      293,463            --     (293,463)
                                                                                ------------ ------------ ------------- ------------
           Net cash used in operating activities ............................    (5,764,950)    (868,789)    2,074,022)  (4,658,398)
                                                                                ------------ ------------ ------------- ------------

Cash Flows from Investing Activities:
   Purchases of property and equipment ......................................      (272,414)    (489,323)      (61,245)     (74,600)
   Increase in other assets used in investing ...............................            --           --       (45,000)          --
                                                                                ------------ ------------ ------------- ------------
     Net cash used in investing activities ..................................      (272,414)    (489,323)     (106,245)     (74,600)

Cash Flows from Financing Activities:
   Proceeds from issue of common stock, net .................................     2,784,491           --            --    8,530,870
   Proceeds from issue of preferred stock, net ..............................            --    2,532,470     2,536,164           --
   Proceeds from convertible loan notes .....................................     2,700,000           --            --           --
   Proceeds from convertible debt ...........................................            --      700,000            --           --
   Promissory note payable ..................................................       936,000           --            --           --
   Net proceeds (payments) from bank borrowings .............................      (115,389)    (800,766)     (101,351)    (656,053)
   Payments on convertible debt                                                     (34,325)    (225,000)     (225,000)    (700,000)
   Payments on capital lease obligations ....................................       (50,388)     (50,751)      (24,711)     (22,428)
   Increase in deferred offering costs ......................................            --     (387,133)           --           --
                                                                                ------------ ------------ ------------- ------------
           Net cash provided by financing activities ........................     6,220,389    1,768,820     2,185,102    7,152,389
                                                                                ------------ ------------ ------------- ------------
Effect of Exchange Rate Changes .............................................      (127,195)    (207,014)       50,897       89,395
                                                                                ------------ ------------ ------------- ------------
Net Increase in Cash and Cash Equivalents ...................................        55,830      203,694        55,732    2,508,786
Cash and Cash Equivalents, beginning of period ..............................        63,042      118,872       118,872      322,566
                                                                                ------------ ------------ ------------- ------------
Cash and Cash Equivalents, end of period ....................................   $   118,872  $   322,566  $    174,604  $ 2,831,352
                                                                                ============ ============ ============= ============
Supplemental Disclosure of Cash Flow Information:
   Cash paid for interest ...................................................   $   332,285  $   155,438  $     89,285  $    71,335
                                                                                ============ ============ ============= ============
Supplemental Disclosure of Noncash Investing and Financing Activities:
   Acquisition of property and equipment under capital lease obligations ....   $    32,065  $        --  $         --  $        --
                                                                                ============ ============ ============= ============
   Exchange of convertible debt for QLT intangible assets and inventory .....   $ 1,200,000  $        --  $         --  $        --
                                                                                ============ ============ ============= ============
   Conversion of convertible debt into common stock .........................   $        --  $ 2,475,000  $  2,475,000  $   339,201
                                                                                ============ ============ ============= ============
   Value ascribed to warrants issued in connection with issuance of debt to
     stockholders ...........................................................   $        --  $    96,900  $         --  $     8,200
                                                                                ============ ============ ============= ============
   Value ascribed to call option and beneficial conversion feature related
     to preferred stock .....................................................   $        --  $   423,180  $         --  $        --
                                                                                ============ ============ ============= ============
   Reclassification offering costs to additional paid in capital ............   $        --  $        --  $         --  $   387,133
                                                                                ============ ============ ============= ============

   The accompanying notes are an integral part of these consolidated financial statements.

                              DIOMED HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2001
                (including data applicable to unaudited periods)

(1)   OPERATIONS


      Diomed Holdings, Inc. (the Company) and its subsidiaries specialize in developing and commercializing minimal and micro-invasive medical procedures that use its laser technologies and disposable products.


      Some of the Company's medical laser products and applications are in various stages of development, and as such, the success of future operations is subject to a number of risks similar to those of other companies in similar stages of development. Principal among these risks are the continued successful development and marketing of the Company's products, proper regulatory approval, the need to achieve profitable operations, competition from substitute products and larger companies, the need to obtain adequate financing to fund future operations and dependence on key individuals. The Company has incurred significant losses since inception and is devoting substantially all its efforts towards research and development, regulatory approvals, manufacturing and marketing its products.


     As discussed in Note 16, during the quarter ended March 31, 2002, the Company merged with another company, raised $10 million in additional funding through a private placement offering and paid certain of its debt outstanding at December 31, 2001. Management believes that this additional capital, along with its cash flows from operations and access to capital, will be sufficient to fund its operations through December 2002, depending on the Company's ability to achieve its business plan pertaining to the commercial success of EVLT(TM) post-FDA clearance. In addition, the Company anticipates seeking an international banking relationship to support the anticipated commercial success of EVLT(TM). If the Company is unable to achieve its business plans, it may need to continue to rely on external sources of financing to meet its cash needs for future acquisitions and internal expansion. Additional financing, through subsequent public offerings or private offerings of equity or debt financings, may not, however, be available on acceptable terms or at all. Our inability to obtain additional financing would cause us to reduce or cease operations because we would not be able to fund the development of our applications so that they may be commercialized and, thus, become profitable.

      The accompanying consolidated financial statements at June 30, 2002 and for the six-month periods ended June 30, 2001 and 2002 are unaudited. In management's opinion, these unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements included in the Company's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2001, and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results for such interim periods. The results of operations for the six-month period ended June 30, 2002 are not necessarily indicative of the results expected for the fiscal year ending December 31, 2002.


(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The accompanying consolidated financial statements reflect the application of certain accounting policies as described below and elsewhere in these notes to consolidated financial statements.

      (a)  Principles of Consolidation

           These financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated.

                             DIOMED HOLDINGS, INC.

                               December 31, 2001
                (including data applicable to unaudited periods)

      (b)  Use of Estimates

           The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      (c)  Cash and Cash Equivalents

           Cash and cash equivalents consists of short-term, highly liquid investments with original maturity dates of 90 days or less. Cash equivalents are carried at cost, which approximates fair value.

      (d)  Foreign Currency Translation

           Assets and liabilities of the foreign subsidiaries are translated at the rate of exchange in effect at year-end. Results of operations are translated using the weighted average exchange rate in effect during the year. Translation adjustments, resulting from changes in the rate of exchange between the subsidiaries' functional currency and the U.S. dollar, are recorded as a separate component of stockholders' equity in the accompanying consolidated balance sheets. Transaction gains and losses, resulting from the revaluations of assets and liabilities denominated in other than the functional currency of the Company or its subsidiaries, are included in operating expenses for all periods presented.

      (e)  Revenue Recognition

           Revenue from product sales is recognized at the time of shipment to the customer as long as there is persuasive evidence of an arrangement, the sales price is fixed and determinable and collection of the related receivable is probable. The Company provides for estimated product returns and warranty costs at the time of product shipment. In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin
      (SAB) No. 101, Revenue Recognition in Financial Statements, which establishes guidance in applying generally accepted accounting principles to revenue recognition in financial statements and is effective beginning with the Company's fourth quarter of the year ended December 31, 2000. The Company has determined that its existing revenue recognition practices comply with the requirements of SAB No. 101 for all periods presented.

      (f)  Inventories

           Inventories are valued at the lower of cost (first-in, first-out) or market. Work-in-progress and finished goods consist of materials, labor and manufacturing overhead. Inventories consist of the following:


                                              December 31,
                                              ------------
                                            2000         2001     June 30, 2002
                                            ----         ----     -------------
         Raw materials ...............   $2,022,590   $1,211,870   $ 1,303,068
         Work-in-progress ............      243,612    1,016,236       508,000
         Finished goods ..............       82,392      174,076       460,411
                                         ----------   ----------   -----------
                                         $2,348,594   $2,402,182   $ 2,271,479
                                         ==========   ==========   ===========

                              DIOMED HOLDINGS, INC.

                                December 31, 2001
                (including data applicable to unaudited periods)


      (g)   Depreciation and Amortization

            The Company provides for depreciation and amortization using both straight-line and accelerated methods by charges to operations in amounts that allocate the cost of the assets over their estimated useful lives as follows:

                               Description                           Estimated Useful Life
                               -----------                           ---------------------
                Office equipment and furniture and fixtures                2-5 years
                Manufacturing equipment                                    2-5 years
                                                               Lesser of estimated useful life or
                Leasehold improvements                                   life of lease

      (h)   Long-Lived Assets


            The Company assesses the realizability of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Under SFAS No. 144, if qualitative factors suggest that an impairment may have occurred, the Company is required to assess the valuation of its long-lived assets. As of December 31, 2001 and June 30, 2002, the Company has determined that no material adjustment to the carrying value of its long-lived assets was required.


      (i)   Fair Value of Financial Instruments

            The carrying amounts of the Company's cash, cash equivalents, accounts receivable, accounts payable and various debt instruments approximate fair value due to the short-term nature of these instruments. The carrying amounts of debt issued pursuant to agreements with banks approximate fair value as the interest rates on these instruments fluctuate with market interest rates.

      (j)   Concentration of Credit Risk and Significant Customers

            Financial instruments that subject the Company to credit risk consist primarily of cash, cash equivalents and trade accounts receivable. The Company places its cash and cash equivalents in established financial institutions. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company's accounts receivable credit risk is not concentrated within any one geographic area. The Company has not experienced any significant losses related to receivables from any individual customers or groups of customers in any specific industry or by geographic area. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by management to be inherent in the Company's accounts receivable.

                              DIOMED HOLDINGS, INC.

                                December 31, 2001
                (including data applicable to unaudited periods)


            The following table summarizes the number of customers that individually comprise greater than 10% of total revenues and total gross accounts receivable for the periods presented:

      Revenues


                                             Years Ended         Six Months
                                             December 31,      Ended June 30,
                                             ------------      --------------
                                            2000      2001     2001      2002
                                            ----      ----     ----      ----
Customer A ..............................     20%       21%      33%        *
Customer B ..............................     18%       13%      15%        *
Customer C ..............................      *         *        *         *
Customer D ..............................      *         *        *         *


      Gross Accounts Receivable


                                                     December 31,       June 30,
                                                     ------------       --------
                                                    2000      2001        2002
                                                    ----      ----        ----
Customer A ..............................             29%       33%          *
Customer B ..............................              *         *           *
Customer C ..............................             18%       14%          *
Customer D ..............................              *         *          12%


----------

*Less than 10%

      (k)   Accounting for Stock-Based Compensation

            The Company accounts for employee stock option grants in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and has included the pro forma disclosures required by SFAS No. 123, Accounting for Stock-Based Compensation, for all periods presented in Note 11(d).

      (l)   Research and Development Expenses

            The Company charges research and development expenses to operations as incurred.

      (m)   Comprehensive Income

            SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all components of comprehensive income. Comprehensive income is defined as the change in stockholders' equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. For all periods presented, comprehensive income consists of the Company's net loss and changes in cumulative translation adjustment account (see Note 2(d)). The Company has disclosed comprehensive income
      (loss) for all periods presented in the accompanying consolidated statements of stockholders' equity (deficit).

      (n)   Income Taxes

            The Company follows the provisions of SFAS No. 109, Accounting for Income Taxes. Deferred income taxes are provided on temporary differences that arise in the recording of transactions for financial and tax reporting purposes and result in deferred tax assets and liabilities. Deferred tax assets are reduced by an appropriate valuation allowance if it is management's judgment that part of the deferred tax asset will not be realized. Tax credits are accounted for as reductions of the current provision for income taxes in the year in which the related expenditures are incurred.

                              DIOMED HOLDINGS, INC.

                                December 31, 2001
                (including data applicable to unaudited periods)


      (o)  Recent Accounting Pronouncements

           In July 2001, the FASB issued SFAS No. 141, Business Combinations. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. This statement is effective for all business combinations initiated after June 30, 2001.


           In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. This statement applies to goodwill and intangible assets acquired after June 30, 2001, as well as goodwill and intangible assets previously acquired. Under this statement, goodwill as well as certain other intangible assets determined to have an infinite life will no longer be amortized; instead, these assets will be reviewed for impairment on a periodic basis. This statement is effective for the Company for the first quarter in the fiscal year ended December 2002. As of June 30, 2002, the carrying value of the Company's intangible assets is $662,406. Related to those intangible assets, the Company recorded amortization expense of approximately $98,136 and $84,000 for the six months ended June 30, 2002 and 2001, respectively.


           In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 144 further refines the requirements of SFAS No. 121 that companies (i) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable based on its undiscounted future cash flows and (ii) measure an impairment loss as the difference between the carrying amount and the fair value of the asset. In addition, SFAS No. 144 provides guidance on accounting and disclosure issues surrounding long-lived assets to be disposed of by sale. The Company's adoption of this statement has not had a material impact on its financial position or results of operations.

(3)   NET LOSS PER SHARE


      Net loss per share is computed based on the guidance of SFAS No. 128, Earnings per Share. SFAS No. 128 requires companies to report both basic loss per share, which is based on the weighted average number of common shares outstanding, and diluted loss per share, which is based on the weighted average number of common shares outstanding and the weighted average dilutive potential common shares outstanding using the treasury stock method. As a result of the losses incurred by the Company for the years ended December 31, 2000 and 2001, and the six months ended June 30, 2001 and 2002, all potential common shares were antidilutive and were excluded from the diluted net loss per share calculations.

                              DIOMED HOLDINGS, INC.

                                December 31, 2001
                (including data applicable to unaudited periods)

     The following table summarizes securities outstanding as of each period-end which were not included in the calculation of diluted net loss per share since their inclusion would be antidilutive.

                                           December 31,           June 30,
                                           ------------           --------
                                          2000      2001      2001        2002
                                          ----      ----      ----        ----
Common stock options and warrants .... 2,248,944 1,885,664 1,469,447   2,055,232
                                       ========= ========= =========   =========
Convertible preferred stock ..........        -- 5,450,000 5,450,000  14,765,690
                                       ========= ========= =========   =========
Convertible debt ..................... 1,104,479   819,734 1,165,000     411,330
                                       ========= ========= =========   =========

(4)  ACCRUED EXPENSES

     Accrued liabilities consist of the following:

                                                  December 31,          June 30,
                                                  ------------          --------
                                              2000            2001        2002
                                              ----            ----        ----
Payroll and related costs ............... $  499,254      $ 194,557    $ 168,297
Warranty and related costs ..............    830,419        103,280      116,371
Deferred rent ...........................    151,184        153,907      126,764
Professional fees .......................     60,000        258,056      156,329
Others ..................................     44,105        173,969      234,866
                                          ----------      ---------    ---------
                                          $1,584,962      $ 883,769    $ 802,627
                                          ==========      =========    =========

(5)  ACQUISITION OF LASERLITE LLC

     On May 31, 1998, the Company acquired substantially all of the assets and assumed certain liabilities of LaserLite LLC (LaserLite), the distributor of Diomed, Ltd.'s cosmetic laser systems, with certain patents and other intangible assets. As consideration, the Company issued 414,143 shares of common stock to LaserLite and options to purchase 86,412 shares of common stock.

     The Company allocated approximately $2.6 million of the purchase price to goodwill and was amortizing such goodwill on the straight-line basis over a four-year period. Included in general and administrative expenses are $656,429 of amortization expense for the year ended December 31, 1999.

     In December 1999, the Company recorded a noncash accounting charge of $1,586,370 related to the impairment of the value of the goodwill that had arisen from this acquisition. An impairment was recognized when the Company's development of a next-generation laser led to a decision to discontinue the sale of the LaserLite product line.

(6)  ACQUISITION OF MANUFACTURING RIGHTS

     Effective October 16, 2000, the Company acquired certain manufacturing rights and inventory of QLT, Inc. (QLT) necessary or useful to commercialize certain series of its OPTIGUIDE/(R)/ fibers for $1.2 million in the form of two promissory notes, payable within two years. The first promissory note is payable in cash or in shares of common stock. The second promissory note is payable, at the election of the Company, in cash or in shares of common stock (see Note 9). In the event that the Company closes an initial public offering (IPO) of its securities within two years of the closing date, the due date of the balance payment would be accelerated to the time of completion of the IPO and QLT would receive payment in full in the form of common stock, at a 40% discount on the offering price per share to the public. This contingent beneficial conversion feature, valued at $556,667 and computed in accordance with Emerging Issues Task Force (EITF) 00-27, Application of EITF Issue No. 98-5 to Certain Convertible Instruments, would be recorded upon the occurrence of an IPO as a discount to the debt and amortized ratably to interest expense over the remaining term of the debt, unless converted earlier. The merger and private offering of common stock, as discussed in Note 16, does not qualify as an IPO. The aggregate purchase price of $1,200,000 was allocated based on the fair value of the tangible and intangible assets acquired as follows:

        Inventory ........................................   $  218,623
        Manufacturing rights .............................      981,377
                                                             ----------
                                                             $1,200,000
                                                             ==========

                              DIOMED HOLDINGS, INC.

                                December 31, 2001
                (including data applicable to unaudited periods)

       Amounts allocated to manufacturing rights are being amortized on the straight-line basis over a five-year period. Included in general and administrative expenses is amortization expense of approximately $180,000 and $98,000 for the year ended December 31, 2001 and the six months ended June 30, 2002, respectively.

(7)    LINE-OF-CREDIT ARRANGEMENT

       Diomed, Ltd., the Company's subsidiary in the United Kingdom, has a line of credit with Barclays Bank, which is limited to the lesser of (pound)1,200,000 and ($1,745,160 at December 31, 2001 and $1,829,400 at June 30, 2002) or 80% of
eligible accounts receivable. This line bears interest at 3% above Barclays Bank's base rate (4.00% at December 31, 2001 and 4.00% at June 30, 2002) and borrowings are due upon collection of receivables from customers.


       As of June 30, 2002, there were borrowings of (pound)143,258 ($218,396) outstanding under this line and available future borrowings of approximately $137,000.


(8)    CONVERTIBLE LOAN NOTES

       Between March and June 2000, the Company issued $2.7 million of 9% convertible subordinated notes (the Notes), which were due on March 31, 2001. The original conversion rate for the Notes was $3.50 per share of common stock. The conversion rate was subject to adjustment in the event of certain circumstances occurring, including certain issues of common stock at a price below $3.50 per share.

       Pursuant to the Stock Purchase and Recapitalization Agreement (the Agreement), dated March 5, 2001, which provided certain existing shareholders with additional shares of common stock which had the effect of reducing their purchase price to $1.00 per share (see Note 11(C)), the Company agreed to adjust the conversion price from $3.50 per share to $1.00 per share. Concurrent with the Agreement, the noteholders agreed to convert principle of $2,475,000 into 2,475,000 shares of common stock. The balance due of $225,000 was repaid in cash.

       In accordance with EITF 00-27, the Company recorded noncash interest expense totaling approximately $2.7 million in March 2001 due to the adjustment of the original conversion price.

(9)    DEBT

       As of December 31, 2001, the two promissory notes due to QLT for the acquisition of the manufacturing rights to the OPTIGUIDE(R) fibers (see Note 6) are shown on the consolidated balance sheet as convertible debt. As of June 30, 2002, the second promissory note due to QLT is shown on the consolidated balance sheet as convertible debt.


       With respect to the First QLT Promissory Note, by letter dated June 7, 2001, QLT formally requested payment of the $339,337 balance due under that note. QLT also indicated that it would exercise its option under the Optiguide Asset Purchase Agreement to require the Company to issue to QLT shares of Company Common Stock having a value equal to $339,337. On October 1, 2001 the Company advised QLT that it was prepared to issue 135,735 shares based on a per share price of $2.50. the Company asked QLT to respond if the calculation was acceptable to it and also asked that, if the calculation was not acceptable, that the matter be referred to arbitration pursuant to the applicable provisions of the Optiguide Asset Purchase Agreement. On January 28, 2002 the Company issued QLT 135,735 shares of Company Common Stock. On February 11, 2002, QLT informed the Company and stated that it was accepting the 135,735 shares issued to it under protest as it disagreed with the per share price the Company had used in calculating the number of shares issued to it. It also asserted that the Company had failed, in connection with the issuance of those shares, to confirm certain registration rights and deliver a legal opinion. The Company believes that QLT may have been asserting that it was entitled to receive up to an additional 542,940 shares. The Company disputes this position based on the express terms of its agreement with QLT and the relevant facts. The terms of the agreement between the Company and QLT require senior management of both companies to meet for a period of 60 days to attempt to resolve disputes arising thereunder.

                              DIOMED HOLDINGS, INC.

                                December 31, 2001
                (including data applicable to unaudited periods)

       From the time it received notice of QLT's assertions, the Company engaged in discussions with QLT to resolve the dispute amicably. On August 5, 2002, the Company and QLT entered into an agreement pursuant to which the Company issued to QLT, and QLT accepted from the Company, a total of 696,059 shares of Convertible Preferred Stock to both resolve the dispute as to the First Promissory Note and fully satisfy the Company's obligations under the Second Promissory Note. The Company in effect re-valued the conversion price of the First Promissory Note to $1.50 per share, and converted the Second Promissory
Note into Convertible Preferred Stock at the conversion price of $1.50 per share. In consideration for our issuance of these shares, QLT released us from any claims under both of these promissory notes, as well as a related registration rights agreement and relevant portions of the 2000 Optiguide Asset Purchase Agreement.

       In October 2000, a customer advanced the Company $936,000 to secure certain key materials. In September 2001, the Company issued a promissory note to this customer in the amount of the advance. The note matures on January 1, 2004 and bears interest at a rate of 8.5% per year. The note does not provide for conversion rights.

       A summary of the debt at December 31, 2001 and June 30, 2002 is as follows :


                              December 31, 2001 December 31, 2001 June 30, 2002 June 30, 2002
                                   Current         Long-Term         Current      Long-Term
                                   -------         ---------         -------      ---------
Convertible debt--QLT ......         $1,175,000        $       --     $ 835,664      $     --
Promissory note payable ....                --            936,000                     936,000
                                     ----------        ----------     ---------      --------
                                     $1,175,000           936,000     $ 835,664      $936,000
                                     ==========        ==========     =========      ========

(10)   INCOME TAXES

       No provision for foreign, federal or state income taxes has been recorded, as the Company incurred net operating losses for all periods presented. The Company has U.S. federal and state net operating loss carryforwards of approximately $6.7 million at December 31, 2001 to reduce future federal income taxes, if any. These carryforwards expire through 2021 and are subject to review and possible adjustment by the Internal Revenue Service
(IRS). The Company also has approximately $16.4 million of foreign net operating loss carryforwards at December 31, 2001 to reduce future foreign income taxes, if any. These carryforwards do not have an expiration date.

       The Tax Reform Act of 1986 contains provisions that may limit the amount of U.S. federal and state net operating loss and credit carryforwards that the Company may utilize in any one year in the event of certain cumulative changes in ownership over a three-year period in excess of 50%, as defined. The Company has not assessed whether its equity transactions have caused such a change in ownership.

       The approximate tax effects of temporary differences that give rise to significant portions of the Company's deferred tax assets primarily relate to net operating loss carryforwards and amount to approximately $5.8 million and $7.7 million as of December 31, 2000 and 2001, respectively. It is the Company's objective to become a profitable enterprise and to realize the benefits of its deferred tax assets. However, in evaluating the realizability of these deferred tax assets, management has considered the Company's short operating history, the volatility of the market in which it competes and the operating losses incurred to date, and believes that, given the significance of this evidence, a full valuation reserve against its deferred tax assets is required as of December 31, 2000 and 2001. The components of the Company's deferred tax assets are as follows:

                                                            December 31,
                                                            ------------
                                                         2000          2001
                                                         ----          ----
   Net operating loss carryforwards ................ $ 5,581,915   $ 7,605,793
   Other temporary differences .....................     261,805        66,175
   Valuation allowance .............................  (5,843,720)   (7,671,968)
                                                     -----------   -----------
         Net deferred tax asset                      $        --   $        --
                                                     ===========   ===========

(11)   STOCKHOLDERS' EQUITY

       (a) Capitalization of Diomed, Inc.

                              DIOMED HOLDINGS, INC.

                                December 31, 2001
                (including data applicable to unaudited periods)

     Effective March 15, 2001, the authorized capital stock of Diomed, Inc., the principal operating subsidiary of the Company, was increased to 43,500,000 shares, consisting of 40,000,000 shares of common stock, $0.001 par value per share and 3,500,000 shares of preferred stock, $0.01 par value per share, all of which are designated Series A convertible preferred stock (Series A Preferred Stock).

(b)  Sale of Series A Preferred Stock by Diomed, Inc.

     From March through May 2001, Diomed, Inc. sold an aggregate of 2,725,000 shares of Series A Preferred Stock for $1.00 per share, which resulted in gross proceeds of $2,725,000.

     The Series A Preferred Stock had the following rights, preferences and privileges:

     Voting

         Each share of Series A Preferred Stock entitled the holder thereof to such number of votes equal to the number of shares of common stock into which each share was then convertible. The holders, collectively, by a two-thirds vote, had the right to elect three members to the Company's Board of Directors and can assign such rights to the lead investor. Also, the holders were required, by a two-thirds vote, to approve matters pertaining to corporate governance and structure, dividends, sale or redemption of securities or instruments convertible to securities, a merger or consolidation, and sale, lease or disposal of all or substantially all of the Company's assets. In addition, until the effective date of a qualifying initial public offering or private equity offering of common stock at a price per share of at least $5.00, resulting in gross proceeds of at least $15 million, the Company was not to incur any debt, make any acquisitions or strategic investments or enter into any contracts or payment obligations that committed the Company to $250,000 or more in aggregate without the approval of the Board of Directors, including the three members elected by the holders.

     Dividends

         The holders of Series A Preferred Stock were entitled to receive non-cumulative 10% dividends annually, when and if declared by the Company's Board of Directors.

     Liquidation Preference

         Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of each share of Series A Preferred Stock were entitled to receive an amount equal to the greater of (i) $1.00 per share, subject to adjustment, plus any declared but unpaid dividends or
     (ii) such amount per share of Series A Preferred Stock as would have been payable had each share been converted to common stock.

     Voluntary Conversion

         Each share of Series A Preferred Stock was convertible, at the option of the holder thereof, into two shares of common stock, subject to adjustment, as defined.

     Automatic Conversion

         Each share of Series A Preferred Stock was automatically convertible into shares of common stock at the then effective conversion price, upon written election of at least two-thirds of the then outstanding Series A Preferred Stock, merger or consolidation, as defined, or upon the closing of a qualifying initial public offering at a price per share of at least $5.00, resulting in gross proceeds of at least $15,000,000.

     Call Option

                              DIOMED HOLDINGS, INC.

                                December 31, 2001
                (including data applicable to unaudited periods)

         On or prior to October 31, 2001 or the earlier merger or consolidation of the Company, as defined, two holders of Series A Preferred Stock could have required the Company to sell up to 1,000,000 shares of Series A Preferred Stock at a price per share equal to $1.00, subject to adjustment, as defined. The Company recorded the fair value of the call option and related beneficial conversion feature, totaling an aggregate of $423,180, in the accompanying statement of stockholders' equity (deficit). Effective October 31, 2001, the call option terminated.

(c)  Capitalization of Diomed Holdings, Inc.

     Effective February 14, 2002, the authorized capital stock of the Company was 80,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share, of which 4,300,000 shares were designated Class A Convertible Preferred Stock (referred to as "Old Class A Stock").

(d) Issuance of Diomed Holdings, Inc. Class A Convertible Preferred Stock ("Old Class A Stock") in Diomed Merger


     On February 14, 2002, Diomed Acquisition Corp. ("Acquisition"), a Delaware corporation and a wholly-owned subsidiary of Diomed Holdings, Inc., a Nevada corporation formerly known as Natexco Corporation, merged with and into Diomed, Inc. pursuant to an Agreement and Plan of Merger, dated as of January 29, 2002.

     Pursuant to the Diomed Merger Agreement, Diomed Holdings Nevada issued:

     . 2,328,922.50 shares of its Old Class A Stock to the former holders of Diomed, Inc. common stock in exchange for 9,315,690 shares of common stock of Diomed, Inc. issued and outstanding as of the effective time of the Diomed Merger, which 2,328,922.50 shares were convertible into 9,315,690 shares of Diomed Holdings Nevada common stock, and

     . 1,362,500 of its Old Class A Stock to the former holders of 2,725,000 shares of Diomed, Inc. Series A Preferred o Stock issued and outstanding as of the effective time of the Diomed Merger, which 1,362,500 shares were convertible into 5,450,000 shares of Diomed Holdings Nevada common stock.

(e)  Migratory Merger of the Company; Recapitalization of the Company

     In April 2002, the board of directors of the Company determined that it was in the best interests of the Company and its stockholders for the Company to change its state of incorporation from Nevada to Delaware. At a stockholders meeting on May 13, 2002 to consider the proposed reincorporation, the stockholders granted their approval, and the reincorporation was effected by the merger of the Company into a newly-formed Delaware corporation (referred to as the "Migratory Merger"), which occurred on that same date. As a result of the Migratory Merger, each share of common stock of Diomed Holdings Nevada outstanding as of the date of the consummation of the Migratory Merger was converted into one share of Common Stock, and each share of Old Class A Stock was converted into four shares of Class A Convertible Preferred Stock of the Company (referred to as the "Convertible Preferred Stock"). The rights and privileges of the Common Stock and the Convertible Preferred Stock are virtually identical to the common stock of Diomed Holdings Nevada and the Old Class A Stock, other than the one for four exchange of shares of Old Class A Stock for shares of Convertible Preferred Stock, and a reduction in the number of votes from four votes per share for Old Class A Stock to one vote per share for Convertible Preferred Stock.

     The Convertible Preferred Preferred Stock has the following rights, preferences and privileges:

         Voting

         Each share of Convertible Preferred Stock shall entitle the holder thereof to such number of votes equal to the number of shares of common stock into which each share is then convertible. The holders of the Convertible

                              DIOMED HOLDINGS, INC.

                                December 31, 2001
                (including data applicable to unaudited periods)

         Preferred Stock shall each be entitled to vote the number of votes equal to the number of shares of the Common Stock into which such shares are to be converted. Any matter as to which the holders of Common Stock are entitled to vote shall require the affirmative vote of the holders of a majority of the issued and outstanding shares of Convertible Preferred Stock, voting as one class.

              The affirmative vote of the holders of a majority of the issued and outstanding shares of the Convertible Preferred Stock voting as a separate class, shall be required to change the powers, preferences or special rights of the shares of the Convertible Preferred Stock in relation to the shares of the Common Stock.

         Liquidation Preference

              Upon any liquidation, dissolution or winding-up of the Company or sales, lease, exchange or other disposition of all or substantially all of the Company's assets, the holders of each share of Convertible Preferred Stock and the Common Stock shall be entitled to receive pro rata an amount equal to the entire assets and funds legally available for distribution.

         Negative Covenants

              So long as 250,000 shares of the Convertible Preferred Stock remain issued and outstanding (appropriately adjusted to take account of any stock split, stock dividend, combination of shares, or the like), the Company shall not, without first having obtained the affirmative vote or written consent of the holders of at least two-thirds of the shares of the Preferred Stock at the time issued and outstanding to:

      (a) create, authorize or issue any other class or series of capital stock of the Company senior to or on parity ( with the Preferred Stock in any respect, or increase the number of authorized shares of any such class or series of capital stock, or increase the authorized number of shares of the Convertible Preferred Stock;

      (b) create, authorize or issue any bonds, notes or other securities convertible into, exchangeable for, or ( evidencing the right to purchase shares of any class or series of capital stock of the Company senior to or on parity with the Convertible Preferred Stock in any respect;

      (c) pay a dividend on or repurchase any shares of capital stock of the Company, other than as necessary to satisfy the terms of the Series A Preferred Stock, or repurchases of shares of Common Stock issued pursuant to stock purchase or stock option plans or subject to stock repurchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment;

      (d) merge with or into or consolidate with any other Company, or sell, lease, or otherwise dispose of all or substantially all of its properties or assets, or voluntarily liquidate, dissolve or wind up;

      (e) amend or repeal the Articles of Incorporation or By-laws in any manner that adversely affects the rights of the holders of the Convertible Preferred Stock;

      (f) reclassify any securities of the Company that are junior to the Preferred Stock into securities that are senior to or on parity with the Convertible Preferred Stock in any respect;

      (g) incur any debt in excess of $1,000,000 secured by assets of the Company or its subsidiaries other than debt to ( a commercial bank or other lending institution which is secured solely by accounts receivable and/or inventory; or

      (h) substantially alter the nature of the business of the Company from that carried on as of the date of initial original issue of shares of the Convertible Preferred Stock.

                              DIOMED HOLDINGS, INC.

                                December 31, 2001
                (including data applicable to unaudited periods)

     Automatic Conversion

          All of the outstanding shares of the Convertible Preferred Stock shall automatically convert into Common Stock on a one-to-one share basis, as follows:

          (i) on the date which is the last day of the second month, (referred to as the "Benchmark Month") after the effectiveness of a registration statement filed by the Company with the Securities and Exchange Commissions with respect to the shares of Common Stock into which the Convertible Preferred Stock is convertible, 5% of the shares of the Convertible Preferred Stock shall automatically convert into Common Stock;

          (ii) thereafter, subject to the following clause (iii), on the last day of each of the following 23 months, an additional 5% of the shares of Convertible Preferred Stock shall likewise automatically convert into Common Stock; and

          (iii) in all events, and whether or not the SEC has declared the Company's registration statement effective, on the last day of the 24/th/ month after the month during which the Diomed Merger became effective, the balance of the Convertible Preferred Stock not theretofore converted into Common Stock shall automatically be converted into Common Stock.

(f)  Common Stock

     In February 2002, the Company issued 5,000,000 shares of its Common Stock, $0.001 par value per share, at a price of $2.00 per share in a private placement financing in connection with the Diomed Merger.

     As of June 30, 2002, the Company had authorized 80,000,000 shares of Common Stock, $0.001 par value, of which 14,200,000 shares are outstanding.

     After the Migratory Merger on May 13, 2002, the Company had authorized 80,000,000 shares of Common Stock, $0.001 par value, of which 14,200,000 shares are outstanding (excluding securities which may be converted into or exercisable for Common Stock), having been automatically issued to the holders of the Common Stock issued by Diomed Holdings Nevada by virtue of the Migratory Merger.

(g)  Stock Options

     In November 1998 and May 2001, the Company's Board of Directors approved the 1998 Incentive Plan (the 1998 Plan) and the 2001 Stock Option Plan (the 2001
Plan) (collectively, the Plans), respectively, permitting the granting of stock options to employees, directors, consultants and advisors, which may be either incentive stock options or nonqualified options and stock awards. The Board has reserved 750,000 and 1,750,000 shares of Common Stock for issuance under the 1998 Plan and the 2001 Plan, respectively.

     The exercise price and vesting are determined by the Board of Directors at the date of grant. Options generally vest over two and four years and expire 10 years after the date of grant. Incentive stock options under the Plans are granted at not less than fair market value per share of Common Stock on the date of grant or 110% of fair market value for any stockholder who holds more than 10% of the total combined voting power of all classes of stock of the Company.

                              DIOMED HOLDINGS, INC.

                                December 31, 2001
                (including data applicable to unaudited periods)

            A summary of stock option activity is as follows:



                                                                      Weighted
                                             Range of                  Average
                                             Exercise     Number of   Exercise
                                              Price        Shares       Price
                                              -----        ------       -----
Outstanding, December 31, 1999 .........     2.24-8.23     704,078        4.89
      Granted ..........................          3.50     172,738        3.50
      Forfeited ........................     2.24-8.23     (36,176)       6.46
                                           -----------  ----------    --------
Outstanding, December 31, 2000 .........     2.24-8.23     840,640        4.37
      Granted ..........................     1.25-2.25   1,056,653        1.33
      Forfeited ........................     3.50-6.36    (123,553)       2.75
                                           -----------  ----------    --------
Outstanding, December 31, 2001               1.25-8.23   1,773,740        2.65
      Granted ..........................     2.00-5.35     312,460        3.94
      Forfeited ........................     1.25-8.23    (195,892)       2.30
                                           -----------  ----------    --------
Outstanding, June 30, 2002 .............   $ 1.25-8.23   1,890,308    $   2.92
                                           -----------  ----------    --------
Exercisable, December 31, 2000 .........   $ 2.24-8.23     680,621    $   4.59
                                           -----------  ----------    --------
Exercisable, December 31, 2001 .........   $ 1.25-8.23     911,537    $   3.83
                                           -----------  ----------    --------
Exercisable, June 30, 2002 .............   $ 1.25-8.23     990,315    $   3.57
                                           -----------  ----------    --------



            At June 30, 2002, 1,194,321 options were available for future grants under the Plans.

            The following table summarizes information relating to currently outstanding and exercisable options as of June 30, 2002.



                                OUTSTANDING                          EXERCISABLE
                                -----------                          -----------
                                 Weighted
                                  Average
                                 Remaining      Weighted                           Weighted
                                Contractual      Average                            Average
     Exercise       Number of    Life (in       Exercise        Number of           Exercise
      Price          Shares       Years)          Price          Shares              Price
      -----          ------       ------          -----          ------              -----
 $      1.25        805,153        9.0           $ 1.25          239,927             $ 1.25
   2.00-3.50        529,205        4.9             2.65          373,244               2.79
   4.00-6.56        539,950        4.7             5.51          361,144               5.73
   7.36-8.23         16,000        4.3             8.00           16,000               8.00
                  ---------                      ------          -------             ------
                  1,890,308                      $ 2.92          990,315             $ 3.57
                  =========                      ======          =======             ======

                              DIOMED HOLDINGS, INC.

                                December 31, 2001
                (including data applicable to unaudited periods)


          Had compensation cost for the Company's option plans been determined based on the fair value at the grant dates, as prescribed in SFAS No. 123 for the years ended December 31, 2000 and 2001 and the six months ended June 30, 2001 and 2002, the Company's pro forma net loss would have been as follows:



                                                                        YEARS ENDED                     SIX MONTHS ENDED
                                                                        DECEMBER 31,                         JUNE 30,
                                                                        ------------                         --------
                                                                     2000             2001             2001             2002
                                                                     ----             ----             ----             ----
Net loss applicable to common stockholders, as
    Reported ................................................   $ (3,475,996)    $ (8,077,575)    $ (4,667,941)    $ (3,584,633)
Net loss applicable to common stockholders, pro forma .......   $ (3,541,425)    $ (8,247,499)    $ (4,736,249)    $ (3,712,857)
Basic and diluted net loss per share applicable to common
   stockholders, as reported ................................   $      (0.82)    $      (0.96)    $      (0.61)    $      (0.28)
Basic and diluted net loss per share applicable to common
   stockholders, pro forma ..................................   $      (0.83)    $      (0.98)    $      (0.62)    $      (0.29)


            The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants during the applicable period:


                                                             December 31,                               June 30,
                                                             ------------                               --------
                                                       2000                 2001                2001                 2002
                                                       ----                 ----                ----                 ----
Risk-free interest rate ...........................     5.78-6.68%            3.53-4.76%          4.08-4.93%           2.99-4.74%
Expected dividend yield ...........................            --%                   --%                 --%                  --%
Expected lives ....................................       5 years               5 years             5 years              5 years
Expected volatility ...............................            --%                   --%                 --%                  --%
Weighted average grant date fair value per
   share ..........................................    $     0.95           $      0.78         $      1.25          $      0.65
Weighted average remaining contractual life
   of options outstanding .........................     6.4 years             7.9 years           5.8 years            7.3 years


      (h) Issuance of Stock Options to Consultants

          In August 2001, the Company granted fully exercisable options to purchase 60,000 shares of common stock at an exercise price per share equal to $2.25 to two consultants in exchange for marketing services. The Company recorded the fair value of such options, based on the Black-Scholes option pricing model, as stock-based compensation expense totaling $55,000 in the accompanying statement of operations for year ended December 31, 2001.

          In January 2002, the Company granted fully exercisable options to purchase 630 shares of common stock at an exercise price per share equal to $2.25 to the above-mentioned consultants in exchange for marketing services.

          In April 2002, we entered into an agreement with The Investor Relations Group, Inc., referred to as IRG, for investor relations and public relations services. In connection therewith, we granted to IRG Options to purchase up to 150,000 shares of Class A Stock at an exercise price of $5.35 per share. These Options were not granted under the 2001 Plan, but are subject to the terms and conditions of the 2001 Plan as if granted thereunder. IRG's Options shall vest and become exercisable ratably at the end of each month beginning May 2002, over 24 months (1/24 per month) from April 2002, when IRG began providing services to us, so long as our agreement with IRG remains in effect, and these Options shall expire on the earlier of 48 months from the date of the IRG agreement or 24 months after the termination of the IRG agreement. Any unvested Options shall terminate upon the termination of the IRG agreement. The Company calculated the fair value of these stock options, based on the Black-Scholes option pricing model, and will record stock-based compensation over the two-year vesting period. In the second quarter of 2002, the Company recorded stock-based compensation expense in the amount of approximately $29,000.

          In June 2002, the Company granted fully exercisable options to purchase 330 shares of stock at an exercise price per share equal to $2.87 to two consultants in exchange for marketing services.

                             DIOMED HOLDINGS, INC.

                               December 31, 2001
                (including data applicable to unaudited periods)

(12) VALUATION AND QUALIFYING ACCOUNTS

     A summary of the allowance for doubtful accounts is as follows:


                                                                 Years Ended December 31,
                                                                 ------------------------
                                                                     2000          2001         June 30, 2002
                                                                     ----          ----         -------------
Allowance for doubtful accounts:
      Balance, beginning of period ...........................   $   7,000      $ 300,000           $ 217,473
            Provision for doubtful accounts ..................     293,000        207,240              (9,843)
            Write-offs .......................................          --       (289,767                  --
                                                                 ---------      ---------           ---------
      Balance, end of period .................................   $ 300,000      $ 217,473           $ 207,630
                                                                 =========      =========           =========


(13) SEGMENT REPORTING

     The Company has adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas.

     Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions on how to allocate resources and assess performance. The Company's chief decision making group, as defined under SFAS No. 131, is the Executive Management Committee.

     The Company's reportable segments are determined by product type: laser systems and fibers and other accessories. The accounting policies of the segments are the same as those described in Note 2. The Executive Management Committee evaluates segment performance based on revenue. Accordingly, all expenses are considered corporate level activities and are not allocated to segments. Also, the Executive Management Committee does not assign assets to its segments.

     This table presents revenues by reportable segment:


                                                                                               Six Months Ended
                                                                 Years Ended December 31,         June 30,
                                                                 ------------------------         --------
                                                                    2000         2001         2001         2002
                                                                    ----         ----         ----         ----
Laser systems .................................................  $8,901,906   $5,898,530   $4,399,368   $1,412,980
Fibers and other accessories ..................................     522,608    1,833,000      713,877      712,165
                                                                 ----------   ----------   ----------   ----------
      Total ...................................................  $9,424,514   $7,731,530   $5,113,245   $2,125,145
                                                                 ==========   ==========   ==========   ==========

                              DIOMED HOLDINGS, INC.

                                December 31, 2001
                (including data applicable to unaudited periods)

     The following table represents percentage of revenues by geographic destination:


                                           Years Ended            Six Months
                                          December 31,           Ended June 30,
                                          ------------           --------------
                                        2000        2001        2001      2002
                                        ----        ----        ----      ----
North America ..................         33%         49%         53%        52%
Asia/Pacific ...................         30%         25%         22%        24%
Europe .........................         33%         24%         23%        22%
Other ..........................          4%          2%          2%         2%
                                        ---         ---         ---        ---
      Total ....................        100%        100%        100%       100%
                                        ===         ===         ===        ===


      The following table represents long-lived assets by geographic location:


                                           December 31,               June 30,
                                           ------------               --------
                                     2000              2001              2002
                                     ----              ----              ----

North America ............        $1,200,955        $1,417,681        $  899,171
Europe ...................         1,489,575         1,382,536         1,240,280
                                  ----------        ----------        ----------
      Total ..............        $2,690,530        $2,800,217        $2,139,451
                                  ==========        ==========        ==========


(14) COMMITMENTS

     (a)  Leases


        The Company leases certain equipment and office facilities under noncancelable operating and capital leases that expire at various dates through 2014. The Company's building lease at its subsidiary in the United Kingdom is a 25-year lease through 2024. However, the Company has an option, at its election, to terminate the lease agreement after 15 years in 2014. If the Company chooses not to exercise this option, the lease agreement continues for the remaining 10 years through 2024. Total rent expense under these operating lease agreements for the years ended December 31, 2000 and 2001, and the six months ended June 30, 2001 and 2002 was $454,529, $473,247, $232,904 and $240,693, respectively. Capital lease obligations bear interest at a rate of 20% per annum. Future minimum lease payments required under these leases at June 30, 2002 are as follows:



                                                                                     Capital        Operating
                                                                                     Leases           Leases
                                                                                     ------           ------
        2002, six months .....................................................     $   44,549      $  240,693
        2003 .................................................................         28,602         481,383
        2004 .................................................................          4,458         462,801
        2005 .................................................................             --         444,219
        2006 .................................................................             --         444,219
        Thereafter ...........................................................             --       3,257,607
                                                                                   ----------      ----------
                 Total future minimum lease payments .........................         77,009      $5,330,922
                                                                                   ----------      ==========
        Less--Amount representing interest ...................................         13,237
                                                                                   ----------
                 Present value of future minimum lease payments ..............         63,772
        Less--Current portion of capital lease obligations ...................         46,053
                                                                                   ----------
                 Capital lease obligations, net of current portion ...........     $   17,719
                                                                                   ==========

                              DIOMED HOLDINGS, INC.

                                December 31, 2001
                (including data applicable to unaudited periods)

         (b)  Litigation

          From time to time, the Company is involved in legal and administrative proceedings and claims of various types. While any litigation contains an element of uncertainty, management, in consultation with the Company's general counsel, presently believes that the outcome of each such other proceedings or claims which are pending or known to be threatened, or all of them combined, will not have a material adverse effect on the Company.

          On October 22, 2001, a plaintiff filed an action against the Company, alleging that the Company disclosed certain trade secret information. The plaintiff seeks compensatory and punitive damages in an unspecified amount and an injunction against further disclosures. The Company moved to dismiss the action and compel arbitration. An order granting our motion for arbitration was entered by the court on May 22, 2002, and accordingly, the dispute will be referred to arbitration. The court also stayed proceedings on other issues not subject to arbitration. Management believes that this claim will not have a material adverse effect on the Company's consolidated financial position or results of operations.

(15) BRIDGE LOANS FROM STOCKHOLDERS

     In September 2001, the Company received an aggregate of $500,000 from two stockholders of the Company in exchange for a bridge loan in the form of two secured promissory notes ("notes"), dated October 5, 2001. The notes mature on January 1, 2003 and bear an annual interest rate of 7.5%.

     The notes were convertible, at the election of the noteholders, into common stock prior to the maturity date under the following scenarios: 1) in the event the Company did not complete a reverse merger by October 31, 2001, the noteholders could have exercised their call option issued in the March 2001 Series A Preferred Stock financing (see Note 11(b)) and deliver their notes as payment, 2) in the event the Company completed a reverse merger, the notes were convertible into common stock at the lesser of $2.25 per share and the price per share in the reverse merger, 3) in the event of another type of financing transaction, as defined, the notes were convertible into common stock at the lesser of $2.25 per share and the price per share in the transaction, and 4) in the event of a merger or consolidation, excluding a reverse merger, the notes were convertible into common stock at the lesser of $2.25 per share and the price per share of any warrants issued in the transaction. However, if the Company successfully completed a reverse merger with a public company, where such public company has raised $10 million in gross proceeds in a private placement financing prior to the reverse merger, the notes would have become due and payable in cash within 10 days of the effective closing date. The call option expired on October 31, 2001.

     In addition, the Company granted fully exercisable warrants to purchase an aggregate of 50,000 shares of common stock at a price per share equal to a maximum of $2.25, adjustable for certain events, as defined. The value of such warrants, calculated using the Black-Scholes option pricing model, was recorded as a debt discount totaling $43,000 and will be amortized to interest expense over the life of the note. In addition, the beneficial conversion feature attributable to the warrants, totaling $43,000, will be recorded as interest expense upon the occurrence of an event which will trigger the note's right to convert. In January 2002, due to the Company's delay in completing the reverse merger by December 31, 2001, the Company was required to issue up to an additional aggregate of 10,000 warrants, with terms identical to the initial grant. The warrants expire two years from the date of issuance. The value ascribed to these 10,000 warrants was $8,200 and was calculated using the Black-Scholes option pricing model. The $8,200 was recorded as a debt discount and will be amortized to interest expense over the life of the notes. In addition, the beneficial conversion feature attributable to the warrants totaling $8,200 will be recorded as interest expense upon the occurrence of an event which will trigger the note's right to convert.

     In December 2001, the Company received an additional aggregate of $200,000 from the same two noteholders through issuance of additional promissory notes, with terms identical to those specified above, except as noted below. The maximum conversion price of the notes and the exercise price of the warrants is $2.00 per share, adjustable for certain events as defined. In addition, the Company granted fully exercisable warrants to purchase an aggregate of 20,000 shares of common stock at a price per share equal to a maximum of $2.00, adjustable for certain events, as defined. The warrants expire two years from the date of issuance. The value ascribed to these 20,000 warrants was $15,000 and was calculated using the Black-Scholes option pricing model. The $15,000 was recorded as a debt discount and will be amortized to interest expense over the life of the notes. In addition, the beneficial conversion feature attributable to the warrants totaling $15,000 will be recorded as interest expense upon the occurrence of an event which will trigger the note's right to convert The Company completed a reverse merger by March 31,

                              DIOMED HOLDINGS, INC.

                                December 31, 2001
                (including data applicable to unaudited periods)

2002, and accordingly did not have to issue any contingent warrants. Under the December 2001 notes, the conversion price of the notes and the exercise price of the warrants included under the October 2001 notes were reduced to a maximum of $2.00 to be consistent with the terms of the December 2001 notes. Such revision creates an additional beneficial conversion feature attributed to the reduction of the conversion price, totaling $62,500, to be recorded upon the occurrence of an event which will trigger the notes' right to convert. Additionally, such revision created an additional debt discount, attributed to the establishment of a new measurement date for the amended warrant, totaling $39,000.

     In February 2002, subsequent to the closing of the reverse merger, the $700,000 aggregate principal amount of the promissory notes, issued in October and December 2001, was repaid to the two stockholders, including cumulative interest. During the three month period ended March 31, 2002, the Company recorded $225,260 as additional non-cash interest expense related to warrants issued in connection with the bridge loan in 2001 and 2002, as well as beneficial conversion features discussed above which were triggered by the acquisition discussed in Note 16.

(16) MERGER AND PRIVATE OFFERING OF COMMON STOCK

     On February 14, 2002, Diomed Acquisition Corp. ("Acquisition"), a Delaware corporation and a wholly-owned subsidiary of Diomed Holdings, Inc., a Nevada corporation formerly known as Natexco Corporation (the "Parent") merged with and into the Company pursuant to an Agreement and Plan of Merger, dated as of January 29, 2002. In the merger (the "Merger") that occurred under the Agreement and Plan of Merger, the stockholders of the Company received shares of Parent. As a condition to the Merger, Parent raised gross proceeds of $10,000,000 in a private offering of shares of its common stock. The shares issued in the private offering were not subject to refund, redemption or rescission and, accordingly, were included as a component of stockholders' equity, net of the applicable costs. The merger agreement provides that the proceeds of that offering will be available to the Company for payment of its existing obligations and, subject to the approval of its board of directors, certain future expenses, including the financing of product developments and acquisitions. Parent is obligated to use its best efforts to file a registration statement with the Securities Exchange Commission to register for resale its common shares that it issued in the private offering and those of its common shares that it issued to the Company's former stockholders and to cause the registration statement to be declared effective. In the event that the Parent fails to file or cause the registration statement to be declared effective within 240 days of completing the Merger, or remain effective through the first anniversary of the Merger, the Parent will be required to issue additional shares of its common stock, up to a maximum of 4% of the shares held by each party subject to the agreement.

     After the Merger, the Company's former stockholders own approximately 51% of the issued and outstanding shares of Parent (in terms of common share equivalents). The shares of Parent into which the shares of the Company's existing common stock and the Old Class A Stock were converted in the Merger and were thereafter automatically convertible into Parent's common stock in installments beginning 60 days after Parent's registration statement was to become effective and continuing, unless interrupted under certain circumstances, until the second anniversary of the Merger, at which time all such shares were automatically convertible into shares of Parent's common stock.

     The Merger was accounted for as a recapitalization. The historical records of the Company are the historical records of Parent. Following the Merger, the business conducted by Parent is the business conducted by Diomed prior to the Merger.


     Costs of approximately $1.85 million related to the issuance of Parent's shares in the offering and its preparation and negotiation of the documentation for the Merger were paid by the Company at the closing of the Merger and subsequent to the Merger.


     The unaudited operating results for the Parent are as follows:

                                                  Year Ended December 31, 2001
     Revenue                                      $    5,482
     Net Loss                                     $  (39,565)
     Net loss to common stockholders                      --

(17) MIGRATORY MERGER

     In April 2002, the board of directors of the Company determined that it was in the best interests of the Company and its stockholders for the Company to change its state of incorporation from Nevada to Delaware. On May 13, 2002, the

                              DIOMED HOLDINGS, INC.

                                December 31, 2001
                (including data applicable to unaudited periods)

reincorporation was effected by the Migratory Merger. As a result of the Migratory Merger, each share of common stock of Diomed Holdings Nevada outstanding as of the date of the consummation of the Migratory Merger was converted into one share of Common Stock and each share of Old Class A Stock was converted into four shares of Convertible Preferred Stock. The rights and privileges of the Common Stock and the Convertible Preferred Stock are virtually identical to the common stock of Diomed Holdings Nevada and the Old Class A Stock, other than the one for four exchange of shares of Old Class A Stock for shares of Convertible Preferred Stock, and a reduction in the number of votes from four votes per share for Old Class A to one vote per share for Convertible Preferred Stock.

     In connection with the Migratory Merger, the Company assumed the obligations of Diomed Holdings Nevada with respect to Diomed Holdings Nevada's outstanding stock options and warrants (formerly the Diomed stock options and warrants described above).

     As a result of the Migratory Merger, the directors and officers of Diomed Holdings Nevada became the directors and officers of the Company.

                                20,919,470 SHARES

                              DIOMED HOLDINGS, INC.

                                  COMMON STOCK

                                 --------------

                                   PROSPECTUS

                                 --------------


                               SEPTEMBER 10, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Ninth Article of the Registrant's certificate of incorporation and Article VII of the Registrant's bylaws authorize indemnification of the registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant maintains liability insurance for the benefit of its directors and certain of its officers.

     The above discussion of the DGCL and of the Registrant's certificate of incorporation, bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, amended and restated certificate of incorporation, bylaws and indemnification agreements.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

     Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Company in connection with the issuance and distribution of the shares of Common Stock.


                                                                      Estimated
     Expense                                                           Amount
     -------                                                           ------
     Securities and Exchange Commission Registration Fee ...........   $   5,250
     Printing and Engraving Expenses ...............................   $  10,000
     Legal Fees and Expenses .......................................   $ 200,000
     Accounting Fees and Expenses ..................................   $  12,500
     Transfer Agent Fees and Expenses ..............................   $     250
     Miscellaneous .................................................   $   5,000
                                                                       ---------
          Total ....................................................   $ 233,000


Item 26. Recent Sales of Unregistered Securities

     The following describes sales of unregistered securities made by the Company and by Diomed since January 1, 1999.

     As to the Company, since January 1, 1999, the Company sold and issued unregistered shares of its capital stock as described below:


     (1) On March 31, 1999, Natexco Corporation, issued an aggregate of 2,400,000 shares of common stock to a total of thirty-four (34) persons, all of whom are residents of either Canada, the Isle of Man, British Islands, or London, England, United Kingdom, for cash consideration totaling $2,400. In connection with this transaction, we relied on the statutory exemption provided by Section 4(2) of the Securities Act.

     (2) On March 21, 2000 and May 18, 2000, Natexco Corporation, issued 10,000 shares of preferred stock to Aboyne Management, Ltd., in consideration for the aggregate sum of $20,000. Aboyne is a British Colombia, corporation of which Mr. Gerald A. Mulhall, our then President and a director of Natexco Corporation, is the President and principal shareholder. In connection with this transaction, we relied on the statutory exemption provided by Section 4(2) of the Securities Act because the issuances did not involve public offerings.



     (3) On May 18, 2000, Natexco Corporation, issued 20,000 shares of preferred stock to Desert Bloom Investments, Inc., a Colorado corporation, in consideration for $20,000 in cash. In connection with this transaction, we relied on the statutory exemption provided by Section 4(2) of the Securities Act because the issuance did not involve a public offering.


     (4) In February 2002, simultaneously with the consummation of the Diomed Merger, the Company's predecessor, Diomed Holdings Nevada, issued shares of Old Class A Stock to the holders of Diomed Series A Preferred Stock and common stock, to replace the shares of Diomed Series A Preferred Stock and Diomed common stock cancelled in the Diomed Merger (other than the 5,000,000 shares of Common Stock purchased in the private placement immediately prior to the consummation of the Diomed Merger, as to which Diomed Holdings Nevada issued Common Stock to replace the Diomed common stock cancelled in the Diomed Merger). We believe that each stockholder of Diomed that was a U.S. resident at the time of the merger was an accredited investor, as the term is defined in Regulation D and that the offering by means of the merger was exempt from registration under
Section 4(2) of the Securities Act. The shares issued to those persons are subject to restrictions on transfer and each such U.S. person who voted for the merger also represented in writing that it was an accredited investor. Each other stockholder of Diomed, Inc. was not a U.S. resident at the time of the merger and, as to those stockholders, the merger was structured to comply with Regulation S under the Securities Act. The shares issued to non-U.S. residents also are subject to restrictions on transfer. Accordingly, the issue of shares to non-U.S. residents did not require registration under the Securities Act.

     (5) In April 2002, the Company's predecessor, Diomed Holdings Nevada, entered into an agreement, referred to as the "IRG Agreement," with The Investor Relations Group, Inc., referred to as "IRG," for investor relations and public relations services. In connection therewith, we granted to IRG 150,000 options, referred to as the "Awarded Options," to purchase shares of Old Class A Stock, (which, in connection with the Migratory Merger, became options to purchase the Company's Convertible Preferred Stock), priced at $5.35 per share. The Awarded Options were not granted under the 2001 Plan, but are subject to the terms and conditions of the 2001 Plan as if granted thereunder. The Awarded Options shall vest and become exercisable ratably at the end of each month beginning May, 2002, over 24 months from the date of the IRG Agreement (1/24 per month) so long as the IRG Agreement remains in effect, and the Awarded Options shall expire on the earlier of 48 months from the date of the IRG Agreement or 24 months after the termination of the IRG Agreement. The Awarded Options may be exercised only to the extent vested, and any unvested options shall terminate upon the termination of the IRG Agreement(and options may be exercised only to the extent vested).

     The Company issued and sold the Awarded Options in reliance upon exemptions from registration under the Securities Act set forth in Section 4(2) thereof or Regulation D or Regulation S thereunder. IRG represented that it was an accredited investor and that it was knowledgeable in business matters, capable of independently evaluating the merits and risks of accepting and exercising the Awarded Options, independently determined that the investment in the Awarded Options was a suitable investment for IRG and that IRG had sufficient financial resources to bear the loss of its investment.

     (6) In May 2002, simultaneously with the consummation of the Migratory Merger, the Company (i) issued shares of Common Stock to the holders of common stock of Diomed Holdings Nevada to replace the shares of Diomed Holdings Nevada common stock that were cancelled in the Migratory Merger, and (ii) issued shares of Convertible Preferred Stock to the holders Old Class A Stock to replace the shares of Old Class A Stock that were cancelled in the Migratory Merger, and
(iii) issued options and warrants to replace the stock options and warrants issued by the Company's predecessor which were cancelled in the Migratory Merger.

     (7) In August 2002, the Company issued to QLT, Inc. (i) 90,489 shares of Convertible Preferred Stock in respect of a promissory note converted into common stock in January 2002, in satisfaction of a potential dispute with QLT regarding the conversion rate that the Company used to convert this promissory note, and (ii) issued 605,570 shares of Convertible Preferred Stock in satisfaction of a second promissory note held by QLT. In consideration for our issuance of these shares, QLT released us from any claims under these two promissory notes and certain related agreements.

         The Company issued these shares of Convertible Preferred Stock to QLT in reliance upon exemptions from registration under the Securities Act set forth in Section 4(2) thereof or Regulation D thereunder. QLT represented to the Company that it was an accredited investor, and also acknowledged that unless and until registered for sale under the Securities Act, QLT may not transfer or sell the shares of Convertible Preferred Stock we issued to it in the absence of an applicable exemption from the registration requirements of the Securities Act.

     As to Diomed, since January 1, 1999, Diomed. sold and issued the unregistered shares, notes and warrants described below, all expressed in terms of Diomed shares, and not shares of the Company after giving effect to the
Merger:

     (1) In February 1999, Diomed sold 25,000 shares of its common stock to James Remington Hobbs, a director, upon exercise of a stock option granted under its 1998 Incentive Plan, for an aggregate purchase price of $123,210. Diomed issued and sold its shares to Mr. Hobbs in the above transaction in reliance upon exemptions from registration under the Securities Act, set forth in Section 4(2) thereof or Regulation D thereunder. The purchaser represented that he was an accredited investor and agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Mr. Hobbs also represented his intention to acquire the securities for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the stock certificate issued in such transactions. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that Mr. Hobbs was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

     (2) In July 1999, Diomed sold 1,139,580 shares of its common stock to 148 purchasers (existing and new investors) for an aggregate purchase price of $2,849,795, or $2.50 per share. The purchasers, the shares they purchased and the respective purchase prices paid were as follows:


                                                                                    Purchase
                                                                      Shares          Price
                                                                      ------          -----
     HSBC Financial Services (Cayman) Limited--Trustee ........      15,735.0    $    39,337.50
     Adrian Grundy ............................................       5,000.0    $    12,500.00
     Alan Torry ...............................................         432.0    $     1,080.00
     Andrew Hector Gray Esq ...................................         140.0    $       350.00
     Barry Chesters ...........................................         500.0    $     1,250.00
     G R Ian Lowis ............................................       1,760.0    $     4,400.00
     Brian Charles Carter .....................................         160.0    $       400.00
     Brian Kingham ............................................       5,400.0    $    13,500.00
     Bryan M Elliott ..........................................         800.0    $     2,000.00
     C C Cannon ...............................................         300.0    $       750.00
     C C Cannon--a/c CMC ......................................         100.0    $       250.00
     Charles Graham-Wood, Esq (deceased) ......................         813.0    $     2,032.50
     Charles Michael Orsborn ..................................       2,000.0    $     5,000.00
     Christopher Adam John Rothschild .........................         560.0    $     1,400.00
     Christopher L Russon, Esq ................................         280.0    $       700.00
     Citifriends Nominee Limited--A/C UTIS ....................      40,000.0    $   100,000.00
     D Hold Limited ...........................................       8,666.0    $    21,665.00
     David John Shaw ..........................................       2,160.0    $     5,400.00
     Dr & Mrs David Burns .....................................       4,256.0    $    10,640.00
     Dr & Mrs David Burns (Raven trust) .......................         650.0    $     1,625.00
     Dr Barbara Chalmers Hanson ...............................         400.0    $     1,000.00
     Dr Clare Foden ...........................................         750.0    $     1,875.00
     Dr David Hartley .........................................         386.0    $       965.00
     Dr Geoffrey P Cubbin .....................................         340.0    $       850.00
     Dr Gillian Rosemary Evans ................................         200.0    $       500.00
     Dr Leslie James Russell ..................................         140.0    $       350.00
     Dr Peter Arthur Eckstein .................................         280.0    $       700.00
     Dr Richard William Falla Le Page .........................       1,100.0    $     2,750.00
     Dr Robert Alfred John Challiss ...........................       2,200.0    $     5,500.00
     Emily Anne Jenny Bourne ..................................         335.0    $       837.50
     Gareth Richard Hayward ...................................         140.0    $       350.00
     Geoffrey Miller and Mrs Pauline Miller ...................       2,403.0    $     6,007.50
     Geoffrey Todd ............................................         200.0    $       500.00
     Ian Sloan Marshall Robertson, Esq ........................       1,372.0    $     3,430.00
     Instrumentarium Corporation ..............................      80,000.0    $   200,000.00
     James Gerrard Potter .....................................       1,600.0    $     4,000.00
     James Remington Hobbs ....................................      14,383.0    $    35,957.50
     John Bai .................................................         401.0    $     1,002.50

                                                                                    Purchase
                                                                      Shares          Price
                                                                      ------          -----
     Jonathan Bartlett ..........................................        630.0   $     1,575.00
     Katie Louise Victoria Bourne ...............................        940.0   $     2,350.00
     Kenneth Tait ...............................................        150.0   $       375.00
     Leigh Carter ...............................................        500.0   $     1,250.00
     Linda Germaine Mary Banner .................................        900.0   $     2,250.00
     Majedie Portfolio Management Limited--A/c CLT ..............      3,600.0   $     9,000.00
     Malcolm Hacking ............................................      1,000.0   $     2,500.00
     Maureen Chalker & T.M. Trustees Limited ....................      1,600.0   $     4,000.00
     Fortis Fund Services (Cayman) Ltd--Trustee .................    300,000.0   $   750,000.00
     Michael Bourne .............................................      1,116.0   $     2,790.00
     Miss Rona C Jarvis .........................................        478.0   $     1,195.00
     Mr D & Mrs E S M Bendall ...................................        740.0   $     1,850.00
     Mr David Gerald Garton .....................................        200.0   $       500.00
     Mr Neil Braithwaite ........................................        170.0   $       425.00
     Mr Roderick Connors & Mrs Maureen Connors ..................      1,800.0   $     4,500.00
     Mr Stuart Buchan Douglas ...................................        400.0   $     1,000.00
     Mrs Eve Stephanie Merrilees Bendall ........................        624.0   $     1,560.00
     Mrs Florence Mildred Sladden ...............................        240.0   $       600.00
     Mrs Katherine Mary Watts ...................................      4,000.0   $    10,000.00
     Mrs Patricia Anne Money-Coutts .............................        400.0   $     1,000.00
     Mrs V J Cannon .............................................      1,600.0   $     4,000.00
     N W Brown Nominees Limited A/C 000115 ......................        240.0   $       600.00
     N W Brown Nominees Limited A/C 000148 ......................        613.0   $     1,532.50
     N W Brown Nominees Limited A/C 000191 ......................        600.0   $     1,500.00
     N W Brown Nominees Limited A/C 000207 ......................        160.0   $       400.00
     N W Brown Nominees Limited A/C 001054 ......................         18.0   $        45.00
     N W Brown Nominees Limited A/C 001315 ......................        533.0   $     1,332.50
     N W Brown Nominees Limited A/C 001417 ......................        280.0   $       700.00
     N W Brown Nominees Limited A/C 001455 ......................        440.0   $     1,100.00
     N W Brown Nominees Limited A/C 001496 ......................      3,333.0   $     8,332.50
     N W Brown Nominees Limited A/C 001586 ......................        320.0   $       800.00
     N W Brown Nominees Limited A/C 001628 ......................        546.0   $     1,365.00
     N W Brown Nominees Limited A/C 001634 ......................        440.0   $     1,100.00
     N W Brown Nominees Limited A/C 001635 ......................        440.0   $     1,100.00
     N W Brown Nominees Limited A/C 001638 ......................      3,060.0   $     7,650.00
     N W Brown Nominees Limited A/C 001647 ......................        632.0   $     1,580.00
     N W Brown Nominees Limited A/C 001667 ......................      1,480.0   $     3,700.00
     N W Brown Nominees Limited A/C 001675 ......................        280.0   $       700.00
     N W Brown Nominees Limited A/C 001681 ......................        413.0   $     1,032.50
     N W Brown Nominees Limited A/C 001711 ......................      1,133.0   $     2,832.50
     N W Brown Nominees Limited A/C 001847 ......................        413.0   $     1,032.50
     N W Brown Nominees Limited A/C 001975 ......................      2,880.0   $     7,200.00
     N W Brown Nominees Limited A/C 002011 ......................        106.0   $       265.00
     N W Brown Nominees Limited A/C 002024 ......................        280.0   $       700.00
     N W Brown Nominees Limited A/C 002025 ......................        280.0   $       700.00
     N W Brown Nominees Limited A/C 002027 ......................         80.0   $       200.00
     N W Brown Nominees Limited A/C 002028 ......................         80.0   $       200.00
     N W Brown Nominees Limited A/C 002073 ......................        760.0   $     1,900.00
     N W Brown Nominees Limited A/C 002076 ......................        365.0   $       912.50

                                                                                    Purchase
                                                                       Shares         Price
                                                                       ------         -----
     N W Brown Nominees Limited A/C 002084 ......................        605.0   $     1,512.50
     N W Brown Nominees Limited A/C 002167 ......................        900.0   $     2,250.00
     N W Brown Nominees Limited A/C 002311 ......................        360.0   $       900.00
     N W Brown Nominees Limited A/C 002387 ......................        400.0   $     1,000.00
     N W Brown Nominees Limited A/C 002405 ......................        240.0   $       600.00
     N W Brown Nominees Limited A/C 002461 ......................        320.0   $       800.00
     N W Brown Nominees Limited A/C 002486 ......................        266.0   $       665.00
     N W Brown Nominees Limited A/C 002492 ......................        266.0   $       665.00
     N W Brown Nominees Limited A/C 002604 ......................        870.0   $     2,175.00
     N W Brown Nominees Limited A/C 002962 ......................        200.0   $       500.00
     N W Brown Nominees Limited A/C 003066 ......................        740.0   $     1,850.00
     N W Brown Nominees Limited A/C 003344 ......................        800.0   $     2,000.00
     N W Brown Nominees Limited A/C 003435 ......................        240.0   $       600.00
     N W Brown Nominees Limited A/C 003482 ......................        200.0   $       500.00
     N W Brown Nominees Limited A/C 003592 ......................        400.0   $     1,000.00
     N W Brown Nominees Limited A/C 004039 ......................      1,244.0   $     3,110.00
     N W Brown Nominees Limited A/C 004575 ......................        800.0   $     2,000.00
     N W Brown Nominees Limited A/C 100045 ......................        311.0   $       777.50
     N W Brown Nominees Limited A/C 100082 ......................        333.0   $       832.50
     N W Brown Nominees Limited A/C 100103 ......................      3,730.0   $     9,325.00
     N W Brown Nominees Limited A/C 100165 ......................        413.0   $     1,032.50
     N W Brown Nominees Limited A/C 100182 ......................      1,600.0   $     4,000.00
     N W Brown Nominees Limited A/C 100193 ......................        667.0   $     1,667.50
     Nigel Playford .............................................      1,066.0   $     2,665.00
     P N J May ..................................................        800.0   $     2,000.00
     Paul Lancelot Banner .......................................        900.0   $     2,250.00
     Quentin Puckridge ..........................................        240.0   $       600.00
     Richard Bourne .............................................      2,611.0   $     6,527.50
     Richard Katz ...............................................      5,522.0   $    13,805.00
     Robert William Raywood .....................................         80.0   $       200.00
     Rock (Nominees) Limited--A/C 0222557 .......................      5,500.0   $    13,750.00
     Scientific Generics Ltd ....................................     22,094.0   $    55,235.00
     South Yorkshire Pension Authority ..........................     48,249.0   $   120,622.50
     Stephen Oates ..............................................        250.0   $       625.00
     Susan Tolliday .............................................        350.0   $       875.00
     T & C Nominees Limited .....................................     11,320.0   $    28,300.00
     Thomas Duncan Stewart Horsey ...............................      1,200.0   $     3,000.00
     Thomas James Bourne ........................................        335.0   $       837.50
     William Oliver Lane Fox-Pitt ...............................      2,500.0   $     6,250.00
     William Stoops .............................................      1,600.0   $     4,000.00
     N W Brown Nominees Limited A/C 100118 ......................        560.0   $     1,400.00
     Mr and Mrs Robert Rawe .....................................        686.0   $     1,715.00
     N W Brown Nominees Limited A/C 002492 ......................        392.0   $       980.00
     David Muller ...............................................     60,000.0   $   150,000.00
     T & C Nominees Limited .....................................      1,000.0   $     2,500.00
     Malcolm Hacking ............................................      2,500.0   $     6,250.00
     David Frederick Davies (decd) ..............................        768.0   $     1,920.00
     Marjorie Davies ............................................      2,216.0   $     5,540.00
     Mr John Nugent .............................................      1,500.0   $     3,750.00
     Mrs Tracy Andrea Howell ....................................      4,400.0   $    11,000.00

                                                                                    Purchase
                                                                       Shares         Price
                                                                       ------         -----
     Robin James Upton, Esq .....................................        477.0   $     1,192.50
     N W Brown Nominees Limited A/C 001667 ......................        632.0   $     1,580.00
     Mrs A M Gilbert ............................................        280.0   $       700.00
     Winton Capital Holdings Limited ............................    320,000.0   $   800,000.00
     Verus Investments Holdings, Inc. ...........................     65,250.0   $   163,125.00
     Shemin Scaranie ............................................      4,152.0   $    10,380.00
     Mrs T Norris ...............................................      4,152.0   $    10,380.00
     Jack Manning ...............................................      4,154.0   $    10,385.00
     Abacus (C.I) Ltd--R0789 ....................................      2,304.0   $     5,760.00
     Abacus (C.I) Ltd--R1015 ....................................      3,000.0   $     7,500.00
     Abacus (C.I) Ltd--R1016 ....................................      3,000.0   $     7,500.00

     Diomed issued and sold the securities in the above transaction in reliance upon exemptions from registration under the Securities Act, set forth in Section 4(2) thereof or Regulation D or Regulation S thereunder. Each purchaser represented that such purchaser was, in the case of approximately 10 of the above persons, an accredited investor or, in the case of the remaining investors, not a U.S. person, and each agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each purchaser also represented such purchaser's intention to acquire the securities for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the stock certificates issued in such transactions. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that each purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

     (3) Between March 7, 2000 and July 27, 2000, Diomed sold $2,700,000 in principal amount of its 9% convertible subordinated notes due March 31, 2001 to 21 purchasers for an aggregate purchase price of $2,700,000 (such notes were convertible into shares of its common stock at a conversion price of $3.50 per share). The purchasers, the aggregate principal amounts of the notes they purchased and the respective purchase prices paid therefor were as follows:


                                                                      Principal
                                                                        Amount
                                                                       of Notes         Purchase Price
                                                                       --------         --------------
     CMWL Trust ............................................     $       500,000.00   $       500,000.00
     Verus Investments Holdings, Inc. ......................     $       500,000.00   $       500,000.00
     Rathbone Jersey Limited re PT643 ......................     $     1,000,000.00   $     1,000,000.00
     Michael May ...........................................     $        25,000.00   $        25,000.00
     Jeffrey Evans .........................................     $        25,000.00   $        25,000.00
     Nick Burge ............................................     $        25,000.00   $        25,000.00
     Hugh Moreshead ........................................     $        25,000.00   $        25,000.00
     Charles Savill ........................................     $       100,000.00   $       100,000.00
     Edward Baxter .........................................     $        25,000.00   $        25,000.00
     Julian Rogers-Coltman .................................     $        25,000.00   $        25,000.00
     Nick Robinson .........................................     $        50,000.00   $        50,000.00
     Rupert Scott ..........................................     $        25,000.00   $        25,000.00
     Chris Ohlsen ..........................................     $        25,000.00   $        25,000.00
     Richard Gray ..........................................     $        25,000.00   $        25,000.00
     Ross Jones ............................................     $        25,000.00   $        25,000.00
     Mark & Amanda Sater ...................................     $        25,000.00   $        25,000.00
     Robert N. Bee Delores M. Bee ..........................     $        25,000.00   $        25,000.00
     Neil Durazzo ..........................................     $       100,000.00   $       100,000.00
     Xavier De. La Rochefoncould ...........................     $        50,000.00   $        50,000.00
     Ernest Goggio .........................................     $        75,000.00   $        75,000.00
     John Langham ..........................................     $        25,000.00   $        25,000.00
                                                                 -------------------  -------------------
                                                                 $     2,700,000.00   $     2,700,000.00

     Diomed issued and sold the notes in the above transaction in reliance upon exemptions from registration under the Securities Act set forth in Section 4(2) thereof or Regulation S thereunder. Each purchaser of the notes represented that such purchaser was not a U.S. person, and each agreed that the notes would not be resold without registration under the Securities Act or exemption therefrom. Each purchaser also represented such purchaser's intention to acquire the notes for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the notes issued in such transactions. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that each purchaser of the notes was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

     (4) On August 31, 2000, Diomed sold 571,249 units, with each unit including one share of its common stock and a warrant to purchase two shares of its common stock at an exercise price of $3.50 per share, to five purchasers for an aggregate purchase price of $1,999,372. Diomed also granted to such purchasers an option to purchase on or before August 31, 2001 an additional 857,143 units, with each unit including one share of its common stock and a warrant to purchase one share of its common stock, for an aggregate purchase price of $3,000,000. The purchasers, the units they purchased and the respective purchase prices paid, were as follows:

                                                           Shares of
                                                            Common                   Purchase
                                                             Stock      Warrants       Price
                                                             -----      --------       -----
     Verus Investments Holdings, Inc. ................      220,567       441,134    $   771,984
     Gibralt Capital Corporation .....................      285,714       571,428        999,999
     James Arkoosh ...................................        5,000        10,000         17,500
     George M. Lieberman .............................        3,000         6,000         10,500
     Marousa L. Dumaresq .............................       57,148       114,296        200,017
                                                            -------     ---------    -----------
                                                            571,429     1,142,858    $ 1,999,372

     Diomed issued and sold the securities in the above transaction in reliance upon exemptions from registration under the Securities Act set forth in Section 4(2) thereof or Regulation D thereunder. Each purchaser represented that such purchaser was an accredited investor, and each agreed that the securities would not be sold without registration under the Securities Act or exemption therefrom. Each purchaser also represented such purchaser's intention to acquire the securities for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the stock certificates or other instruments issued in such transactions. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that each purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

     (5) In October 2000, Diomed sold 244,436 units, with each unit including one share of its common stock and a warrant to purchase one share of its common stock at an exercise price of $3.50 per share, to 20 purchasers for an aggregate purchase price of $855,526. Each of the purchasers was an existing stockholder of Diomed, and the offering was a rights offering. The purchasers, the units they purchased and the respective purchase prices paid were as follows:


                                                                                               Purchase
                                                                                Units            Price
                                                                                -----            -----
     Brian Kingham ......................................................         7,100.0   $    24,850.00
     David John Shaw ....................................................         2,600.0   $     9,100.00
     Eric Leyns, Esq ....................................................           916.0   $     3,206.00
     Gareth Richard Hayward .............................................           960.0   $     3,360.00
     D L G Rowlands .....................................................         7,143.0   $    25,000.50
     J Beatson-Hird .....................................................         4,100.0   $    14,350.00
     Jennifer Moody .....................................................           900.0   $     3,150.00
     Malzam Investments .................................................         1,749.0   $     6,121.50
     Fortis Fund Services (Cayman) Ltd--Trustee .........................       164,598.0   $   576,093.00
     HSBC Financial Services (Cayman) Limited--Trustee ..................        23,243.0   $    81,350.50
     Mrs T Norris .......................................................         3,500.0   $    12,250.00
     Mr Timothy Francis Fetherstonhaugh Nixon ...........................         1,133.0   $     3,965.50
     Mrs Lucy Elizabeth Muriel Nixon ....................................         1,133.0   $     3,965.50
     Emily Anne Jenny Bourne ............................................           495.0   $     1,732.50
     Katie Louise Victoria Bourne .......................................         1,389.0   $     4,861.50
     Michael Bourne .....................................................         1,649.0   $     5,771.50
     Thomas James Bourne ................................................           495.0   $     1,732.50
     Richard Bourne .....................................................         1,862.0   $     6,517.00
     The Bank of New York Nominees Limited ..............................        18,991.0   $    66,468.50
     John Cyril Adams ...................................................           480.0   $     1,680.00
                                                                                ---------   --------------
                                                                                244,436.0   $   855,526.00

     Diomed issued and sold the securities in the above transaction in reliance upon exemptions from registration under the Securities Act set forth in Section 4(2) thereof or Regulation D or Regulation S thereunder. Each purchaser represented that such purchaser was an accredited investor or not a U.S. person, and each agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each purchaser also represented such purchaser's intention to acquire the securities for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the stock certificates or other documents issued in such transactions. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that each purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

     (6) In November 2000, Diomed issued two promissory notes to QLT, Inc. as part of the payment price for assets it then acquired from QLT. One of these notes was interest free and in the principal amount of $339,336 and the other note bore interest at five percent annually and was in the principal amount of $835,664. Both notes were convertible at Diomed's option into common stock, and both notes were payable within two years of their issuance.

     Diomed issued and sold these notes to QLT in reliance upon exemptions from registration under the Securities Act set forth in Section 4(2) thereof or Regulation S thereunder. QLT represented that it was not a U.S. person and agreed that the notes would not be resold without registration under the Securities Act or exemption therefrom. QLT also represented it intended to acquire the notes for investment purposes only and not with a view to the distribution thereof. Before making any offering of the notes to QLT, Diomed had reasonable grounds to believe and believed that QLT was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

     (7) On March 15, 2001, pursuant to a plan of reorganization, Diomed sold and issued, and agreed to sell and issue, securities as follows:

          (i) Diomed sold 2,000,000 shares of its Series A Preferred Stock to nine purchasers for an aggregate purchase price of $2,000,000 (each share of Series A Preferred Stock could be converted into two shares of its common stock, subject to adjustment as provided in its certificate of incorporation). The nine purchasers, the shares of Diomed Series A Preferred Stock that they purchased and the respective purchase prices paid were as follows:


                                                                                   Purchase
                                                                  Shares             Price
                                                                  ------             -----
     Verus International Group Limited ..................          500,000      $   500,000.00
     Verus Investments Holdings, Inc. ...................          500,000      $   500,000.00
     Winton Capital Holdings Ltd. .......................          500,000      $   500,000.00
     Green Crescent Corporation .........................          318,500      $   318,500.00
     James Arkoosh ......................................           41,500      $    41,500.00
     George M. Lieberman ................................            5,000      $     5,000.00
     Marousa L. Dumaresq ................................           35,000      $    35,000.00
     Content Groove Inc. ................................           50,000      $    50,000.00
     Jack L. Rivkin .....................................           50,000      $    50,000.00
                                                               -----------      --------------
                                                               2,000,000.0        2,000,000.00

          (ii) Diomed committed to sell an additional 500,000 shares of its Series A Preferred Stock to Verus International Group Limited by April 30, 2001, for an aggregate purchase price of $500,000;

          (iii) Diomed issued a put/call option in March 2001, under which Verus International Group Limited and Winton Capital Holdings Ltd. could elect to purchase, and Diomed could elect to require such purchasers to purchase, up to an additional 1,000,000 shares of its Series A Preferred Stock at the same purchase price of $1.00 per share. In May 2001, pursuant to the put/call option, Diomed issued a total of 225,000 shares of Series A Preferred Stock, 112,500 of which were issued to Winton Capital Holdings Ltd. and 112,500 of which were issued to three assignees of Verus International Group Limited. The put option expired on May 31, 2001 and the call option expired (unexercised) on October 31, 2001;

          (iv) Diomed issued 2,475,000 shares of its common stock in connection with the conversion by 19 noteholders of $2,475,000 in principal amount of its 9% Convertible Subordinated Notes due March 31, 2001 (which notes were amended as of March 15, 2001 to reduce the conversion price of such notes to $1.00 per share). Diomed repaid an aggregate of $225,000 principal amount of these notes that were not so converted. The 19 noteholders who converted their notes, the principal amounts of the notes they tendered to Diomed and the number of shares of Diomed common stock issued upon conversion of such notes were as follows:


                                                                       Principal
                                                                        Amount of
     Noteholder                                                           Notes           Shares Issued
     ----------                                                           -----           -------------
     Charles Savill ............................................     $     25,000.00           25,000.0
     Chris Ohlsen ..............................................     $     25,000.00           25,000.0
     CMWL Trust ................................................     $    500,000.00          500,000.0
     Edward Baxter .............................................     $     25,000.00           25,000.0
     Hugh Moreshead ............................................     $     25,000.00           25,000.0
     Jeffrey Evans .............................................     $     25,000.00           25,000.0
     Julian Rogers-Coltman .....................................     $     25,000.00           25,000.0
     Mark & Amanda Sater .......................................     $     25,000.00           25,000.0
     Michael May ...............................................     $     25,000.00           25,000.0
     Mr Robert N. Bee and/or Mrs Delores M. Bee ................     $     25,000.00           25,000.0
     Neil Durazzo ..............................................     $    100,000.00          100,000.0
     Nick Burge ................................................     $     25,000.00           25,000.0
     Nick Robinson .............................................     $     25,000.00           25,000.0
     Rathbone Jersey Limited re PT635 ..........................     $  1,000,000.00        1,000,000.0
     Richard Gray ..............................................     $     25,000.00           25,000.0
     Ross Jones ................................................     $     25,000.00           25,000.0
     Rupert Scott ..............................................     $     25,000.00           25,000.0
     Verus Investments Holdings, Inc. ..........................     $    500,000.00          500,000.0
     Xavier De. La Rochefoncould ...............................     $     25,000.00           25,000.0
                                                                     ---------------       ------------
                                                                     $   2,475,000.0       2,475,000.00

          (v) Diomed issued 2,000,001 shares of its common stock to the five purchasers who purchased units on August 31, 2000 in consideration of the tender to it for cancellation of all securities purchased by such purchasers from us in August 2000 (namely, 571,429 shares of its common stock and warrants to purchase 1,142,858 shares of its common stock at an exercise price of $3.50 per share) and the termination of all rights granted by it to such purchasers in connection with the August 2000 transaction. The purchasers, the numbers of shares of common stock that were reissued to them and, the numbers of shares of common stock and warrants previously issued that were respectively cancelled were as follows (rounded to whole numbers):


                                                                 Shares of     Shares of
                                                                  Common        Common        Warrants
                                                                 Stock to     Stock to be       to be
                                                                be Reissued    Cancelled      Cancelled
                                                                -----------    ---------      ---------
     Verus Investment Holdings, Inc. .....................         771,985       220,567        441,134
     Gibralt Capital .....................................         999,999       285,714        571,428
     James Arkoosh .......................................          17,500         5,000         10,000
     George Lieberman ....................................          10,500         3,000          6,000
     Marousa Dumaresq ....................................         200,018        57,148        114,296
                                                                 ---------      --------      ---------
                                                                 2,000,001       571,429      1,142,858

          (vi) Diomed issued 708,792 shares of its common stock to five purchasers who purchased units in October 2000 in consideration of the tender to it for cancellation of all securities purchased by such purchasers from us in October 2000 (namely, 202,152 shares of its common stock and warrants to purchase 202,152 shares of its common stock at an exercise price of $3.50 per share) and the termination of all rights granted by it to such purchasers in connection with the October 2000 transaction. The purchasers, the numbers of shares of common stock that were reissued to them and, the numbers of shares of common stock and warrants previously issued that were respectively cancelled were as follows:


                                                                               Shares of      Shares of
                                                                                Common         Common       Warrants
                                                                              Stock to be    Stock to be     to be
                                                                               Reissued       Cancelled    Cancelled
                                                                               --------       ---------    ---------
     DLG Rowlands .....................................................        25,000.50           7,143       7,143
     Mrs. T. Norris ...................................................           12,250           3,500       3,500
     HSBC Financial Services (Cayman) Limited--Trustee of The Abe-Sci
        Venture Fund ..................................................        81,350.50          23,243      23,243
     Fortis Fund Services (Cayman) Ltd.--Trustee of Sofaer Funds/SCI
        Global Hedge Fund .............................................          576,093         164,598     164,598
     Michael Bourne ...................................................           14,098           4,028       4,028
                                                                              ----------         -------     -------
                                                                              708,792.00         202,512     202,512

     Diomed issued and sold the securities in the six above-referenced transactions in reliance upon exemptions from registration under the Securities Act set forth in Section 4(2) thereof or Regulation D or Regulation S thereunder. Each purchaser represented that such purchaser was an accredited investor or not a U.S. person, and each agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each purchaser also represented such purchaser's intention to acquire the securities for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the stock certificates issued in such transactions. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that each purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

     (8) On April 30, 2001, Diomed sold 500,000 shares of its Series A Preferred Stock to Verus International Group Limited pursuant to the commitment entered into on March 15, 2001, for a purchase price of $500,000.

     Diomed issued and sold its shares to Verus International Group Limited in the above transaction in reliance upon exemptions from registration under the Securities Act set forth in Section 4(2) thereof or Regulation D or Regulation S thereunder. The purchaser represented that it was an accredited investor, and each agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. The purchaser also represented its intention to acquire the securities for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the stock certificate issued in such transactions. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that the purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

     (9) On May 31, 2001, Diomed exercised its put rights under the put/call option issued on March 15, 2001 (described under paragraph 1(iii), above) and sold 225,000 shares of its Series A Preferred Stock to four purchasers, three of which were assignees of Verus International Group Limited, for an aggregate purchase price of $225,000 in connection with the exercise of its rights. The purchasers, the numbers of shares of common stock purchased and the amounts paid were respectively as follows:


                                                               Shares      Purchase
                                                             Purchased       Price
                                                             ---------       -----
     Winton Capital Holdings Ltd .......................        112,500     $ 112,500.00
     Virtual Winds Capital .............................         82,500     $  82,500.00
     Philip Winder .....................................         25,000     $  25,000.00
     Caryn Baily .......................................          5,000     $   5,000.00
                                                                -------     ------------
                                                                225,000     $ 225,000.00

     Diomed issued and sold the securities in the above transaction in reliance upon exemptions from registration under the Securities act, as amended, set forth in Section 4(2) thereof or Regulation D or Regulation S thereunder. Each purchaser represented that such purchaser was an accredited investor or not a U.S. person, and each agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each purchaser also represented such purchaser's intention to acquire the securities for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the stock certificates issued in such transactions. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that each purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

     (10) On September 24, 2001, Diomed issued a Promissory Note due January 1, 2004 in the principal amount of $936,000 to Axcan Pharma, Inc., a customer, in consideration of a prior advance of funds by such customer of $936,000.

     Diomed issued its note to Axcan Pharma, Inc. in the above transaction in reliance upon exemptions from registration under the Securities Act set forth in
Section 4(2) thereof or Regulation D thereunder. Axcan Pharma, Inc. represented that it was an accredited investor, and agreed that the note would not be resold without registration under the Securities Act or exemption therefrom. Axcan Pharma, Inc. also represented its intention to acquire the note for investment only, and not with a view to the distribution thereof.

     (11) On October 5, 2001, Diomed issued secured promissory notes due January 1, 2003 (subject to prior maturity in certain circumstances specified in such note) in the aggregate principal amount of $500,000 to Verus International Group Limited and Winton Capital Holdings Ltd. for an aggregate purchase price of $500,000 (which notes are convertible into shares of its common stock at a conversion price, referred to as the "note conversion price," equal to the lower of $2.25 per share or the price per share (on a common stock-equivalent basis) paid by other persons who purchase shares of its capital stock in the transaction in connection with which such conversion occurs) and warrants to purchase an aggregate of 50,000 shares of its common stock (subject to increase in certain circumstances specified in such warrant) at an exercise price equal to the note conversion price. Each purchaser purchased equal amounts of the notes and warrants. On December 21, 2001, Diomed and the noteholders agreed to reduce the note conversion price and the warrant exercise price to the lower of $2.00 per share or the price per share paid by other persons who purchase shares of its capital stock in the transaction in connection with which such conversion occurs. The principal and accrued interest payable under these secured promissory notes was paid in full by the Company after the closing of the private placement sale of common stock which occurred immediately prior to the Diomed Merger on February 14, 2002 and after the Diomed Merger became effective. As a result, these notes are no longer outstanding, although the warrants issued in conjunction therewith do remain outstanding.

     Diomed issued and sold its securities to Verus International Group Limited and Winton Capital Holdings Ltd. in the above transactions in reliance upon exemptions from registration under the Securities Act set forth in

Section 4(2) thereof or Regulation D thereunder. Each purchaser represented that it was an accredited investor, and each agreed that the securities would not be sold without registration under the Securities Act or exemption therefrom. Each purchaser also represented its intention to acquire the securities for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the securities issued in the transactions with Verus International Group Limited and Winton Capital Holdings Ltd. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that each purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

     (12) On December 21, 2001, Diomed issued secured promissory notes due January 1, 2003 (subject to prior maturity in certain circumstances specified in such notes) in the aggregate principal amount of $200,000 to Verus International Group Limited and Winton Capital Holdings, Ltd. for an aggregate purchase price of $200,000 (which notes are convertible into shares of its common stock at a conversion price, referred to as the "note conversion price," equal to the lower of $2.00 per share or the price per share (on a common stock-equivalent basis) paid by other persons who purchase shares of its capital stock in the transaction in connection with which such conversion occurs) and warrants to purchase an aggregate of 20,000 shares of common stock (subject to increase in certain circumstances specified in such warrants) at an exercise price equal to the note conversion price. Each purchaser purchased equal amounts of the notes and warrants. The principal and accrued interest payable under these secured promissory notes was paid in full by the Company after the closing of the private placement sale of common stock which occurred immediately prior to the Diomed Merger on February 14, 2002 and after the Diomed Merger became effective. As a result, these notes are no longer outstanding, although the warrants issued in conjunction therewith do remain outstanding.

     Diomed issued and sold its securities to Verus International Group Limited and Winton Capital Holdings Ltd. in the above transactions in reliance upon exemptions from registration under the Securities Act set forth in Section 4(2) thereof or Regulation D thereunder. Each purchaser represented that it was an accredited investor, and each agreed that the securities would not be sold without registration under the Securities Act or exemption therefrom. Each purchaser also represented its intention to acquire the securities for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the securities issued in the transactions with Verus International Group Limited and Winton Capital Holdings Ltd. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that each purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

     (13) On January 1, 2002 Diomed issued 5,000 additional warrants to each of Verus International Group Limited and Winton Capital Holdings Ltd., pursuant to the agreements under which Diomed issued warrants to Verus International Group Limited and Winton Capital Holdings Ltd. on October 5, 2001. The terms and conditions of the warrants issued in January 2002 were substantially the same as the warrants issued to Verus International Group Limited and Winton Capital Holdings Ltd. in December 2001.

     Diomed issued and sold its warrants to Verus International Group Limited and Winton Capital Holdings Ltd. in the above transaction in reliance upon exemptions from registration under the Securities Act set forth in Section 4(2) thereof or Regulation D thereunder. Each purchaser also represented its intention to acquire the warrants for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the warrants issued in the transactions with Verus International Group Limited and Winton Capital Holdings Ltd. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that each of Verus International Group Limited and Winton Capital Holdings Ltd. was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment. Diomed affixed appropriate legends to the warrants issued in the transactions with Verus International Group Limited and Winton Capital Holdings Ltd.

     (14) In January 2002, Diomed issued 135,735 shares of its common stock in satisfaction of indebtedness it owed to QLT under a promissory note in the principal amount of $339,336. Diomed determined this number of shares in accordance with the provisions of the note regarding the conversion price of the note.

     Diomed issued and sold these securities to QLT in reliance upon exemptions from registration under the Securities Act set forth in Section 4(2) thereof or Regulation S thereunder. QLT represented that it was not a U.S. person and agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. QLT also represented it intended to acquire the securities for investment purposes only and not with a view to the distribution thereof. The common stock was not issued in certificated form. Before making any offering of the securities to QLT, Diomed had reasonable grounds to believe and believed that QLT was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

     (15) On February 14, 2002, immediately prior to the taking effect of the Diomed Merger, Diomed issued 5,000,000 shares of common stock at a purchase price of $2.00 per share in a private placement offering made to 46 purchasers, and received aggregate gross proceeds of $10,000,000 from this offering. The purchasers and the respective numbers of shares of common stock they purchased are as follows:


                                                                                     Shares
     Shareholder                                                                     Issued
     -----------                                                                     ------
     Lorne Neff ................................................................        10,000
     Gerry Nichele .............................................................        12,500
     Joan Woodrow ..............................................................         5,000
     Cheryl More ...............................................................         5,000
     Jim Fitzgerald ............................................................        25,000
     T&J Reilly Revocable Trust ................................................        35,000
     Walter Eeds ...............................................................        35,000
     3854973 Canada Inc. .......................................................       100,000
     Cirpa Inc. ................................................................       132,500
     Melvin Fogel ..............................................................        62,500
     Bruce Fogel ...............................................................       100,000
     Joseph Yanow ..............................................................        74,000
     Elio Cerundolo ............................................................        56,000
     Alan Dershowitz ...........................................................        50,000
     Elon Dershowitz ...........................................................        25,000
     Panamerica Capital Group, Inc. ............................................       250,000
     Private Investment Company Ltd. ...........................................       250,000
     Green Mountain Trading, Ltd. ..............................................        50,000
     Steve Leisher .............................................................        50,000
     Antonio Garcia ............................................................        75,000
     Renee Schatz Revocable Trust ..............................................        35,000
     Ray Grimm .................................................................        25,000
     Jeffrey Evans .............................................................        12,500
     Nicholas Burge ............................................................        12,500
     Julian Rogers - Coltman ...................................................        12,500
     Aslan Ltd. ................................................................        25,000
     Patricia Kelly-White ......................................................        12,500
     Ernest Holloway ...........................................................        10,000
     W.T. Leahy III ............................................................        25,000
     Thomas Brassil ............................................................        25,000
     1212855 Ontario Ltd. ......................................................        50,000
     John Galt Private, L.P. ...................................................        50,000
     Seneca Ventures ...........................................................       125,000
     Woodland Ventures Fund ....................................................       125,000
     Steve Shraiberg ...........................................................       300,000
     Semamor Enterprises .......................................................       500,000
     Matthew Bronfman Recipient Pour Off Trust .................................       250,000
     Jack L. Rivkin ............................................................       100,000

     Orva Harwood ...........................................................         40,000
     Winton Capital Holdings ................................................      1,200,000
     Bridge Finance Ltd. ....................................................         50,000
     Hyde Park International Holdings Ltd. ..................................        125,000
     Sarah Investments Ltd. .................................................        250,000
     Charles Diamond ........................................................        150,000
     Lord Anthony St. John ..................................................         37,500
     Alex Vahabzadeh Money Purchase Plan ....................................         50,000
                                                                                   ---------
                                                                                   5,000,000

     Diomed issued and sold the securities in the above transaction in reliance upon exemptions from registration under the Securities act, as amended, set forth in Section 4(2) thereof or Regulation D or Regulation S thereunder. Each purchaser represented that such purchaser was an accredited investor or not a U.S. person, and each agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each purchaser also represented such purchaser's intention to acquire the securities for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the stock certificates issued in such transactions. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that each purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment. The shares of common stock issued by Diomed in the private placement on February 14, 2002 became shares of common stock of the Company when the Company Merger became effective.

     All of the above transactions were made directly without use of an underwriter. In each case the aggregate sales proceeds, after payment of offering expenses in immaterial amounts, were applied to its working capital and other general corporate purposes.


Item 27. (a)  Exhibits


 Exhibit No.                               Identification of Exhibit
 -----------                               -------------------------

     2.1        Agreement and Plan of Merger for Diomed Merger*

     2.2 Certificate of Amendment of Articles of Incorporation of Natexco Corporation*

     2.3        Agreement and Plan of Merger for Migratory Merger**

     2.4        Articles of Merger for Migratory Merger (Nevada)**

     2.5        Certificate of Merger for Migratory Merger (Delaware)**

     3.1        Diomed Holdings, Inc. (Nevada) Articles of Incorporation*

     3.2 Diomed Holdings, Inc. (Nevada) Amendment to the Articles of Incorporation*

     3.3        Certificate of Incorporation of Diomed Holdings, Inc.
                (Delaware)**

     3.4        Restated By-laws of Diomed Holdings, Inc. (Nevada)*

     3.5        By-laws of Diomed Holdings, Inc. (Delaware)**

     4.2 Diomed Holdings, Inc. (Nevada) Certificate of Designation for Class A Convertible Preferred Stock*

     4.3 Diomed Holdings, Inc. (Delaware) Certificate of Designation for Class A Convertible Preferred Stock**

     4.4        1998 Incentive Stock Plan*

     4.5        Diomed 2001 Employee Stock Option Plan*


     5.1 Legality Opinion rendered by the Registrant's legal counsel, McGuireWoods LLP, dated June 18, 2002****

     5.2 Legality Opinion rendered by the Registrant's legal counsel, McGuireWoods LLP, dated September 10, 2002

    10.1        Form of Subscription Agreement and Investment Representation*

    10.2        Escrow Agreement*

    10.3        Consulting Agreement between the Company and Verus Support
                Services Inc.*

    10.4        Agreement between James Arkoosh and Diomed*

    10.5        Employment Agreement with Peter Klein, dated July 24, 1999*

    10.6        Lock-up Agreement Applicable to Private Placement Investors*

 Exhibit No.                               Identification of Exhibit
 -----------                               -------------------------
    10.7       Cambridge Facility Lease***

    10.8       Axcan Pharma, Inc.--Diomed PDT Laser Development and Supply
               Agreement***

    10.9       HRI Sub-License Agreement between QLT and Diomed***

    10.10      EVLT(TM) Marketing and Promotion Agreement with Dr. Robert Min***

    10.11      EVLT(TM) Marketing and Promotion Agreement with Dr. Steven E.
               Zimmet***

    16.1 Letter dated September 5, 2002 from Spicer, Jeffries & Co. regarding Item 8 on the Company's Form 10-KSB dated March 29, 2002

    21.1       Subsidiaries of Diomed Holdings, Inc.****

    23.2 Consent of McGuireWoods LLP in respect of Legality Opinion (included with Exhibit 5.1)****

    99.1       Descriptive Memorandum of Diomed Holdings, Inc.*

    99.2       Report of Atlas Capital Services dated February 4, 2002*

    99.3 Letter from the Company to SEC regarding Arthur Andersen LLP (pursuant to Temporary Note 2T)***


-------------


*    Filed with the Company's Current Report on SEC Form 8-K dated February 14,
     2002.
**   Filed with the Company's Current Report on SEC Form 8-K dated May 14, 2002.

***  Filed with the Company's Annual Report on Form 10-KSB/A dated April 29,
     2002.

**** Previously filed with this Registration Statement on Form SB-2 as initially filed on June 18, 2002.



     (b) Reports on form 8-K


     During the last quarter of the fiscal year ended December 31, 2001, the Company filed a report on Form 8-K dated December 17, 2001, reporting under Item 5 that, pursuant to the written consent of directors in accordance with Section
78.207 of the Nevada General Corporation Law, as of the opening of business on Friday, December 28, 2001, the Company would multiply its authorized shares of common stock by four, from 20,000,000 to 80,000,000, and correspondingly multiply the outstanding number of shares of common stock by four, from 2,400,000 to 9,600,000. No financial statements were filed in connection with that Form 8-K.

     During the first quarter of fiscal year 2002, the Company filed a report on Form 8-K dated February 14, 2002, reporting under Item 5 that, on February 14, 2002, Diomed Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company formerly known as Natexco Corporation, merged with and into Diomed, pursuant to the Diomed Merger Agreement.

     During the second quarter of fiscal year 2002, the Company filed a report on Form 8-K dated May 14, 2002, reporting under Item 5 that, on May 13, 2002 the Company merged with and into a Diomed Holdings (Delaware), Inc., a Delaware corporation and a wholly-owned subsidiary of the Company and that the Diomed Holdings (Delaware), Inc. changed its name to Diomed Holdings, Inc. as of the effective time of the merger, pursuant to the Migratory Merger Agreement.

     During the third quarter of fiscal year 2002, the Company filed a report on Form 8-K dated August 6, 2002, reporting under Item 4 that, on August 5, 2002, the Company dismissed its auditors, Arthur Andersen LLP, and appointed new independent auditors, BDO Seidman LLP.

Item 28. Undertakings

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on September 10, 2002. Each person whose signature appears below hereby appoints Peter Klein as such person's true and lawful attorney, with full power for him to sign, for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


                                  Diomed Holdings, Inc.

                                  By:            /s/ Peter Klein
                                     -------------------------------------------
                                                     Peter Klein
                                        President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                                     Title                                Date
              ---------                                     -----                                ----
            /s/  Peter Klein              President, Chief Executive Officer and           September 10, 2002
-------------------------------------        Director
                (Peter Klein)

          /s/  Lisa M. Bruneau            Principal Financial Officer, Vice President,     September 10, 2002
-------------------------------------        Finance, Secretary and Treasurer
              (Lisa M. Bruneau)

          /s/  James Arkoosh              Chairman of the Board, Director                  September 10, 2002
-------------------------------------
              (James Arkoosh)

          /s/  Samuel Belzberg            Director                                         September 10, 2002
-------------------------------------
              (Samuel Belzberg)

          /s/  A. Kim Campbell            Director                                         September 10, 2002
-------------------------------------
              (A. Kim Campbell)

          /s/  Geoffrey Jenkins           Director                                         September 10, 2002
-------------------------------------
              (Geoffrey Jenkins)

            /s/  Peter Norris             Director                                         September 10, 2002
-------------------------------------
                (Peter Norris)

                                INDEX TO EXHIBITS


Exhibit No.                             Identification of Exhibit
-----------                             -------------------------

 2.1           Agreement and Plan of Merger for Diomed Merger*

 2.2           Certificate of Amendment of Articles of Incorporation of Natexco
               Corporation*

 2.3           Agreement and Plan of Merger for Migratory Merger**

 2.4           Articles of Merger for Migratory Merger (Nevada)**

 2.5           Certificate of Merger for Migratory Merger (Delaware)**

 3.1           Diomed Holdings, Inc. (Nevada) Articles of Incorporation*

 3.2           Diomed Holdings, Inc. (Nevada) Amendment to the Articles of
               Incorporation*

 3.3           Certificate of Incorporation of Diomed Holdings, Inc.
               (Delaware)**

 3.4           Restated By-laws of Diomed Holdings, Inc. (Nevada)*

 3.5           By-laws of Diomed Holdings, Inc. (Delaware)**

 4.2 Diomed Holdings, Inc. (Nevada) Certificate of Designation for Class A Convertible Preferred Stock*

 4.3 Diomed Holdings, Inc. (Delaware) Certificate of Designation for Class A Convertible Preferred Stock**

 4.4           1998 Incentive Stock Plan*

 4.5           Diomed 2001 Employee Stock Option Plan*

 5.1 Legality Opinion rendered by the Registrant's legal counsel, McGuireWoods LLP****

 5.2 Legality Opinion rendered by the Registrant's legal counsel, McGuireWoods LLP, dated September 10, 2002

10.1           Form of Subscription Agreement and Investment Representation*

10.2           Escrow Agreement*

10.3           Consulting Agreement between the Company and Verus Support
               Services Inc. *

10.4           Agreement between James Arkoosh and Diomed*

10.5           Employment Agreement with Peter Klein, dated July 24, 1999*

10.6           Lock-up Agreement Applicable to Private Placement Investors*

10.7           Cambridge Facility Lease***

10.8           Axcan Pharma, Inc.--Diomed PDT Laser Development and Supply
               Agreement***

10.9           HRI Sub-License Agreement between QLT and Diomed***

10.10          EVLT(TM) Marketing and Promotion Agreement with Dr. Robert Min***

10.11          EVLT(TM) Marketing and Promotion Agreement with Dr. Steven E.
               Zimmet***

16.1           Letter dated September 5, 2002 from Spicer, Jeffries & Co.
               regarding Item 8 on the Company's Form 10-KSB dated March 29,
               2002

21.1           Subsidiaries of Diomed Holdings, Inc.****

23.2 Consent of McGuireWoods LLP in respect of Legality Opinion (included with Exhibit 5.1)

99.1           Descriptive Memorandum of Diomed Holdings, Inc. *

99.2           Report of Atlas Capital Services dated February 4, 2002*

99.3 Letter from the Company to SEC regarding Arthur Andersen LLP (pursuant to Temporary Note 2T)***

*    Filed with the Company's Current Report on SEC Form 8-K dated February 14,
     2002.
**   Filed with the Company's Current Report on SEC Form 8-K dated May 14, 2002.
***  Filed with the Company's Annual Report on Form 10-KSB/A dated April 29,
     2002.

**** Previously filed with this Registration Statement on Form SB-2 as initially filed on June 18, 2002.